                    STOCK PURCHASE AGREEMENT

                              AMONG

                       VAIL RESORTS, INC.,

                       RALSTON FOODS, INC.

                               AND

                      RALSTON RESORTS, INC.


                          JULY 22, 1996

                       TABLE OF CONTENTS
                       -----------------

                                                             PAGE
                                                             ----
ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . .   1

ARTICLE II - SALE AND PURCHASE OF RALSTON STOCK;
               CERTAIN PRE-CLOSING AND POST-CLOSING
               MATTERS

    2.1        Sale and Purchase of Ralston Stock. . . . . .  11
    2.2        Purchase Price. . . . . . . . . . . . . . . .  11
    2.3        Post-Closing Adjustments. . . . . . . . . . .  11
    2.4        Vail Dividend . . . . . . . . . . . . . . . .  13

ARTICLE III - FOODS' REPRESENTATIONS AND WARRANTIES

    3.1        Ralston Stock . . . . . . . . . . . . . . . .  13
    3.2        Rights To Acquire Ralston Stock . . . . . . .  13
    3.3        Transfer of the Ralston Stock . . . . . . . .  13
    3.4        Corporate Standing of Foods . . . . . . . . .  14
    3.5        Authority of Foods. . . . . . . . . . . . . .  14
    3.6        Corporate Standing. . . . . . . . . . . . . .  15
    3.7        Authority of Ralston. . . . . . . . . . . . .  15
    3.8        Qualifications To Do Business . . . . . . . .  16
    3.9        Capital Stock of Subsidiaries . . . . . . . .  16
    3.10       Corporate and Stock Transfer Records. . . . .  16
    3.11       Employee Loans and Other Employee Interests
                 in Ralston. . . . . . . . . . . . . . . . .  17
    3.12       Ralston Financial Statements; No Material
                 Adverse Change. . . . . . . . . . . . . . .  17
    3.13       Conduct of Business . . . . . . . . . . . . .  17
    3.14       Dividends . . . . . . . . . . . . . . . . . .  19
    3.15       Absence of Undisclosed Liabilities. . . . . .  19
    3.16       Title to Property . . . . . . . . . . . . . .  20
    3.17       Real Property . . . . . . . . . . . . . . . .  20
    3.18       Personal Property . . . . . . . . . . . . . .  23
    3.19       Litigation and Claims . . . . . . . . . . . .  24
    3.20       Compliance with Laws. . . . . . . . . . . . .  24
    3.21       Orders and Consent Decrees. . . . . . . . . .  24
    3.22       Labor Agreements. . . . . . . . . . . . . . .  24
    3.23       Employees . . . . . . . . . . . . . . . . . .  25
    3.24       Contracts . . . . . . . . . . . . . . . . . .  25
    3.25       Validity of Material Contracts. . . . . . . .  26
    3.26       Trademarks and Copyrights . . . . . . . . . .  27
    3.27       Powers of Attorney. . . . . . . . . . . . . .  28
    3.28       Taxes . . . . . . . . . . . . . . . . . . . .  28
    3.29       Employee Benefit Plans. . . . . . . . . . . .  30


                                    -i-
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    3.30       Environmental Matters . . . . . . . . . . . .  32
    3.31       Liability and Casualty Insurance. . . . . . .  33
    3.32       Consents or Approvals . . . . . . . . . . . .  33
    3.33       Transaction Fees. . . . . . . . . . . . . . .  34
    3.34       Bank Accounts . . . . . . . . . . . . . . . .  34
    3.35       Ownership of Ralston Stock; Ralston Assets. .  34
    3.36       Vail Stock Acquired For Foods' Account. . . .  34
    3.37       United States Forest Service. . . . . . . . .  35
    3.38       Passenger Tramway . . . . . . . . . . . . . .  35
    3.39       Clean Water Act . . . . . . . . . . . . . . .  36
    3.40       Keystone/Intrawest L.L.C. . . . . . . . . . .  37
    3.41       Water Rights. . . . . . . . . . . . . . . . .  40

ARTICLE IV - VAIL'S REPRESENTATIONS AND WARRANTIES

    4.1        Capital Stock . . . . . . . . . . . . . . . .  41
    4.2        Transfer of the Vail Stock. . . . . . . . . .  41
    4.3        Authority of Vail . . . . . . . . . . . . . .  41
    4.4        Corporate Standing. . . . . . . . . . . . . .  42
    4.5        Qualifications To Do Business . . . . . . . .  42
    4.6        Capital Stock of Subsidiaries . . . . . . . .  43
    4.7        Corporate Records . . . . . . . . . . . . . .  43
    4.8        Employee Loans and Other Employee Interests
                 in Vail . . . . . . . . . . . . . . . . . .  43
    4.9        Vail Financial Statements; No Material
                 Adverse Change. . . . . . . . . . . . . . .  44
    4.10       Conduct of Business . . . . . . . . . . . . .  44
    4.11       Dividends . . . . . . . . . . . . . . . . . .  46
    4.12       Absence of Undisclosed Liabilities. . . . . .  46
    4.13       Title to Property . . . . . . . . . . . . . .  46
    4.14       Real Property . . . . . . . . . . . . . . . .  46
    4.15       Personal Property . . . . . . . . . . . . . .  49
    4.16       Litigation and Claims . . . . . . . . . . . .  50
    4.17       Compliance with Laws. . . . . . . . . . . . .  50
    4.18       Orders and Consent Decrees. . . . . . . . . .  50
    4.19       Labor Agreements. . . . . . . . . . . . . . .  50
    4.20       Employees . . . . . . . . . . . . . . . . . .  50
    4.21       Contracts . . . . . . . . . . . . . . . . . .  51
    4.22       Validity of Material Contracts. . . . . . . .  52
    4.23       Trademarks and Copyrights . . . . . . . . . .  52
    4.24       Powers of Attorney. . . . . . . . . . . . . .  53
    4.25       Taxes . . . . . . . . . . . . . . . . . . . .  53
    4.26       Employee Benefit Plans. . . . . . . . . . . .  56
    4.27       Environmental Matters . . . . . . . . . . . .  58
    4.28       Liability and Casualty Insurance. . . . . . .  58
    4.29       Consents or Approvals . . . . . . . . . . . .  59


                                    -ii-
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    4.30       Transaction Fees. . . . . . . . . . . . . . .  59
    4.31       Ralston Stock Acquired for Vail's Account . .  59
    4.32       United States Forest Service. . . . . . . . .  59
    4.33       Passenger Tramway . . . . . . . . . . . . . .  60
    4.34       Clean Water Act . . . . . . . . . . . . . . .  61
    4.35       Water Rights. . . . . . . . . . . . . . . . .  61
    4.36       Financing Commitment. . . . . . . . . . . . .  61

ARTICLE V - COVENANTS PENDING CLOSING

    5.1        Ralston Operations. . . . . . . . . . . . . .  61
    5.2        Vail Operations . . . . . . . . . . . . . . .  66
    5.3        Due Diligence Review. . . . . . . . . . . . .  67
    5.4        Insurance . . . . . . . . . . . . . . . . . .  68
    5.5        Public Announcements. . . . . . . . . . . . .  68
    5.6        Hart-Scott-Rodino Filing; Investigations
                 or Litigation . . . . . . . . . . . . . . .  68
    5.7        No Solicitation . . . . . . . . . . . . . . .  69
    5.8        Audit of Ralston Financial Statements;
                 Delivery of Additional Financial
                 Statements. . . . . . . . . . . . . . . . .  69
    5.9        Supplemental Disclosure . . . . . . . . . . .  70
    5.10       Real Property Transfer Laws . . . . . . . . .  71
    5.11       Cooperation . . . . . . . . . . . . . . . . .  71
    5.12       Foods Receivables and Payables. . . . . . . .  71
    5.13       Environmental Surveys . . . . . . . . . . . .  71
    5.14       Affiliate Guarantors. . . . . . . . . . . . .  71
    5.15       Notice of Certain Transactions. . . . . . . .  71
    5.16       Guarantee Fees. . . . . . . . . . . . . . . .  72

ARTICLE VI - CONDITIONS TO CLOSING

    6.1        Conditions of Vail. . . . . . . . . . . . . .  72
    6.2        Conditions of Foods . . . . . . . . . . . . .  74
    6.3        Hart-Scott-Rodino . . . . . . . . . . . . . .  74
    6.4        No Litigation . . . . . . . . . . . . . . . .  74
    6.5        Material Change in Market Circumstances . . .  75

ARTICLE VII - THE CLOSING

    7.1        Place of Closing. . . . . . . . . . . . . . .  75
    7.2        Date of Closing . . . . . . . . . . . . . . .  75
    7.3        Effective Time of Closing . . . . . . . . . .  75
    7.4        Delivery of Closing Documents . . . . . . . .  75

                                    -iii-
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 ARTICLE VIII - CLOSING TRANSACTIONS

    8.1        Transfer of Ralston Stock . . . . . . . . . .  76
    8.2        Delivery of Vail Stock. . . . . . . . . . . .  76
    8.3        Receipt . . . . . . . . . . . . . . . . . . .  76
    8.4        Opinion of Counsel of Foods . . . . . . . . .  76
    8.5        Opinion of Counsel of Vail. . . . . . . . . .  78
    8.6        Good Standing Certificates. . . . . . . . . .  80
    8.7        Corporate Resolutions of Foods. . . . . . . .  80
    8.8        Corporate Resolutions of Vail . . . . . . . .  80
    8.9        Certificate of Foods. . . . . . . . . . . . .  80
    8.10       Certificate of Vail . . . . . . . . . . . . .  81
    8.11       Shareholder Agreement . . . . . . . . . . . .  81
    8.12       Resignation of Ralston Corporate Officers . .  81
    8.13       Consents. . . . . . . . . . . . . . . . . . .  81
    8.14       Ancillary Documents . . . . . . . . . . . . .  81

ARTICLE IX - ADDITIONAL COVENANTS

    9.1        Commissions and Fees. . . . . . . . . . . . .  81
    9.2        Costs and Expenses. . . . . . . . . . . . . .  82
    9.3        Bank Accounts . . . . . . . . . . . . . . . .  82
    9.4        Business Relationships. . . . . . . . . . . .  83
    9.5        Insurance Proceeds. . . . . . . . . . . . . .  83
    9.6        Further Action. . . . . . . . . . . . . . . .  83
    9.7        Records . . . . . . . . . . . . . . . . . . .  84
    9.8        Employee Benefit Plan Matters . . . . . . . .  84
    9.9        Confidentiality Agreement . . . . . . . . . .  86
    9.10       Tax Election. . . . . . . . . . . . . . . . .  87
    9.11       Resale of Ralston Stock . . . . . . . . . . .  87
    9.12       Non-Competition . . . . . . . . . . . . . . .  87

ARTICLE X - INDEMNIFICATION

   10.1        Indemnification of Vail . . . . . . . . . . .  88
   10.2        Indemnification of Foods. . . . . . . . . . .  88
   10.3        Indemnification Procedure . . . . . . . . . .  89
   10.4        Third Party Claims. . . . . . . . . . . . . .  89
   10.5        Tax Indemnification . . . . . . . . . . . . .  90
   10.6        Limitation of Indemnification . . . . . . . .  91
   10.7        Procedures Relating to Indemnification of
                 Tax Claims. . . . . . . . . . . . . . . . .  91
   10.8        Survival of Representations and
                 Warranties. . . . . . . . . . . . . . . . .  93
   10.9        Survival of Indemnities . . . . . . . . . . .  93
   10.10       Transfer Taxes. . . . . . . . . . . . . . . .  93

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   10.11       Return Filings, Refunds and Credits . . . . .  94
   10.12       Refunds from Carrybacks . . . . . . . . . . .  95
   10.13       Termination of Tax Sharing Agreements . . . .  95
   10.14       Payments. . . . . . . . . . . . . . . . . . .  95

ARTICLE XI - TERMINATION

   11.1        Mutual Consent. . . . . . . . . . . . . . . .  96
   11.2        Obligation To Close . . . . . . . . . . . . .  96
   11.3        Final Closing Date. . . . . . . . . . . . . .  96
   11.4        Obligations After Termination . . . . . . . .  96

ARTICLE XII - MISCELLANEOUS PROVISIONS

   12.1        Entire Agreement. . . . . . . . . . . . . . .  96
   12.2        Effect of Supplemental Information. . . . . .  96
   12.3        Choice of Law . . . . . . . . . . . . . . . .  97
   12.4        Venue . . . . . . . . . . . . . . . . . . . .  97
   12.5        Notices . . . . . . . . . . . . . . . . . . .  97
   12.6        Effective Date of Notice. . . . . . . . . . .  98
   12.7        Amendments. . . . . . . . . . . . . . . . . .  99
   12.8        Gender and Number . . . . . . . . . . . . . .  99
   12.9        Assignments . . . . . . . . . . . . . . . . .  99
   12.10       Headings and Captions . . . . . . . . . . . .  99
   12.11       Schedules and Exhibits. . . . . . . . . . . .  99
   12.12       Severability. . . . . . . . . . . . . . . . .  99
   12.13       Counterparts. . . . . . . . . . . . . . . . .  99
   12.14       Remedies. . . . . . . . . . . . . . . . . . . 100
   12.15       Third-Party Beneficiaries . . . . . . . . . . 100
   12.16       Binding Agreement . . . . . . . . . . . . . . 100

Exhibit A - Shareholder Agreement

                     STOCK PURCHASE AGREEMENT
                     ------------------------


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 22nd day of July, 1996, by and among Vail Resorts, Inc., a Delaware corporation ("Vail"), Ralston Foods, Inc., a Nevada corporation ("Foods"), and Ralston Resorts, Inc., a Colorado corporation ("Ralston").

          WHEREAS, Foods is the owner of all the issued and outstanding capital stock of Ralston; and

          WHEREAS, Foods desires to sell all of the capital stock of Ralston to Vail in accordance with the terms and subject to the conditions of this Agreement; and

          WHEREAS, Vail desires to purchase all of the capital stock of Ralston in accordance with the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and subject to the terms and conditions of this Agreement, Foods and Vail agree as follows:


                            ARTICLE I

                           DEFINITIONS


          "Active Ralston Employee" shall have the meaning
           -----------------------
given it in Section 9.8(a).

          "Adjusted Balance Sheet" shall mean the Ralston
           ----------------------
balance sheet as of June 30, 1996, adjusted to remove the Excluded Assets, as set forth on Schedule 1.1.

          "Affiliate" shall have the meaning given in the
           ---------
Shareholder Agreement.

          "Affiliated Group" shall have the meaning given to
           ----------------
it in Section 3.28(a).

          "ANSI" shall have the meaning given it in Section 3.38(b).
           ----

          "Business Day" shall mean any day other than a
           ------------
Saturday, Sunday or legal holiday for commercial banks in New
York City or St. Louis, Missouri.

          "Clean Water Act" shall have the meaning given it
           ---------------
in Section 3.39(a).

          "Closing" shall mean the consummation of the
           -------
transactions contemplated by this Agreement.

          "Closing Contribution Adjustment" shall mean the
           -------------------------------
lesser of (A) (i) the Contribution Adjustment of Ralston for the period from August 1, 1996 through the Closing Date, less
(ii) the amount, if any, by which $6,676,000 exceeds the Contribution Adjustment of Ralston for the period from July 1, 1996 through July 31, 1996; and (B) the greater of
(x) $18,000,000 and (y) the amount set forth in the certificate of an officer of Foods delivered pursuant to Section 6.1(k).

          "Closing Date" shall mean the fifth Business Day
           ------------
after the date on which the last to be received of all authorizations, approvals, consents, permits and licenses from governmental and regulatory bodies and third parties set forth in this Agreement that are conditions to the consummation of the transactions contemplated hereby have been obtained.

          "Closing Date Statements" shall have the meaning
           -----------------------
given it in Section 2.3(a).

          "Code" shall mean the Internal Revenue Code of
           ----
1986, as amended, and all regulations promulgated thereunder.

          "Confidentiality Agreement" shall mean,
           -------------------------
collectively, (i) the Confidentiality Agreement dated March 19, 1996 between Ralcorp Holdings, Inc. and Apollo Advisors, L.P. and
(ii) the Confidentiality and Exclusivity Agreement dated May 16, 1996, as supplemented by a letter agreement dated July 10, 1996, between Ralcorp Holdings, Inc. and Apollo Advisors, L.P.

          "Contribution Adjustment" shall mean for any period
           -----------------------
(i) the Net Investment during such period, less (ii) EBITDA for such period, plus (iii) Net Assets on the last day of such period, less (iv) Net Assets on the first day of such period.

          "Contribution Agreement" shall mean the
           ----------------------
Contribution Agreement between Ralston and Intrawest, dated
February 7, 1994.

          "Corporate Officers" of Ralston are Ingrid Keiser,
           ------------------
Howard Maves, Joe R. Micheletto, John Rutter and Brian Smith; and of Vail are Andrew P. Daly, Gerald E. Flynn, James S. Mandel, J.
Kent Myers and Christopher P. Ryman.

          "CPTSB" shall have the meaning given it in Section
           -----
3.38(a).

          "EBITDA" shall mean for any period (i) earnings
           ------
before interest and taxes, plus (ii) depreciation and amortization expense, plus (iii) other non-cash charges (including, but not limited to, losses on sale of assets, write down of assets or extraordinary charges), plus (iv) losses related to the LLC or other investments, less (v) income related to the LLC or other investments. All terms shall be calculated for Ralston and its subsidiaries on a consolidated basis according to GAAP.

          "Employee Benefit Plans" shall mean all employee
           ----------------------
benefit plans as such term is defined in Section 3(3) of ERISA, but excluding all pension and welfare plans which are Multiemployer Plans or are otherwise maintained pursuant to a collective bargaining agreement and to which more than one employer contributes and any other deferred compensation, stock option, restricted stock or unit, performance share or unit, bonus, vacation, severance, sick leave or other welfare or incentive plan.

          "Environmental Claims" shall mean any and all
           --------------------
administrative, regulatory or judicial actions, suits, demands, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Environmental Permit including, without limitation, (a) any demands or claims by governmental or regulatory authorities for enforcement, cleanup, removal, response or remedial action, (b) any demands or claims for damages pursuant to any applicable Environmental Law, and (c) any demands or claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance.

          "Environmental Law" shall mean the following
           -----------------
federal laws (including related regulations) and all Colorado state or local equivalents thereof: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Emergency Planning and Community Right-to-Know Act; the Resource Conservation and Recovery Act; the Federal Water

Pollution Control Act; the Clean Air Act; the Clean Water Act;
the Safe Drinking Water Act; the Toxic Substances Control Act;
the Oil Pollution Act of 1990; and the Hazardous Materials
Transportation Act.

          "Environmental Permit" shall mean a permit,
           --------------------
identification number, license or other written authorization required under any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income
           -----
Security Act of 1974, as amended, and all regulations promulgated thereunder.

          "ERISA Affiliate" shall mean with respect to a
           ---------------
party, (a) any entity that is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with such party (as such terms are defined in Section 414(b) and (c) of the Code), or (b) any entity that is (or at any relevant time was) a member of an "affiliated service group" (as such term is defined in Section 414(m) of the Code) that includes such party.

          "Excluded Assets" means those assets set forth on
           ---------------
Schedule 1.1 as the "Excluded Assets."

          "Foods Affiliates" shall have the meaning given it
           ----------------
in Section 9.12.

          "GAAP" shall mean accounting principles which are
           ----
(a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect from time to time, and (b) applied on a basis consistent with prior periods.

          "Hart-Scott-Rodino" shall mean the
           -----------------
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all regulations promulgated thereunder.

          "Hazardous Substances" shall mean:  (a) any
           --------------------
chemical, material or substance defined as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances or toxic pollutants," "contaminants," "toxic or hazardous chemicals" or "pesticides" in any applicable Environmental Law, or (b) any petroleum or petroleum product or asbestos-containing materials in a condition that would pose an imminent danger to public health.

          "Income Tax" or "Income Taxes" shall mean any
           ----------      ------------
tax or taxes imposed or based on income, including, but not limited to, any income, environmental, minimum or franchise tax based on income, alternative net worth tax or single business tax, imposed by any foreign, federal, state, county or local government, or any subdivision or agency thereof, and any interest, penalty or expense relating to such taxes.

          "Indebtedness" shall mean (i) any liability,
           ------------
contingent or otherwise, of Ralston or any of its subsidiaries
(A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of Ralston or any of its subsidiaries or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property and trade payables that are more than 30 days past due); (ii) any liability of others of the kind described in the preceding clause (i) which Ralston or any of its subsidiaries has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of Ralston or any of its subsidiaries are subject, whether or not the obligations secured thereby shall have been assumed by it or shall otherwise be its legal liability; (iv) all capitalized lease obligations of Ralston or any of its subsidiaries; and (v) any liability of Ralston or any of its subsidiaries for debt owing to the National Bank of Australia relating to the Conference Center. For purposes of this definition of Indebtedness, Indebtedness of the LLC shall not be considered Indebtedness of Ralston or any of its subsidiaries unless Ralston or any of its subsidiaries has guaranteed or otherwise become liable with respect to such Indebtedness (other than by virtue of the pledge of the Option
Land).

          "Intrawest" shall mean Intrawest Resorts, Inc., a
           ---------
Delaware Corporation.

          "IRS" shall mean the Internal Revenue Service.
           ---

          "Knowledge" or "best knowledge" shall mean,
           ---------      --------------
when used in connection with the representations and warranties and covenants herein, the knowledge, after reasonable inquiry of the relevant facts and circumstances, of the applicable party's Corporate Officers and not any other employees of the party making the representation or warranty or covenant.

          "LLC" shall mean the Keystone/Intrawest Limited
           ---
Liability Company formed pursuant to the LLC Agreement.

          "LLC Agreement" shall mean the Limited Liability
           -------------
Company Agreement between Ralston and Intrawest, dated
February 7, 1994.

          "Loss" shall mean any liability, loss, damage,
           ----
assessment, obligation, settlement payment, award, fine, penalty, judgment, cost or expense, including reasonable attorneys' fees, auditors' fees and experts' fees (but excluding punitive damages that may be imposed on or against the indemnified party because of its egregious conduct after the Closing), suffered by a party hereto, including expenses related to investigating, defending and settling indemnifiable claims, but net of any insurance proceeds received by the injured party with respect to a Loss.

          "Management Agreement" shall mean the Real Estate
           --------------------
Development Management Services Agreement between Intrawest and the LLC, dated February 7, 1994.

          "Material Adverse Change" shall mean, with respect
           -----------------------
to a party, any event, occurrence or change or effect that is materially adverse to the business, operations, results of operations or condition (financial or otherwise) or prospects of such party and its subsidiaries, taken as a whole.

          "Multiemployer Plan" shall mean, with respect to a
           ------------------
party, any "multiemployer plan" as defined in Section 3(37) of ERISA that such party or any ERISA Affiliate of such party contributes to or is required to contribute to, or under which such party or any ERISA Affiliate of such party may incur any liability.

          "Net Assets" shall mean (i) current assets
           ----------
(excluding cash and cash equivalents and any Excluded Assets), less (ii) total liabilities (excluding any liabilities which would be included in the definition of Total Ralston Indebtedness or liabilities to Foods or any of its Affiliates). All terms shall be calculated for Ralston and its subsidiaries on a consolidated basis according to GAAP.

          "Net Investment" shall mean for any period
           --------------
(i) additions to property, plant and equipment, plus (ii) cash investments in or loans to the LLC, plus (iii) acquisitions for cash of real estate held for sale, less (iv) the proceeds from the sale or disposal of any non-current assets (including real estate held for sale and property, plant and equipment), less
(v) cash received from the LLC or any other investment. All terms shall be calculated for Ralston and its subsidiaries on a consolidated basis according to GAAP.

          "Notice of Claim" shall mean a written notice
           ---------------
delivered by a party claiming a right of indemnification to a party that would be required to indemnify an injured party or hold such injured party harmless in accordance with the terms of this Agreement.

          "Option Land" shall mean the "option land" as
           -----------
defined in the LLC Agreement.

          "Permitted Debt Level" shall mean $165,000,000.
           --------------------

          "Permitted Encumbrances" shall mean, collectively:
           ----------------------
(a) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings; or (b) liens that arise by operation of law for work performed or materials supplied to any of the real properties owned by Ralston or any of its subsidiaries after the date hereof; or (c) easements, rights-of-way, restrictions and covenants, none of which (a) through (c) above, individually or in the aggregate, would be material as to the particular site or asset in question as it relates to its current or presently intended use.

          "Pre-Closing Tax Period" shall have the meaning
           ----------------------
given it in Section 10.5(a).

          "Ralcorp" means Ralcorp Holdings, Inc., a Delaware
           -------
corporation.

          "Ralston Budget" means the 1996-1997 Ralston Budget
           --------------
(which includes details as to estimated operating cash flow and capital expenditures for the period commencing with July 1, 1996 and ending with December 31, 1996 on a month-to-month basis) as set forth on Schedule 1.1(a) hereto.

          "Ralston Employee" shall mean an individual who
           ----------------
(a) is employed by Ralston or any of its subsidiaries on the date of the Closing, or (b) was employed by Ralston or any of its subsidiaries immediately prior to his or her retirement or other termination of employment prior to the date of the

Closing, or (c) is, as of the Closing, on any approved leave of absence from employment with Ralston or any of its subsidiaries, including, but not limited to, leave due to disability.

          "Ralston Employee Benefit Plans" has the meaning
           ------------------------------
given it in Section 3.29(a).

          "Ralston Financial Statements" shall mean (i) the
           ----------------------------
unaudited consolidated balance sheets of Ralston as of September 30, 1994 and September 30, 1995, the consolidated statements of earnings and cash flow for the years ended September 30, 1993, 1994 and 1995, the unaudited consolidated balance sheet of Ralston as of June 30, 1996 and the consolidated statement of earnings and cash flow for the nine months ended June 30, 1996, and (ii) any other financial statements of Ralston delivered to Vail pursuant to Section 5.8(b).

          "Ralston Leased Property" shall have the meaning
           -----------------------
given it in Section 3.17(a).

          "Ralston Participant" shall mean any Ralston
           -------------------
Employee, or a dependent, beneficiary or alternate payee of a Ralston Employee, who, on the date of Closing, was participating in, or was otherwise entitled to benefits from, an Employee Benefit Plan maintained for Ralston Employees by Ralston or Foods or Ralcorp or one of their Affiliates.

          "Ralston Stock" shall mean all of the outstanding
           -------------
common stock of Ralston, par value $10.00 per share.

          "Retirement Plan" shall have the meaning given it
           ---------------
in Section 9.8(b).

          "Savings Plan" shall have the meaning given it in
           ------------
Section 9.8(b).

          "SEC" shall mean the Securities and Exchange
           ---
Commission.

          "Securities Act of 1933" shall mean the Securities
           ----------------------
Act of 1933, as amended, and all regulations promulgated thereunder.

          "Shareholder Agreement" means the Shareholder
           ---------------------
Agreement, substantially in the form of Exhibit A hereto, among Foods, Vail and Apollo Ski Partners, L.P.

          "Straddle Period" shall have the meaning given it
           ---------------
in Section 10.5(c).

          "Tax" or "Taxes" shall mean all taxes, charges,
           ---      -----
fees, levies or other assessments including without limitation all federal, state, local or foreign net income, gross income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, windfall profits, environmental (including Taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever and shall include all interest or penalties on Taxes, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign), whether or not disputed.

          "Tax Claim" shall have the meaning given it in
           ---------
Section 10.7(a).

          "Tax Indemnified Party" shall have the meaning
           ---------------------
given it in Section 10.7(a).

          "Tax Indemnifying Party" shall have the meaning
           ----------------------
given it in Section 10.7(a).

          "Tax Notice" shall have the meaning given it in
           ----------
Section 10.7(a).

          "Tax Return" shall mean a return, declaration,
           ----------
report, claim for refund or information return relating to Taxes including, without limitation, any statement, information or documentation required to be provided to any taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Tax Sharing Agreements" shall have the meaning
           ----------------------
given it in Section 10.13.

          "Total Ralston Indebtedness" shall mean, as of any
           --------------------------
date, the sum of the aggregate principal amount of and accrued interest on Indebtedness of Ralston and its subsidiaries as of such date.

          "Uncleared Ralston Checks" shall have the meaning
           ------------------------
given it in Section 9.3(b).

          "USFS" and "USFS Permits" shall have the
           ----       ------------
meanings given in Section 3.37(a).

          "Vail Dividend" shall mean the distribution to the
           -------------
then existing shareholders of Vail made prior to the Closing of the right to receive up to $55 million in cash at one or more times prior to or subsequent to the Closing Date.

          "Vail Employee" shall mean an individual who (a) is
           -------------
employed by Vail or any of its subsidiaries on the date of the Closing, or (b) was employed by Vail or any of its subsidiaries immediately prior to his or her retirement or other termination of employment prior to the date of the Closing, or (c) is, as of the Closing, on any approved leave of absence from employment with Vail or any of its subsidiaries, including, but not limited to, leave due to disability.

          "Vail Employee Benefit Plans" shall have the
           ---------------------------
meaning given it in Section 4.26(a).

          "Vail Financial Statements" shall mean (i) the
           -------------------------
consolidated balance sheet of Vail as of September 30, 1995 and September 30, 1994, and the related statements of earnings and cash flow for the year ended September 30, 1995 and September 30, 1994 and the period from October 9, 1992 through September 30, 1993, as audited by Arthur Andersen LLP, (ii) the consolidated balance sheet of Vail as of April 30, 1996 and the related statement of earnings and cash flow for the seven months ended April 30, 1996 and (iii) any other financial statements of Vail delivered to Foods pursuant to Section 5.8(d).

          "Vail Leased Property" shall have the meaning given
           --------------------
it in Section 4.14(a).

          "Vail Stock" shall mean the Common Stock, $.01 par
           ----------
value, of Vail.

          "Ventures" shall have the meaning given it in
           --------
Section 3.9.

                           ARTICLE II

               SALE AND PURCHASE OF RALSTON STOCK;
          CERTAIN PRE-CLOSING AND POST-CLOSING MATTERS


          2.1  Sale and Purchase of Ralston Stock.  Upon the
               ----------------------------------
terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements contained in this Agreement and in consideration of the payment of the purchase price as provided in Section 2.2 below, on the date of the Closing, Foods shall sell, transfer, convey, assign and deliver to Vail, or its nominee, all of the issued and outstanding shares of Ralston Stock.

          2.2  Purchase Price.  Upon the terms and subject to
               --------------
the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements contained in this Agreement and in consideration of the aforesaid sale, transfer, conveyance, assignment and delivery of the outstanding shares of Ralston Stock, on the date of the Closing, Vail will deliver to Foods, or its nominee, 3,777,203 shares of Vail Stock.

          2.3  Post-Closing Adjustments.
               ------------------------

          (a) Within 30 days after the Closing Date, Ralston shall deliver to Foods and Vail (i) an audited consolidated balance sheet of Ralston as of the Closing Date, (ii) an audited consolidated income statement and statement of cash flows of Ralston for the period from July 1, 1996 to the Closing Date, and
(iii) a statement from Price Waterhouse, the independent auditors of Ralston, setting forth the calculation of Total Ralston Indebtedness and the Closing Contribution Adjustment (collectively, the "Closing Date Statements").

          (b) Vail and Foods shall have 30 days to review the Closing Date Statements after receipt thereof. Unless Vail or Foods deliver written notice to the other party on or prior to the 30th day after receipt of the Closing Date Statements of Vail's or Foods' objection to the Closing Date Statements and specifying in reasonable detail all disputed items and the basis therefor, Vail and Foods shall be deemed to have accepted and agreed to the Closing Date Statements. If Vail or Foods so notify Ralston of their objection to the Closing Date Statements, Vail and Foods shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (c) If, at the conclusion of the Resolution Period, any amounts remain in dispute, then all such amounts remaining in dispute shall be submitted to Deloitte & Touche LLP (the "Neutral Auditors"). Each of Vail, Foods and Ralston agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. In the event that Vail, Foods and Ralston are unable to engage the Neutral Auditors within five days after the conclusion of the Resolution Period then they shall engage KPMG Peat Marwick LLP to act as alternative neutral auditors (the "Alternative Neutral Auditors"). All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors or the Alternative Neutral Auditors, as the case may be, shall be borne
(i) 50% by Vail and (ii) 50% by Foods. The Neutral Auditors or the Alternative Neutral Auditors, as the case may be, shall act as an arbitrator to determine, based solely on presentations by Vail and Foods, and not by independent review, only those issues still in dispute. Vail and Foods shall use their reasonable best efforts to cause the determination of the Neutral Auditors or the Alternative Neutral Auditors, as the case may be, to be made within 30 days of submission as provided above, whether or not such presentation by Foods and Vail have been made within such period and shall be set forth in a written statement delivered to Foods and Vail and shall be final, binding and conclusive.

          (d) To the extent that the amount of Total Ralston Indebtedness exceeds or is less than the Permitted Debt Level on the Closing Date, Foods will promptly pay to Vail, upon its demand, an amount equal to such excess (or Vail will promptly pay to Foods, upon its demand, an amount equal to such deficiency) in immediately available funds.

          (e) Prior to Closing, Ralston shall (i) incur third party Indebtedness in an amount not exceeding the Permitted Debt Level less the principal amount of third party Indebtedness of Ralston outstanding at such time (the "Foods Dividend Amount") and (ii) shall dividend the Foods Dividend Amount to Foods prior to Closing (the "Foods Dividend"). On the Closing Date, Vail shall repay in full the third party Indebtedness incurred by Ralston to pay the Foods Dividend so that Foods and its Affiliates are unconditionally released from any guarantee of said Indebtedness. In addition, prior to Closing, Ralston shall distribute to Foods the Excluded Assets.

          (f) Within 10 days after the Closing Date Statements have been agreed to or have become final, Vail will deliver to Foods, or its nominee, a number of shares of Vail Stock equal to the excess, if any, of (a) the number obtained by dividing the Closing Contribution Adjustment by the amount set forth on
Schedule 2.3(e) over (b) 96,120.

          2.4  Vail Dividend.  Prior to the Closing, Vail
               -------------
shall declare the Vail Dividend to its then existing shareholders
(and Foods shall not be entitled to any participation therein).


                           ARTICLE III

              FOODS' REPRESENTATIONS AND WARRANTIES


          Foods represents and warrants that:

          3.1  Ralston Stock.  The Ralston Stock is the only
               -------------
authorized class of capital stock of Ralston. There are 100 shares of Ralston Stock authorized and 100 shares outstanding. All outstanding shares of Ralston Stock are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants, calls or agreements of any character for the issuance of additional shares of Ralston Stock. There are no contracts for the authorization or issuance of any other class of securities of Ralston, and there are no outstanding securities convertible or exchangeable into Ralston Stock.

          3.2  Rights To Acquire Ralston Stock.  Neither
               -------------------------------
Foods nor Ralston or any of its subsidiaries is a party to any agreement or understanding, oral or written, which (a) grants an option or other right to acquire any of the Ralston Stock or any other equitable interest in Ralston, (b) grants a right of first refusal or other such similar right upon the sale of any of the Ralston Stock, or (c) restricts or affects the voting rights of any of the Ralston Stock.

          3.3  Transfer of the Ralston Stock.  The stock
               -----------------------------
certificate(s) representing all of the outstanding shares of Ralston Stock to be delivered to Vail, or its nominee, at the Closing, and the signatures or endorsements thereon (or on stock powers delivered therewith), when duly executed, shall be valid and genuine, and shall transfer to and vest in Vail, or its nominee, good, valid, marketable and indefeasible title to all of the outstanding shares of the Ralston Stock, subject to no lien, security interest or other encumbrance on the Ralston Stock. Upon the transfer of the Ralston Stock contemplated hereby, Vail will own the entire equity interest in Ralston.

          3.4  Corporate Standing of Foods.  Foods is a
               ---------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by Foods in connection herewith, do not, and the consummation of the transactions contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, (a) any provision of the Articles of Incorporation or bylaws of Foods, or (b) except as set forth on Schedule 3.4, any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, judgment, order, decree, writ or injunction to which Foods is a party, or by which it or its properties or assets are bound, or result in the creation or imposition of any lien upon any such properties or assets.

          3.5  Authority of Foods.
               ------------------

          (a) Foods has taken all action required by its Articles of Incorporation and its bylaws to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by Foods in connection herewith, and the performance of the transactions contemplated herein and therein. Foods has all requisite corporate power and authority to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by Foods pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, when duly executed and delivered, shall constitute a valid and binding obligation of Foods enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

          (b) No approvals on the part of any class (whether voting together or as separate classes) of Foods' shareholders are necessary to authorize this Agreement or any other agreements, instruments and documents required to be executed in connection herewith, or the transactions contemplated herein or therein.

          3.6  Corporate Standing.  Each of Ralston and its
               ------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and assets and to carry on its business in the same manner as now being conducted. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by Ralston in connection herewith, do not, and the consummation of the transaction contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, (a) any provision of the Articles of Incorporation or bylaws of Ralston or any of its subsidiaries, or
(b) except as set forth on Schedule 3.6 hereto, any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, agreement, instrument or permit, judgment, order, decree, writ or injunction to which Ralston or any of its subsidiaries is a party, or by which it or any of its subsidiaries or its or any of its subsidiaries' properties or assets are bound, or result in the creation or imposition of any lien upon any of such properties or assets.

          3.7  Authority of Ralston.  Ralston has taken all
               --------------------
action required by its Articles of Incorporation and its by-laws to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by Ralston in connection herewith, and the performance of the transactions contemplated herein and therein. Ralston has all requisite corporate power and authority to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by Ralston pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, when duly executed and delivered, shall constitute a valid and binding obligation of Ralston enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

          3.8  Qualifications To Do Business.  Each of
               -----------------------------
Ralston and its subsidiaries is duly qualified and in good standing as a foreign corporation and authorized to do business in each jurisdiction set forth on Schedule 3.8 hereto. Each of Ralston and its subsidiaries is qualified and in good standing in every other jurisdiction in which the ownership of its property or the conduct of its business requires it to be qualified to do business, except in those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change on Ralston.

          3.9  Capital Stock of Subsidiaries.  The only
               -----------------------------
direct or indirect subsidiaries of Ralston are those listed on
Schedule 3.9. hereto. Except as set forth on Schedule 3.9 hereto, Ralston is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth on Schedule 3.9 hereto, all of such shares so owned by Ralston are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed on Schedule 3.9 hereto, Ralston does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity. For purposes of this Section 3.9, the LLC, Clinton Ditch & Reservoir Company, Ski the Summit and Starfire Ventures (collectively, the "Ventures") shall each be considered a subsidiary of Ralston.

          3.10  Corporate and Stock Transfer Records.  True
                ------------------------------------
and correct copies of the Articles of Incorporation and bylaws of Ralston have previously been delivered to Vail. All minutes of Ralston contained in the minute books of Ralston accurately reflect the substance of all actions taken by shareholders of

Ralston and Ralston's Board of Directors. The Ralston Stock transfer register is true, complete, correct and current.

          3.11  Employee Loans and Other Employee Interests in
                ----------------------------------------------
Ralston.  Except as set forth on Schedule 3.11, there are no
- - - -------
outstanding loans by or to Ralston or any of its subsidiaries to or from any Ralston Employee, other than (a) emergency loans which do not exceed $10,000 in the aggregate, and none of which exceed $1,000 individually, (b) housing loans which do not exceed $10,000 in the aggregate, and none of which exceed $1,000 individually, (c) ordinary travel advances or (d) employee charges not exceeding $5,000 individually, and $50,000 in the aggregate. Except as set forth on Schedule 3.11, no Ralston Employee currently employed has any material interest, direct or indirect, in any lease or contract of Ralston.

          3.12  Ralston Financial Statements; No Material
                -----------------------------------------
Adverse Change.  Except as set forth on Schedule 3.12, the
- - - --------------
Ralston Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of Ralston and its subsidiaries as of the dates thereof, all in conformity with GAAP applied on a consistent basis, except as set forth in the notes to those financial statements, and EBITDA of Ralston and its subsidiaries (excluding the Ventures) is at least $42,921,000 for the nine months ended June 30, 1996. Since June 30, 1996, there has not occurred a Material Adverse Change of Ralston, or any event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change of Ralston. Neither this
Section 3.12 nor any other Section in this Agreement shall be construed as a representation or warranty as to the accuracy or attainability of budgets or projections relating to or reflecting the business of Resorts.

          3.13  Conduct of Business.  Except as and to the
                -------------------
extent set forth on Schedule 3.13, since June 30, 1996, Foods on behalf of Ralston and its subsidiaries has not, and Ralston and its subsidiaries have not:

          (a) made any commitments for capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets other than (i) those included in the Ralston Budget or (ii) commitments for $100,000 or less made in the ordinary course of business;

          (b) acquired (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, joint venture, limited liability company or other business organization, or division thereof, or entered into any contract or agreement with respect thereto;

          (c) incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except for (i) Indebtedness which is permitted to be incurred pursuant to Section 2.3 and
     (ii) current liabilities incurred in the ordinary course of business consistent with past practice; or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserve;

     (d) sold, transferred or conveyed any of its properties or assets used in Ralston's business or operations, except for current assets sold or converted in the ordinary course of business and consistent with past practice, or permitted or allowed any of the properties or assets used in Ralston's business or operations to be mortgaged, pledged or subjected to any lien or encumbrance, except liens or encumbrances for taxes not yet delinquent and any mortgage, pledge, lien or encumbrance created, assumed or incurred with respect to the real estate development of the LLC but pertaining only to the Option Land;

          (e) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances or liabilities (i) which are reflected or accrued for or reserved against in the Adjusted Balance Sheet and which were paid, discharged or satisfied since the date of the Adjusted Balance Sheet in the ordinary course of business and consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since the date of the Adjusted Balance Sheet in the ordinary course of business and consistent with past practice;

          (f) written down or determined to write down or written up or determined to write up the value of any inventory, or written off or determined to write off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs or write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the prior fifty-two (52) weeks;

          (g)  waived any material rights;

          (h) granted any increase in the compensation of any director of Ralston or Ralston Employee (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan), except for increases (i) made pursuant to the terms of any existing Employee Benefit Plan, or (ii) occurring in the ordinary course of business in accordance with customary practice (for purposes of the foregoing, ordinary course of business shall be deemed to include those customary increases granted during ongoing negotiation of labor agreements);

          (i)  instituted or adopted any new Employee Benefit
     Plan for any director of Ralston or any Ralston Employee;

          (j) directly or indirectly redeemed, purchased or otherwise acquired or subdivided or reclassified any Ralston
     Stock;

          (k) been involved in any labor dispute, litigation or governmental investigation of any material nature;

          (l) entered into any material agreement with any local, state or federal governments or agencies; or entered into any consulting agreements or sponsorship agreements requiring the payment of $100,000 or more or having a term of one year or more;

          (m)  made any amendments to the Articles of
     Incorporation or bylaws of Ralston or any of its subsidiaries or any organizational or operational documents related to the Ventures to which Ralston or any of its subsidiaries is a party; or

          (n) agreed, whether in writing or otherwise, to take any action described in this Section 3.13.

          3.14  Dividends.  Since June 30, 1996, Ralston has
                ---------
not declared or paid any dividends on its capital stock in cash, stock or other property (other than as permitted by Section 2.3(e)).

          3.15  Absence of Undisclosed Liabilities.  Other than
                ----------------------------------
as set forth on Schedule 3.15 or as set forth on other Schedules hereto, or as otherwise included in the Adjusted Balance Sheet, there are no liabilities or obligations of Ralston and its subsidiaries of any nature, whether absolute, accrued, unmatured, contingent or otherwise, that would be required to be reflected on the liability side of a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto, without regard to materiality, other than liabilities incurred since June 30, 1996 in the ordinary course of business related to Ralston's operations. Each of the reserves provided for on the Adjusted Balance Sheet has been established and maintained in accordance with GAAP.

          3.16  Title to Property.  Except as set forth on
                -----------------
Schedule 3.16, Ralston and its subsidiaries hold fee simple title, subject only to Permitted Encumbrances, to all of their respective owned real properties, and Ralston and its subsidiaries hold a good and valid leasehold title and estate to all of the Ralston Leased Property, including, without limitation, all of such properties and assets reflected on the Adjusted Balance Sheet and such assets which are necessary for Ralston and its subsidiaries to conduct their business substantially in the same manner as currently conducted. None of such owned or leased properties (or such assets which are necessary for Ralston and its subsidiaries to conduct their business substantially in the same manner as presently conducted) are subject to any mortgage, deed of trust, pledge, lien, security interest, conditional sale agreement, encumbrance, claim, mechanic's or materialmen's lien, or charge of any kind, except liens shown on Schedule 3.16 as securing specific liabilities (with respect to which no default, or action or omission which with the giving of notice or passage of time or both would constitute a default, exists) and Permitted Encumbrances.

          3.17  Real Property.
                -------------

          (a) All real property owned or leased (excluding property leased for employee housing with leases having durations less than one year or annual rental payments of less than $20,000) by Ralston and its subsidiaries is set forth on Schedule 3.17(a)(i) (the "Ralston Leased Property") and such real property is identified in a manner that reflects the properties which are owned and those which are leased. Except as set forth on
Schedule 3.17(a)(ii), all building and structures required to operate the business of Ralston substantially in the same manner as presently conducted located on the real properties owned by Ralston and its subsidiaries and on the Ralston Leased Property are in good operating condition and repair (considering the age of such buildings and structures and ordinary wear and tear excepted), and are usable for their current use.

          (b) Except as set forth on Schedule 3.17(b), Ralston and its subsidiaries have not received written notice regarding any of the following (except for matters previously resolved):
(x) any dispute from any contiguous property owners concerning contiguous boundary lines, (y) that any of the said owned or Ralston Leased Properties (or the buildings, structures or improvements thereon), or Ralston's and its subsidiaries' operations, violate the zoning or planning laws, ordinances, rules or regulations of the city, county or state in which they are located, or any building regulations or codes of such city, county or state, or land use laws or regulations applicable to said properties, and no such violations exist, or (z) any claims of others to rights over, under, across or through any of the owned or Ralston Leased Properties by virtue of use or prescription. Except as set forth on Schedule 3.17, Ralston has or is able to obtain without a material penalty or material incremental cost, or has a valid exemption from the requirement to obtain, all governmental permits (excluding permits from the United States Forest Service, which are covered in Section 3.37), approvals, authorizations or licenses required to conduct its business in substantially the same manner as its business is currently conducted.

          (c) Foods and Ralston have either previously delivered to Vail or will so deliver as soon as practicable prior to Closing lists of the most recently issued real and personal (including vehicles) property tax assessments and tax bills, if any, for Ralston's 1994 and 1995 fiscal years for all property owned or leased by Ralston and its subsidiaries.

          (d) Except as set forth on Schedule 3.17(d), (i) all real properties owned by Ralston or its subsidiaries are free from agreements creating an obligation to sell, lease or grant an option to sell or lease and (ii) all Ralston Leased Property is free of all agreements creating an obligation to sublease, grant an assignment of lease or grant an option to sublease.

          (e) Except as set forth on Schedule 3.17(e), to the Knowledge of Ralston, all real properties owned by Ralston and its subsidiaries and Ralston Leased Properties are currently zoned in the zoning category which permits operation of said properties as now used, operated and maintained. To the Knowledge of Ralston, the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing.

          (f) Schedule 3.17(f) lists all properties owned or leased by Ralston and its subsidiaries which are not presently being used in the business or operations of Ralston and its subsidiaries.

          (g) All buildings, structures or improvements owned and/or leased by Ralston and its subsidiaries on any of the owned or leased real properties are located entirely within the property boundary lines of such properties and do not materially encroach onto adjoining lands, and there are no material encroachments of buildings, structures or improvements from adjoining land onto such properties.

          (h) To the Knowledge of Ralston, the developed owned real properties and the Ralston Leased Property currently have access to, at or within their property boundary lines to all gas, water, electricity, storm, sewer, sanitary sewer, telephone, and all other utilities necessary or beneficial to the current operation of the owned or leased properties, and all of such utilities are adequate and sufficient for the current operation of such properties, subject to normal interruptions in the ordinary course.

          (i) Ralston and its subsidiaries hold a valid leasehold estate for each Ralston Leased Property, as shown on
Schedule 3.17(a)(i), and enjoy peaceful and undisturbed possession thereunder. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect, Ralston and its subsidiaries have complied with all material obligations thereunder, and there are no existing defaults by Ralston and its subsidiaries, and, except as set forth in Schedule 3.17(i), there are no existing defaults by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by Ralston and its subsidiaries and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. Except as disclosed on Schedule 3.17(i), all such leases shall continue in full force and effect (without default) after the Closing and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

          3.18  Personal Property.  Except as set forth on
                -----------------
Schedule 3.18(a), and except for any immaterial exceptions, restrictions or limitations contained in financing statements with respect to such property, Ralston and its subsidiaries own, or have a valid lease or license with respect to, the tangible personal property (including without limitation ski lift systems and snowmaking equipment and systems) which is necessary for the operation of their business substantially in the same manner as currently conducted, free and clear of all liens, mortgages, pledges, security interests, charges or encumbrances other than Permitted Encumbrances, and enjoy peaceful and undisturbed possession thereunder. Except as set forth on Schedule 3.18(b) or as expressly set forth in the Ralston Budget, all such property that is material to the operations of Ralston is in reasonably good operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is used. Schedule 3.18(c) contains a list of each lease pursuant to which Ralston and its subsidiaries lease personal property which involves payment over the remaining term of such lease of more than $100,000 and which in each case is not cancelable upon six months' notice or less without penalty of more than $100,000.
All such personal property leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, Ralston and its subsidiaries have complied with all obligations thereunder and there are no existing material defaults by Ralston and its subsidiaries or, to the Knowledge of Ralston, by any other party thereunder; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by Ralston and its subsidiaries thereunder; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by any other party thereunder. Except as set forth on Schedule 3.18(d), all personal property leases which are set forth on Schedule 3.18(c) hereto shall continue in effect after the Closing and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party. All unperformed contracts to purchase personal property to which Ralston and its subsidiaries are party which provide for a purchase price of $100,000 or more are set forth on Schedule 3.18(e).

          3.19  Litigation and Claims.  Schedule 3.19 sets
                ---------------------
forth all pending judicial or administrative investigations, lawsuits, actions or proceedings against Ralston and its subsidiaries of which Foods or Ralston and its subsidiaries have received written notice. Except as set forth on Schedule 3.19, there are no actions, suits, investigations, administrative proceedings or orders pending or, to Foods' Knowledge, threatened against (i) Foods, at law or in equity, which, if adversely determined, would have an adverse effect on the ability of Foods to perform the terms of this Agreement, or would interfere with the ability of Vail to consummate the transactions contemplated herein, or (ii) Ralston or any of its subsidiaries, at law or in equity.

          3.20  Compliance with Laws.  Except as set forth on
                --------------------
Schedule 3.20, to the Knowledge of Ralston, Ralston and its subsidiaries are not in violation of any law, rule or regulation or in default in any material respect with respect to any judgment, writ, injunction or decree of any federal, state or local commission.

          3.21  Orders and Consent Decrees.  Except as set
                --------------------------
forth on Schedule 3.21, or as specifically cross-referenced thereon from other Schedules hereto, Ralston and its subsidiaries are not party to, or bound by, any material judicial or administrative order, judgment, decree or consent decree relating to any past or present practice, omission, activity or undertaking. To the Knowledge of Ralston, Ralston and its subsidiaries are not in default in any material respect under any of the judicial or administrative orders, judgments, decrees or consent decrees or conciliation or compliance agreements set forth on Schedule 3.21.

          3.22  Labor Agreements.  There are no binding
                ----------------
agreements of any type with any labor union, labor organization, collective bargaining unit or employee group to which Ralston and its subsidiaries are bound except those set forth on Schedule
3.22. All agreements that are set forth on Schedule 3.22 are legal and valid and, except for those that are presently under negotiation or renegotiation due to the expiration of their stated term, are in full force and effect. Further:

          (a) Except for negotiations ongoing as of the date hereof, or as otherwise set forth on Schedule 3.22(a), Ralston and its subsidiaries have not agreed to any terms and conditions to be added or deleted in future negotiations or otherwise regarding the agreements set forth on Schedule 3.22.

          (b) To the Knowledge of Ralston, there are no threatened or active strikes, work stoppages, boycotts or concerted actions against Ralston and its subsidiaries, other than those threats which commonly arise as a result of normal labor contract renegotiations.

          (c) Except as set forth on Schedule 3.22(c), Foods has no notice of any pending (i) proceedings under the National Labor Relations Act or before the National Labor Relations Board, (ii) grievances or arbitrations, or (iii) organizational drives or unit clarification requests, in each case against or affecting Ralston or any of its subsidiaries.

          3.23  Employees.  Except as set forth on Schedule
                ---------
3.23, Ralston and its subsidiaries have not received any written notice from a governmental authority or official during the past two years of any non-compliance with any federal, state or local laws, regulations and legal requirements relating to the employment of labor in connection with their business, including those laws, regulations and legal requirements relating to wages, hours, benefits, affirmative action, equal opportunity, including the Americans with Disabilities Act and the Occupational Safety and Health Act, collective bargaining, workers' compensation and the payment of social security, unemployment and employment taxes.

          3.24  Contracts.  All contracts of Ralston or any
                ---------
of its subsidiaries which involve aggregate payments after the date of this Agreement of $100,000 or more are set forth on
Schedule 3.24 or are specifically cross-referenced thereon from other Schedules hereto. Except as set forth on Schedule 3.24, Ralston and its subsidiaries are not party to or obligated under any written agreement or contract that:

          (a) provides for the employment of any Corporate Officer of Ralston not terminable at will and without liability for additional payments or compensation, other than severance and vacation pay payable in accordance with the established policies of Ralston as set forth on Schedule 3.24;

          (b) provides for (i) the employment of any consultant or broker for a term that would exceed one (1) year from the date of the Closing, or provides for payments that exceed $100,000, or (ii) the employment of any independent attorney or accounting firm not terminable at will;

          (c)  would prohibit or limit in any material respect
     Ralston or any of its subsidiaries from engaging in its present business;

          (d) requires the purchase of materials, inventories services or supplies that has a remaining contractual term of more than one (1) year from the Closing, or would require payments in the aggregate in excess of $100,000;

          (e) involves the sale of any asset or property of Ralston or any of its subsidiaries presently being used in Ralston's or any of its subsidiaries' business or operations, other than in the normal course of business;

          (f)  relates to the borrowing of money or bank credit
     (including, but not limited to, indentures, notes, installment obligations and capital leases) or the mortgaging or pledging of any asset or property of Ralston or any of its subsidiaries;

          (g) guarantees the obligations of any supplier, customer or other third party, other than endorsements in the ordinary course;

          (h) is a forward, swap, option or swaption contract or any other financial instrument with similar characteristics and/or generally characterized as a "derivative" security to which Ralston or any of its subsidiaries are a party or to which Ralston or any of its subsidiaries or any of their respective assets or properties is subject or bound (including, without limitation, funds of Ralston invested by any other person); or

          (i) includes any indemnity provisions for claims based on product liability, environmental or employee or retiree liabilities and arises out of any purchase or acquisition of another entity or business.

          3.25  Validity of Material Contracts.
                ------------------------------

          (a) Except as set forth on Schedule 3.25(a), Ralston and its subsidiaries have not: (i) received any written claim of breach or default from any party relating to any agreement, commitment or contract listed on Schedule 3.24; or (ii) received any written notice of termination from any party relating to any such agreement, commitment or contract.

          (b) Except as set forth on Schedule 3.25(b), Ralston and its subsidiaries have not breached or defaulted in any material respect on any agreement, commitment or contract listed on Schedule 3.24.

          3.26  Trademarks and Copyrights.
                -------------------------

          (a) Schedule 3.26(a)(i) lists all registered trade-marks and copyrights owned by Ralston and its subsidiaries and the jurisdictions in which such are registered or in which an application has been filed for such registration. Schedule 3.26(a)(ii) lists each license or sublicense (with a term exceeding one year or with a royalty payment of more than $1,000) to which Ralston and its subsidiaries are a party and pursuant to which any other person or entity is authorized to use any such trademark or copyright. All trademarks and copyrights listed on
Schedule 3.26(a)(i) are owned by Ralston and its subsidiaries and, except as disclosed on Schedule 3.26(a)(iii), are free and clear of any known adverse claim of any third party.

          (b) Except as set forth on Schedule 3.26(b), to the Knowledge of Ralston, Ralston and its subsidiaries do not infringe or unlawfully or wrongly use any trademark or copyright rights owned or claimed by any other party.

          (c) To the Knowledge of Ralston, except as disclosed on Schedule 3.26(c), no third party is now making any infringing use of any Ralston trademark or copyright.

          (d) Except as disclosed on Schedule 3.26(d) or required to be disclosed on Schedule 3.26(a)(ii), Ralston and its subsidiaries have not sold or otherwise disposed of, or transferred or granted, any interest in such Ralston trademarks or copyrights listed on Schedule 3.26(a)(i).

          (e) To the Knowledge of Ralston, no claims are being asserted by any person against the use of any of the trademarks or copyrights listed on Schedule 3.26(a)(i), or challenging or questioning the validity or effectiveness of any license or agreement related thereto. Except as disclosed on Schedule 3.26(e), none of the Ralston trademarks or copyrights is subject to any outstanding order, judgment or decree restricting the use thereof by Ralston and its subsidiaries, or restricting the licensing thereof by Ralston and its subsidiaries to any other person or entity.

          3.27  Powers of Attorney.  Except as set forth on
                ------------------
Schedule 3.27, neither Ralston nor any of its subsidiaries has any material outstanding revocable or irrevocable Powers of Attorney or similar authorizations issued to any individual who is not a Ralston Employee.

          3.28  Taxes.
                -----

          (a) Ralston, the affiliated group, within the meaning of Section 1504 of the Code, of which Ralcorp is the common parent and any other affiliated group, within the meaning of
Section 1504 of the Code, of which Ralston has been a member at any time since its date of incorporation (an "Affiliated Group" and, collectively, the "Affiliated Groups") have timely filed on or before the date hereof all Tax Returns required to be filed in accordance with all applicable laws (taking into account all extensions of due dates), and all such Tax Returns are true, correct and complete and all amounts shown thereon as owing have been paid. Except as set forth on Schedule 3.28(a): (i) all Tax bills or Tax assessments received by or with respect to Ralston have been paid (to the extent the Taxes shown thereon are due and owing); (ii) all Taxes with respect to Ralston and the Affiliated Groups (whether or not shown on any Tax Returns) have been paid or accrued and all deficiencies for Taxes asserted or assessed by a taxing authority against Ralston or an Affiliated Group have been paid or finally settled or are being contested by appropriate proceedings; (iii) no claim is currently being made by an authority in a jurisdiction where Ralston or an Affiliated Group does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and (iv) there are no liens on any of the assets of Ralston or an Affiliated Group that arose in connection with any failure (or alleged failure) to pay any Tax. The term "Ralston" when used in this Section 3.28 means Ralston and its subsidiaries.

          (b) Ralston and the Affiliated Groups have collected or withheld and paid on a timely basis all Taxes required to have been collected or withheld and paid to any taxing authority in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (c)  Except as set forth on Schedule 3.28(c), neither
Ralston nor an Affiliated Group has received any written notice of pending or threatened actions, audits, proceedings or investigations for the assessment or collection of Taxes.

          (d) Except as set forth on Schedule 3.28(d), neither Ralston nor an Affiliated Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (but only to the extent such waiver or extension is still in effect) nor are there any outstanding requests for any extension of time within which to pay any Taxes not yet paid. For all taxable periods subsequent to the fiscal year ended September 30, 1990, Foods has provided to Vail (i) true, correct and complete copies of federal Form 1120 pro forma returns for Ralston and all other information (compiled in a true, correct and complete manner) relating to income, deductions, credits and Taxes of Ralston that is not included in the pro forma returns, (ii) all statements of federal Income Tax deficiencies assessed against, or attributable to, Ralston or an Affiliated Group and (iii) a true, correct and complete copy of any Tax Sharing Agreement to which Ralston is a party and a true, correct and complete description of any such Tax Sharing Agreement not reduced to writing.

          (e) Except as set forth on Schedule 3.28(e), neither Ralston nor an Affiliated Group has made, is obligated to make or is a party to any contract, agreement, arrangement or plan covering any Ralston Employee that (taking into account the transactions contemplated by this Agreement) could obligate it to make any payments that would not be deductible under Section 162 of the Code (by reason of being unreasonable in amount), Section 404, Section 162(m) or Section 280G of the Code.

          (f) Schedule 3.28(f) sets forth the following information with respect to Ralston as of the most recent practicable date: (i) the tax basis of Ralston's assets; and
(ii) the amount of any net operating loss, net capital loss, tax credit or other carryover allocable to Ralston.

          (g) Except as set forth on Schedule 3.28(g), Ralston is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (h) The unpaid Taxes of Ralston do not exceed the reserve for Tax liability as computed in a manner consistent with the prior and customary accounting practice of Ralston (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Adjusted Balance Sheet.

          (i) All Consolidated Returns and Unitary Returns (as defined below), and all state, local and foreign Tax Returns of Ralston and the Affiliated Groups have been closed by applicable statute of limitations for all taxable years ending on or before the dates shown on the attached Schedule 3.28(i). "Consolidated Return" shall mean any consolidated federal Income Tax Return filed by an Affiliated Group, and "Unitary Return" shall mean any Return with respect to any Taxes, other than federal Income Taxes, filed, or required to be filed, on a consolidated, combined or unitary basis by any group of corporations of which Ralston is a member or has been a member at any time since its date of incorporation.

          (j) Ralston and the Affiliated Groups have made all payments of estimated Taxes required to be made with respect to any of them under Section 6655 of the Code and any comparable provisions of state, local and foreign law.

          (k) No power of attorney has been granted by Ralston or an Affiliated Group with respect to any matter relating to Taxes which is currently in force.

          (l) No consent has been filed under Section 341(f) of the Code with respect to Ralston or an Affiliated Group.

          (m) Neither Ralston nor an Affiliated Group has incurred or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code.

          3.29  Employee Benefit Plans.
                ----------------------

          (a) All Employee Benefit Plans sponsored by Ralcorp, Foods or Ralston or their Affiliates and covering Ralston Participants are set forth on Schedule 3.29(a) (the "Ralston Employee Benefit Plans"). With respect to each Ralston Employee Benefit Plan, copies of the following have been delivered to Vail where applicable: (i) the Plan document; (ii) a summary plan description; (iii) most recent Annual Return/Report of Employee Benefit Plan, Form 5500 Series; (iv) trust agreement;
(v) insurance policy; and (vi) determination letter from the IRS. The Ralston Employee Benefit Plans have in all material respects been maintained and administered in compliance with applicable federal and state laws, regulations and rules, including, but not limited to, ERISA and the Code. All contributions required as of the Closing, by law or contract, to be made to each Ralston Employee Benefit Plan will have been timely made.

          (b) No Ralston Employee Benefit Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Section 511 of the Code that remains unpaid and assessable against Ralston after the Closing.

          (c) Neither Ralston nor any plan fiduciary of any Ralston Employee Benefit Plan has engaged in any transaction in violation of Section 404 or 406 of ERISA, or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA, or in violation of Section 4975(c)(2) or 4975(d) of the Code.

          (d)  Except as listed on Schedule 3.29(d), neither
Ralston nor any Ralston Employee Benefit Plan is a party to any litigation with respect to Ralston Participants relating to, or seeking benefits under, any Employee Benefit Plan.

          (e) Except as set forth on Schedule 3.29(e) and except as may be required by the terms of a collective bargaining agreement or in connection with any pending labor negotiations, neither Ralston nor any ERISA Affiliate has any legally binding commitments to create any additional Employee Benefit Plans which are intended to cover Ralston Employees, or to amend or modify any existing Employee Benefit Plan with respect to benefits for Ralston Employees. With respect to each collective bargaining agreement, there is no legally binding commitment to create any additional Employee Benefit Plans which are intended to cover Ralston Employees, to amend or modify any existing Employee Benefit Plan which covers or has covered Ralston Employees, or to begin contributing, or increase contributions, to a Multiemployer Plan, which would materially increase the benefits to be provided under such collective bargaining agreement.

          (f) Except as described on Schedule 3.29(f), the execution and performance of the transactions contemplated by this Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, shall not constitute an event under any Employee Benefit Plan or agreement under which Ralston may incur any liability that will result in any payment (whether severance pay or otherwise), acceleration, vesting or increase of benefits with respect to any Ralston Employee.

          (g) Schedule 3.29(g) sets forth the policy as to severance benefits for Ralston Employees in effect at the Closing, as well as the names of each Ralston Employee that has a specific severance arrangement other than the policy.

          (h) Each Ralston Employee Benefit Plan which is a retirement plan or a savings plan has been established and operated so as to be qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) from its adoption to date and will be so as of the Closing. Neither Foods nor any of its affiliates has, by its action or inaction, adversely affected the qualified status of any such Ralston Employee Benefit Plan.

          (i) Schedule 3.29(i) sets forth a summary of the retiree health and retiree life insurance benefits provided at the Closing to all Ralston Employees who are not covered by a collective bargaining agreement.

          (j) All Ralston Employee Benefit Plans under which benefits are provided under health maintenance and preferred provider organizations are set forth on Schedule 3.29(j).

          (k)  Except as set forth on Schedule 3.29(k), neither
Ralston (since January 1, 1989) nor any ERISA Affiliate has been a party to any Multiemployer Plan.

          (l) Neither Ralston nor any of its ERISA Affiliates have incurred any liability under Title IV of ERISA (other than for contributions not yet due or for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

          3.30  Environmental Matters.  Except as set forth
                ---------------------
on Schedule 3.30:

          (a) Ralston and its subsidiaries have obtained (or are capable of obtaining without incurring any material incremental expense) all Environmental Permits and all licenses and other authorizations and have made all registrations and given all notifications that are required under any applicable Environmental Law.

          (b) Except as set forth on Schedule 3.30(b), there is no Environmental Claim pending (excluding any of the foregoing with respect to which Foods and/or Ralston have not received service of process or notice, as the case may be, except if Foods and/or Ralston have Knowledge of the existence thereof) against Ralston and its subsidiaries under an Environmental Law.

          (c) Except as set forth on Schedule 3.30(c), Ralston and its subsidiaries are in compliance with all terms and conditions of their Environmental Permits, and are in compliance with all applicable Environmental Laws.

          (d) Except as set forth on Schedule 3.30(d), Ralston and its subsidiaries did not generate, treat, store, transport, discharge, dispose of or release any Hazardous Substances on any property now or previously owned, leased or used by Ralston and its subsidiaries.

          3.31  Liability and Casualty Insurance.  Schedule
                --------------------------------
3.31 sets forth a description of each liability or casualty insurance policy (including, without limitation, fire and product liability policies) including self-insurance maintained on the property, assets and business of Ralston and its subsidiaries, specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date and the annual premium. All such policies: (i) are valid, outstanding and enforceable policies; (ii) shall remain in full force and effect until their respective expiration dates as set forth on
Schedule 3.31 without the payment of additional premiums other than additional premiums required in the ordinary course prior to the Closing; and (iii) except as noted on Schedule 3.31, shall not in any way be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

          3.32  Consents or Approvals.
                ---------------------

          (a) All consents and approvals of any third party required by the terms hereof or required to consummate the transactions contemplated herein have been obtained or, prior to the Closing, will be obtained and shall remain in full force and effect through the Closing.

          (b) Except as set forth in Schedule 3.32, no consent, waiver, approval or authorization, registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Foods or Ralston in connection with the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by Foods or Ralston in connection herewith contemplated herein and therein, or the consummation by Foods or Ralston of the transactions contemplated herein and therein.

          3.33  Transaction Fees.  Except as set forth on
                ----------------
Schedule 3.33, neither Foods, Ralston nor any member of their respective boards of directors has any agreement or understanding, or has incurred any liability, requiring the payment of a finder's fee, brokerage commission or like cost or charge to any person by reason of this Agreement or the transactions contemplated herein. Foods is solely responsible for all fees, commissions and other costs of the persons listed on Schedule 3.33 and neither Ralston nor any of its subsidiaries has any responsibility therefor.

          3.34  Bank Accounts.  Vail has been provided a
                -------------
listing of all Ralston and its subsidiaries' bank accounts and lock boxes and Foods bank accounts and lock boxes used by Ralston and its subsidiaries, including the names and locations of all such banking institutions and depositories, the account numbers, and the names of all persons authorized to draw thereon or to have access thereto.

          3.35  Ownership of Ralston Stock; Ralston Assets.
                ------------------------------------------
Foods is the owner of record, and the legal and beneficial owner, of all of the outstanding shares of Ralston Stock, and Foods has the full right, power and authority to transfer, convey and deliver good, valid, marketable and indefeasible title to such shares of Ralston Stock to Vail, or its nominee, as called for under this Agreement, free and clear of any liabilities, obligations, options, charges, encumbrances, liens, claims, interests, powers of attorney, restrictions or contractual rights of others of any kind whatsoever. Except as set forth on
Schedule 3.35, none of the assets used or useful in the business of Ralston and its subsidiaries is owned by Foods or any of its Affiliates (other than Ralston and its subsidiaries) and neither Foods nor any of its Affiliates (other than Ralston and its subsidiaries) owns directly or indirectly any asset included in the Adjusted Balance Sheet.

          3.36  Vail Stock Acquired for Foods' Account.  The
                --------------------------------------
Vail Stock to be acquired by Foods pursuant to this Agreement is being acquired for Foods' own account. Foods has no intention of distributing or reselling such stock or any part thereof in any transaction that would be in violation of the Securities Act of 1933, or the state securities law of any state.

          3.37  United States Forest Service.
                ----------------------------

          (a) Except as set forth on Schedule 3.37(a), Ralston's operations and those of its subsidiaries comply, in all material respects with the terms and conditions set forth in each of the Term Special Use Permits issued by the United States Department of Agriculture, Forest Service (the "USFS") to Ralston or its subsidiaries and all documents incorporated in such permits (collectively, the "USFS Permits") and such permits are in full force and effect and neither Ralston nor its subsidiaries have received any notice of default under the USFS Permits;

          (b) Except as set forth on Schedule 3.37(b), neither Ralston nor its subsidiaries have received any written notice of nor have any Knowledge that the USFS has any intention of amending, revoking or otherwise altering the terms or conditions of any of the USFS Permits, or portion thereof, or the application of the USFS Permits to Ralston's or its subsidiaries' operations;

          (c)  Except as set forth on Schedule 3.37(c), neither
Ralston nor its subsidiaries are engaged in any on-going dispute or disagreement with the USFS over the interpretation or application of any term or condition of any of the USFS Permits;
and

          (d) Except as set forth on Schedule 3.37(d), Ralston has no Knowledge of any third-party permittee or commercial operator operating within the areas permitted to Ralston or its subsidiaries under any of the USFS Permits.

          3.38  Passenger Tramway.
                -----------------

          (a) Except as set forth on Schedule 3.38(a), neither Ralston nor its subsidiaries have had, in the past three (3) ski seasons, any passenger tramway incidents that required reporting to the Colorado Passenger Tramway Safety Board (the "CPTSB") under CPTSB laws, rules, regulations and standards.

          (b) Except as set forth on Schedule 3.38(b), each passenger tramway operated by Ralston or its subsidiaries complies in all material respects with current laws, rules, regulations and standards of CPTSB and the American National Standards Institute ("ANSI") and, further, there are no defects or conditions which are "grandfathered" under CPTSB or ANSI laws, rules, regulations and standards.

          (c) Except as set forth on Schedule 3.38(c), Ralston and its subsidiaries have maintained in all material respects, each passenger tramway owned or operated by Ralston or its subsidiaries according to all CPTSB laws, rules, regulations and standards and all maintenance and replacement procedures and standards recommended by the manufacturer, or manufacturer's successor, of each such passenger tramway and, further, no such maintenance or replacement is now outstanding or has been otherwise deferred or delayed beyond the manufacturer's recommended maintenance and replacement schedule.

          (d) Except as set forth on Schedule 3.38(d), neither Ralston nor its subsidiaries have any Knowledge of any defect or condition that would preclude or materially limit the normal operation of any passenger tramway owned or operated by Ralston or its subsidiaries.

          3.39  Clean Water Act.
                ---------------

          (a) To Ralston's Knowledge, there have been no material discharges of dredged or fill material into any waters of the United States, or any other activity, on or within property owned or operated by Ralston or its subsidiaries in violation of the Clean Water Act, 33 U.S.C. 1344, and its implementing regulations (collectively, the "Clean Water Act"), other than discharges or other activities pursuant to permits (the "Existing Permits").

          (b) Except as described on Schedule 3.39(b), to Ralston's Knowledge, the Existing Permits are in full force and effect and neither Ralston, its subsidiaries nor anyone acting for or on behalf of Ralston or its subsidiaries has materially violated nor is currently and materially in violation of any of the terms and conditions of the Existing Permits and there are no outstanding mitigation requirements or unsatisfied conditions contained in any of the Existing Permits. Ralston represents that it has all permits required under the Clean Water Act.

          3.40  Keystone/Intrawest L.L.C.
                ------------------------

          (a) The LLC is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and the legal right to own, lease and operate its properties and to carry on its business as now being conducted. The LLC is duly qualified or licensed to do business and in good standing in Colorado. True and correct copies of the LLC Agreements (as amended) and the Certificate of Formation (the "Certificate") filed with the Delaware Secretary of State have been delivered to Vail and, except as described on
Schedule 3.40(a), neither the LLC Agreement nor the Certificate has been amended (whether in writing or via oral agreement or understanding) and each of the LLC Agreement and the Certificate are in full force and effect. The LLC is not in violation of its organizational documents.

          (b) Ralston owns beneficially and of record an undivided 50% interest in the LLC (the "Ralston Interest") and has good and marketable title to the Ralston Interest, and Ralston has the absolute right to sell, assign and transfer the Ralston Interest to Vail free and clear of all liens. There are no existing options, warrants, calls, subscriptions or other rights or agreements or commitments or claims of any nature granted by or binding upon Ralston granting or vesting in any party any claim or potential claim to the Ralston Interest. Intrawest owns beneficially and of record an undivided 50% interest in the LLC.

          (c) Except as set forth on Schedule 3.40(c), to Ralston's Knowledge, neither delivery of this Agreement nor the consummation of the transactions contemplated on the part of Ralston to be performed, nor the fulfillment of the terms hereof, constitute a default under, require consent under, give any person any right to terminate any (A) note, bond, mortgage, indenture or other monetary obligation or instrument, or (B) any material license, contract or other agreement, in either case, to which the LLC is a party or by which it or any of its properties or assets may be bound.

          (d) To Ralston's Knowledge, there are no actions, suits or proceedings pending or threatened against the LLC.

          (e) Except as set forth on Schedule 3.40(e) (which Schedule outlines the current outstanding balance of any such debt) and to Ralston's Knowledge, the LLC is not indebted to any third party and is not currently obligated for the repayment of any loan or debt.

          (f) To Ralston's Knowledge, the LLC has obtained all of the governmental licenses and permits required to own and operate its properties and business as currently owned and operated, such licenses and permits are in full force and effect, and no violation exists in respect of any such license or permit. To Ralston's Knowledge, the LLC has complied in all material respects with all laws, regulations, ordinances and orders that relate to any of its properties and assets.

          (g) To Ralston's Knowledge, the LLC is not in default of any material covenant or obligation under any agreement to which the LLC is a party, and no events have occurred which with the passage of time or giving of notice would constitute such a material default.

          (h) Ralston is not in default under the LLC Agreement or the Contribution Agreement and no events have occurred which with the passage of time or the giving of notice would constitute such a default. Ralston has not waived any material requirement set forth in the LLC Agreement or the Contribution Agreement. To the Knowledge of Ralston, Intrawest is not in default in any material respect under the LLC Agreement or the Contribution Agreement or the Management Agreement and no events have occurred that with the passage of time or the giving of notice would constitute such a default.

          (i) Except as set forth on Schedule 3.40(i), Ralston has not received any distribution (in cash or other property) from the LLC.

          (j) There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the Knowledge of Ralston, threatened against the LLC.

          (k) Neither Ralston nor any of its subsidiaries has sold, conveyed, transferred, assigned or otherwise disposed of any portion of the Option Lands.

          (l)  Except as set forth in Schedule 3.40(l), neither
Ralston nor any of its Subsidiaries has loaned money to or otherwise participated in any real estate development project described in Section 3.02(b) of the LLC Agreement.

          (m) Ralston has fully satisfied and fully performed all of its material obligations under the Contribution Agreement and all transactions contemplated therein have been fully performed and closed.

          (n)  Ralston has not made any Other Capital
Contributions (as such term is defined in the LLC Agreement), except as set forth in Schedule 3.40(n), and such Schedule reflects all Capital Contributions made by Ralston to the LLC since the LLC's formation.

          (o) Neither Ralston nor Intrawest has made any Default Loans (as such term is defined in the LLC Agreement), and Ralston has not received or given any notice of a failure to make a Capital Contribution (as such term is defined in the LLC Agreement). There are no outstanding requirements of either Ralston or Intrawest to make Capital Contributions to the LLC.

          (p) The current Annual Budget (as such term is defined in the LLC Agreement), and each Project Budget (as such term is defined in the LLC Agreement) has been delivered to Vail and, except as set forth on Schedule 3.40(p), to Resort's Knowledge there are currently no material deviations from such budgets.

          (q)  Neither Ralston nor, to Ralston's Knowledge,
Intrawest has committed any act or omission that could cause a dissolution of the LLC under Article 10 of the LLC Agreement.

          (r) As of the date of this Agreement, the LLC has commenced the construction of a minimum of 260 residential units at the Base I Property (as such term is defined in the LLC
Agreement).

          (s) As of the date of this Agreement, Ralston has not purchased any Additional Property (as such term is defined in the LLC Agreement), and Ralston will not purchase any such Additional
Property during the term of this Agreement.

          (t)  True and correct copies of the Contribution
Agreement and the Management Services Agreement have been delivered to Vail and neither of such agreements has been amended and each of such agreements are in full force and effect.

          (u) Ralston has delivered to Vail, copies of the most currently available LLC balance sheet and a summary of projects undertaken by the LLC which, to Ralston's Knowledge are true and correct.

          (v) Except as described on Schedule 3.40(v), projects undertaken by the LLC are not subject to requirements or agreements of any kind not contained in the PUD which would require Ralston to provide for ski or lift access, infrastructure improvements or employee housing in connection with any such project.

          (w) Except as set forth in Schedule 3.40(w), the LLC holds fee simple title, subject only to Permitted Encumbrances, to all of its owned real properties. None of the LLC's owned properties are subject to any mortgage, deed of trust, pledge, lien, security interest, conditional sale agreement, encumbrance, claim, mechanic's or materialmen's lien or charge of any kind, except liens shown on Schedule 3.40(w) as securing specific liabilities and Permitted Encumbrances or except as securing Indebtedness of the LLC relating to development or infrastructure projects, a listing of which is set forth on Schedule 3.40(w).

          (x) To Ralston's Knowledge, the LLC is not in violation of any law, rule or regulation or in default in any material respect with respect to any judgment, writ, injunction or decree of any federal, state or local commission, nor is the LLC party to, or bound by any material judicial or administrative order, judgment, decree or consent decree relating to any past or present practice or undertaking.

          (y) To Ralston's Knowledge, the LLC has obtained (or is capable of obtaining without incurring any material expense) all Environmental Permits and all licenses and other authorizations and have made all registrations and given all notifications that are required under any applicable Environmental Law. To Ralston's Knowledge, there is no Environmental claim pending against the LLC or pertaining to property owned by the LLC, under an Environmental Law.

          3.41  Water Rights.  The representations and
                ------------
warranties set forth on Schedule 3.41 are incorporated herein by reference.

                           ARTICLE IV

              VAIL'S REPRESENTATIONS AND WARRANTIES


          Vail represents and warrants that:

          4.1  Capital Stock.  The authorized capital stock
               -------------
of Vail consists of 20,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 40,000,000 shares of Vail Stock and 25,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock" and together with the Vail Stock and Class A Common Stock the "Capital Stock"). As of the date of this Agreement, there are 3,612,809 shares of Vail Stock issued and outstanding; 6,387,191 shares of Class A Common Stock issued and outstanding; and zero shares of Preferred Stock issued and outstanding. All outstanding shares of Capital Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.1, there are no options, warrants, calls or agreements of any character for the issuance of additional shares of Capital Stock. Except as set forth on Schedule 4.1, there are no contracts for the authorization or issuance of any other class of securities of Vail, and there are no outstanding securities convertible or exchangeable into Capital Stock.

          4.2  Transfer of the Vail Stock.  The Vail Stock to
               --------------------------
be issued to Foods pursuant to this Agreement shall be duly and validly authorized and, when issued and delivered pursuant to this Agreement, shall be validly issued, fully paid and non-assessable and shall transfer to and vest in Foods, or its nominee, good, valid, marketable and indefeasible title to such shares of the Vail Stock, subject to no lien, security interest or other encumbrance on such Vail Stock.

          4.3  Authority of Vail.
               -----------------

          (a) Vail has taken all action required by its Certificate of Incorporation and its bylaws to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by Vail in connection herewith, and the performance of the transactions contemplated herein and therein. Vail has all requisite corporate power and authority to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by Vail pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, when duly executed and delivered, shall constitute a valid and binding obligation of Vail enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

          (b) No approvals on the part of any class (whether voting together or as separate classes) of Vail's shareholders are necessary to authorize this Agreement or any other agreements, instruments and documents required to be executed in connection herewith, or the transactions contemplated herein or therein.

          4.4  Corporate Standing.  Each of Vail and its
               ------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and assets and to carry on its business in the same manner as now being conducted. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by Vail in connection herewith, do not, and the consummation of the transaction contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, (a) any provision of the Certificate of Incorporation or bylaws of Vail or any of its subsidiaries, or
(b) except as set forth in Schedule 4.4 hereto, any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, agreement, instrument or permit, judgment, order, decree, writ or injunction to which Vail or any of its subsidiaries is a party, or by which it or any of its subsidiaries or its or any of its subsidiaries' properties or assets are bound, or result in the creation or imposition of any lien upon any of such properties or assets.

          4.5  Qualifications To Do Business.  Each of Vail
               -----------------------------
and its subsidiaries is duly qualified and in good standing as a foreign corporation and authorized to do business in each jurisdiction set forth on Schedule 4.5 hereto. Each of Vail and its subsidiaries is qualified and in good standing in every other jurisdiction in which the ownership of its property or the conduct of its business requires it to be qualified to do business, except in those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change of Vail.

          4.6  Capital Stock of Subsidiaries.  The only
               -----------------------------
direct or indirect subsidiaries of Vail are those listed on
Schedule 4.6 hereto. Except as set forth on Schedule 4.6 hereto, Vail is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth on Schedule 4.6 hereto, all of such shares so owned by Vail are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed on Schedule 4.6 hereto, Vail does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

          4.7  Corporate Records.  True and correct copies of
               -----------------
the Certificate of Incorporation and bylaws of Vail have previously been delivered to Foods.

          4.8  Employee Loans and Other Employee Interests in
               ----------------------------------------------
Vail.  Except as set forth on Schedule 4.8, there are no
- - - ----
outstanding loans by or to Vail or any of its subsidiaries to or from any Vail Employee, other than (a) emergency loans which do not exceed $10,000 in the aggregate, and none of which exceed $1,000 individually, (b) housing loans which do not exceed $10,000 in the aggregate, and none of which exceed $1,000 individually, or (c) ordinary travel advances or (d) employee charges not exceeding $5,000 individually and $50,000 in the aggregate. Except as set forth on Schedule 4.8, no Vail Employee currently employed has any material interest, direct or indirect, in any lease or contract of Vail.

          4.9  Vail Financial Statements; No Material Adverse
               ----------------------------------------------
Change.  Except as set forth on Schedule 4.9, the Vail
- - - ------
Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of Vail and its subsidiaries as of the dates thereof, all in conformity with GAAP applied on a consistent basis, except as set forth in the notes to those financial statements. Since
April 30, 1996, there has not occurred a Material Adverse Change of Vail, or any event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change of Vail. Neither this Section 4.9 nor any other Section in this Agreement shall be construed as a representation or warranty as to the accuracy or attainability of budgets or projections relating to or reflecting the business of Vail.

          4.10  Conduct of Business.  Except as and to the
                -------------------
extent set forth on Schedule 4.10, since April 30, 1996, Vail and its subsidiaries have not:

          (a) made any commitments for capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets other than commitments for $100,000 or less made in the ordinary course of business;

          (b) acquired (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, joint venture, limited liability company or other business organization, or division thereof, or entered into any contract or agreement with respect thereto;

          (c) incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except for current liabilities incurred in the ordinary course of business consistent with past practice; or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserve;

          (d) sold, transferred or conveyed any of its properties or assets used in Vail's business or operations, except for current assets sold or converted in the ordinary course of business and consistent with past practice, or permitted or allowed any of the properties or assets used in Vail's business or operations to be mortgaged, pledged or subjected to any lien or encumbrance, except liens or encumbrances for taxes not yet delinquent;

          (e) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due);

          (f) written down or determined to write down or written up or determined to write up the value of any inventory, or written off or determined to write off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs or write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the prior fifty-two (52) weeks;

          (g)  waived any material rights;

          (h) granted any increase in the compensation of any director of Vail or Vail Employee (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan), except for increases (i) made pursuant to the terms of any existing Employee Benefit Plan, or (ii) occurring in the ordinary course of business in accordance with customary practice (for purposes of the foregoing, ordinary course of business shall be deemed to include those customary increases granted during ongoing negotiation of labor agreements);

          (i)  instituted or adopted any new Employee Benefit
     Plan for any director of Vail or any Vail Employee;

          (j) directly or indirectly redeemed, purchased or otherwise acquired or subdivided or reclassified any Vail
     Stock;

          (k) been involved in any labor dispute, litigation or governmental investigation of any material nature;

          (l) entered into any material agreement with any local, state or federal governments or agencies; or entered into any consulting agreements or sponsorship agreements requiring the payment of $100,000 or more or having a term of one year or more;

          (m) made any amendments to the Certificate of Incorporation or bylaws of Vail or any of its subsidiaries;
     or

          (n) agreed, whether in writing or otherwise, to take any action described in this Section 4.10.

          4.11  Dividends.  Since April 30, 1996, Vail has
                ---------
not declared or paid any dividends on its capital stock in cash, stock or other property (other than the Vail Dividend).

          4.12  Absence of Undisclosed Liabilities.  Other
                ----------------------------------
than as set forth on Schedule 4.12 or as set forth on other Schedules hereto, or as otherwise included in the April 30, 1996 balance sheet of Vail, there are no liabilities or obligations of Vail and its subsidiaries of any nature, whether absolute, accrued, unmatured, contingent or otherwise, that would be required to be reflected on the liability side of a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto, without regard to materiality, other than liabilities incurred since April 30, 1996 in the ordinary course of business related to Vail's operations.

          4.13  Title to Property.  Except as set forth on
                -----------------
Schedule 4.13, Vail and its subsidiaries hold fee simple title, subject only to Permitted Encumbrances, to all of their respective owned real property, and Vail and its subsidiaries hold a good and valid leasehold title and estate to all of the Vail Leased Property, including, without limitation such assets which are necessary for Vail and its subsidiaries to conduct their business substantially in the same manner as currently conducted. None of such owned or leased properties (or such assets which are necessary for Vail and its subsidiaries to conduct their business substantially in the same manner as presently conducted) are subject to any mortgage, deed of trust, pledge, lien, security interest, conditional sale agreement, encumbrance, claim, mechanic's or materialmen's lien, or charge of any kind, except liens shown on Schedule 4.13 as securing specific liabilities (with respect to which no default, or action or omission which with the giving of notice or passage of time or both would constitute a default, exists) and Permitted Encumbrances.

          4.14  Real Property.
                -------------

          (a) All real property owned or leased (excluding property leased for employee housing with leases having durations less than one year or annual rental payments of less than $20,000) by Vail and its subsidiaries is set forth on Schedule 4.14(a)(i) (the "Vail Leased Property") and such real property is identified in a manner that reflects the properties which are owned and those which are leased. Except as set forth on
Schedule 4.14(a)(ii), all buildings and structures required to operate the business of Vail substantially in the same manner as presently conducted located on the real properties owned by Vail and its subsidiaries and on the Vail Leased Property are in good operating condition and repair (considering the age of such buildings and structures and ordinary wear and tear excepted), and are usable for their current use.

          (b) Except as set forth on Schedule 4.14(b), Vail and its subsidiaries have not received written notice regarding any of the following (except for matters previously resolved): (x) any dispute from any contiguous property owners concerning contiguous boundary lines, (y) that any of the said owned or Vail Leased Properties (or the buildings, structures or improvements thereon), or Vail's and its subsidiaries' operations, violate the zoning or planning laws, ordinances, rules or regulations of the city, county or state in which they are located, or any building regulations or codes of such city, county or state, or land use laws or regulations applicable to said properties, and no such violations exist, or (z) any claims of others to rights over, under, across or through any of the owned or Vail Leased Properties by virtue of use or prescription. Except as set forth on Schedule 4.14, Vail has or is able to obtain without a material penalty or material incremental cost, or has a valid exemption from the requirement to obtain, all governmental permits (excluding permits from the United States Forest Service which are covered in Section 4.32), approvals, authorizations or licenses required to conduct its business in substantially the same manner as its business is currently conducted.

          (c) Vail has previously delivered to Foods or will so deliver as soon as practicable prior to Closing lists of the most recently issued real and personal (including vehicles) property tax assessments and tax bills, if any, for Vail's 1994 and 1995 fiscal years for all property owned or leased by Vail and its subsidiaries.

          (d) Except as set forth on Schedule 4.14(d)(i) all real properties owned by Vail or its subsidiaries are free from agreements creating an obligation to sell, lease or grant an option to sell or lease and (ii) all Vail Leased Property is free of all agreements creating an obligation to sublease, grant an assignment of lease or grant an option to sublease.

          (e) Except as set forth on Schedule 4.14(e), to the Knowledge of Vail all real properties owned by Vail and its subsidiaries and Vail Leased Properties are currently zoned in the zoning category which permits operation of said properties as now used, operated and maintained. To the Knowledge of Vail, the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing.

          (f) Schedule 4.14(f) lists all properties owned or leased by Vail and its subsidiaries which are not presently being used in the business or operations of Vail and its subsidiaries.

          (g) All buildings, structures or improvements owned and/or leased by Vail and its subsidiaries on any of the owned or leased real properties are located entirely within the property boundary lines of such properties and do not materially encroach onto adjoining lands, and there are no material encroachments of buildings, structures or improvements from adjoining land onto such properties.

          (h) To the Knowledge of Vail, the developed owned real properties and the Vail Leased Property currently have access to, at or within their property boundary lines to all gas, water, electricity, storm, sewer, sanitary sewer, telephone, and all other utilities necessary or beneficial to the current operation of the owned or leased properties, and all of such utilities are adequate and sufficient for the current operation of such properties, subject to normal interruptions in the ordinary course.

          (i) Vail and its subsidiaries hold a valid leasehold estate for each Vail Leased Property, as shown on Schedule 4.14(a)(i), and enjoy peaceful and undisturbed possession thereunder. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect, Vail and its subsidiaries have complied with all material obligations thereunder, and there are no existing defaults by Vail and its subsidiaries, and, except as set forth in Schedule 4.14(i), there are no existing defaults by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by Vail and its subsidiaries and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. Except as disclosed on Schedule 4.14(i), all such leases shall continue in full force and effect (without default) after the Closing and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

          4.15  Personal Property.  Except as set forth on
                -----------------
Schedule 4.15(a), and except for any immaterial exceptions, restrictions or limitations contained in financing statements with respect to such property, Vail and its subsidiaries own, or have a valid lease or license with respect to, the tangible personal property (including without limitation ski lift systems and snowmaking equipment and systems) which is necessary for the operation of their business substantially in the same manner as currently conducted, free and clear of all liens, mortgages, pledges, security interests, charges or encumbrances other than Permitted Encumbrances, and enjoy peaceful and undisturbed possession thereunder. Except as set forth on Schedule 4.15(b), all such property that is material to the operations of Vail is in reasonably good operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is used. Schedule 4.15(c) contains a list of each lease pursuant to which Vail and its subsidiaries lease personal property which involves payment over the remaining term of such lease of more than $100,000 and which in each case is not cancelable upon six months' notice or less without penalty of more than $100,000.
All such personal property leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, Vail and its subsidiaries have complied with all obligations thereunder and there are no existing material defaults by Vail and its subsidiaries or, to the Knowledge of Vail, by any other party thereunder; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by Vail and its subsidiaries thereunder; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by any other party thereunder. Except as set forth on Schedule 4.15(d), all personal property leases which are set forth on Schedule 4.15(c) hereto shall continue in effect after the Closing and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party. All unperformed contracts to purchase personal property to which Vail and its subsidiaries are a party which provide for a purchase price of $100,000 or more are set forth on Schedule 4.15(e).

          4.16  Litigation and Claims.  Schedule 4.16 sets
                ---------------------
forth all pending judicial or administrative investigations, lawsuits, actions or proceedings against Vail and its subsidiaries of which Vail or Vail and its subsidiaries have received written notice. Except as set forth on Schedule 4.16, there are no actions, suits, investigations, administrative proceedings or orders pending or, to Vail's Knowledge, threatened against (i) Vail, at law or in equity, which, if adversely determined, would have an adverse effect on the ability of Vail to perform the terms of this Agreement, or would interfere with the ability of Vail to consummate the transactions contemplated herein, or (ii) against Vail or any of its subsidiaries, at law or in equity.

          4.17  Compliance with Laws.  Except as set forth on
                --------------------
Schedule 4.17, to the Knowledge of Vail, Vail and its subsidiaries are not in violation of any law, rule or regulation or in default in any material respect with respect to any judgment, writ, injunction or decree of any federal, state or local commission.

          4.18  Orders and Consent Decrees.  Except as set
                --------------------------
forth on Schedule 4.18, or as specifically cross-referenced thereon from other Schedules hereto, Vail and its subsidiaries are not a party to, or bound by, any material judicial or administrative order, judgment, decree or consent decree relating to any past or present practice, omission, activity or undertaking. To the Knowledge of Vail, Vail and its subsidiaries are not in default in any material respect under any of the judicial or administrative orders, judgments, decrees or consent decrees or conciliation or compliance agreements set forth on
Schedule 4.18.

          4.19  Labor Agreements.  There are no binding
                ----------------
agreements of any type with any labor union, labor organization, collective bargaining unit or employee group to which Vail and its subsidiaries are bound.

          4.20  Employees.  Except as set forth on Schedule
                ---------
4.20, Vail and its subsidiaries have not received any written notice from a governmental authority or official during the past two years of any non-compliance with any federal, state or local laws, regulations and legal requirements relating to the employment of labor in connection with their business, including those laws, regulations and legal requirements relating to wages, hours, benefits, affirmative action, equal opportunity, including the Americans with Disabilities Act and the Occupational Safety and Health Act, collective bargaining, workers' compensation and the payment of social security, unemployment and employment taxes.

          4.21  Contracts.  All contracts of Vail or any of
                ---------
its subsidiaries which involve aggregate payments after the date of this Agreement of $100,000 or more are set forth on Schedule
4.21 or are specifically cross-referenced thereon from other Schedules hereto. Except as set forth on Schedule 4.21, Vail and its subsidiaries are not a party to or obligated under any written agreement or contract that:

          (a) provides for the employment of any Corporate Officer of Vail not terminable at will and without liability for additional payments or compensation, other than severance and vacation pay payable in accordance with the established policies of Vail as set forth on Schedule 4.21;

          (b) provides for (i) the employment of any consultant or broker for a term that would exceed one (1) year from the date of the Closing, or provides for payments that exceed $100,000, or (ii) the employment of any independent attorney or accounting firm not terminable at will;

          (c)  would prohibit or limit in any material respect
     Vail or any of its subsidiaries from engaging in their present business;

          (d) requires the purchase of materials, inventories services or supplies that has a remaining contractual term of more than one (1) year from the Closing, or would require payments in the aggregate in excess of $100,000;

          (e) involves the sale of any asset or property of Vail or any of its subsidiaries presently being used in Vail's or any of its subsidiaries' business or operations, other than in the normal course of business;

          (f)  relates to the borrowing of money or bank credit
     (including, but not limited to, indentures, notes, installment obligations and capital leases) or the mortgaging or pledging of any asset or property of Vail or any of its subsidiaries;

          (g) guarantees the obligations of any supplier, customer or other third party, other than endorsements in the ordinary course;

          (h) is a forward, swap, option or swaption contract or any other financial instrument with similar characteristics and/or generally characterized as a "derivative" security to which Vail or any of its subsidiaries are a party or to which Vail or any of its subsidiaries or any of their respective assets or properties is subject or bound (including, without limitation, funds of Vail invested by any other person); or

          (i) includes any indemnity provisions for claims based on product liability, environmental or employee or retiree liabilities and arises out of any purchase or acquisition of another entity or business.

          4.22  Validity of Material Contracts.
                ------------------------------

          (a) Except as set forth on Schedule 4.22(a), Vail and its subsidiaries have not: (i) received any written claim of breach or default from any party relating to any agreement, commitment or contract listed on Schedule 4.21; or (ii) received any written notice of termination from any party relating to any such agreement, commitment or contract.

          (b) Except as set forth on Schedule 4.22(b), Vail and its subsidiaries have not breached or defaulted in any material respect on any agreement, commitment or contract listed on
Schedule 4.21.

          4.23  Trademarks and Copyrights.
                -------------------------

          (a) Schedule 4.23(a)(i) lists all registered trade-marks and copyrights owned by Vail and its subsidiaries and the jurisdictions in which such are registered or in which an application has been filed for such registration. Schedule 4.23(a)(ii) lists each license or sublicense (with a term exceeding one year or with a royalty payment of more than $1,000) to which Vail and its subsidiaries are a party and pursuant to which any other person or entity is authorized to use any such trademark or copyright. All trademarks and copyrights listed on
Schedule 4.23(a)(i) are owned by Vail and its subsidiaries and, except as disclosed on Schedule 4.23(a)(iii), are free and clear of any known adverse claim of any third party.

          (b)  To the Knowledge of Vail, Vail and its
subsidiaries do not infringe or unlawfully or wrongly use any trademark or copyright rights owned or claimed by any other party.

          (c)  To the Knowledge of Vail, except as disclosed on
Schedule 4.23(c), no third party is now making any infringing use of any Vail trademark or copyright.

          (d) Except as disclosed on Schedule 4.23(d) or as required to be disclosed on Schedule 4.23(a)(ii), Vail and its subsidiaries have not sold or otherwise disposed of, or transferred or granted, any interest in such Vail trademarks or copyrights listed on Schedule 4.23(a)(i).

          (e) To the Knowledge of Vail, no claims are being asserted by any person against the use of any of the trademarks or copyrights listed on Schedule 4.23(a)(i), or challenging or questioning the validity or effectiveness of any license or agreement related thereto. Except as disclosed on Schedule 4.23(e), none of the Vail trademarks or copyrights is subject to any outstanding order, judgment or decree restricting the use thereof by Vail and its subsidiaries, or restricting the licensing thereof by Vail and its subsidiaries to any other person or entity.

          4.24  Powers of Attorney.  Except as set forth on
                ------------------
Schedule 4.24, neither Vail nor any of its subsidiaries has any material outstanding revocable or irrevocable Powers of Attorney or similar authorizations issued to any individual who is not a Vail Employee.

          4.25  Taxes.
                -----

          (a)  Vail, the affiliated group, within the meaning of
Section 1504 of the Code, of which Vail is the common parent and any other affiliated group, within the meaning of Section 1504 of the Code, of which Vail has been a member at any time since its date of incorporation (an "Affiliated Group" and, collectively, the "Affiliated Groups") have timely filed on or before the date hereof all Tax Returns required to be filed in accordance with all applicable laws (taking into account all extensions of due dates), and all such Tax Returns are true, correct and complete and all amounts shown thereon as owing have been paid. Except as set forth on Schedule 4.25(a): (i) all Tax bills or Tax assessments received by or with respect to Vail have been paid (to the extent the Taxes shown thereon are due and owing); (ii) all Taxes with respect to Vail and the Affiliated Groups (whether or not shown on any Tax Returns) have been paid or accrued and all deficiencies for Taxes asserted or assessed by a taxing authority against Vail or an Affiliated Group have been paid or finally settled or are being contested by appropriate proceedings; (iii) no claim is currently being made by an authority in a jurisdiction where Vail or an Affiliated Group does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and (iv) there are no liens on any of the assets of Vail or an Affiliated Group that arose in connection with any failure (or alleged failure) to pay any Tax. The term "Vail" when used in this Section 4.25 means Vail and its subsidiaries.

          (b) Vail and the Affiliated Groups have collected or withheld and paid on a timely basis all Taxes required to have been collected or withheld and paid to any taxing authority in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (c)  Except as set forth on Schedule 4.25(c), neither
Vail nor an Affiliated Group has received any written notice of pending or threatened actions, audits, proceedings or investigations for the assessment or collection of Taxes.

          (d) Except as set forth on Schedule 4.25(d), neither Vail nor an Affiliated Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (but only to the extent such waiver or extension is still in effect) nor are there any outstanding requests for any extension of time within which to pay any Taxes not yet paid. For all taxable periods subsequent to the fiscal year ended December 31, 1989, Vail has provided to Foods (i) true, correct and complete copies of federal Form 1120 pro forma returns for Vail and all other information (compiled in a true, correct and complete manner) relating to income, deductions, credits and Taxes of Vail that is not included in the pro forma returns, (ii) all statements of federal Income Tax deficiencies assessed against, or attributable to, Vail or an Affiliated Group and (iii) a true, correct and complete copy of any Tax Sharing Agreement to which Vail is a party and a true, correct and complete description of any such Tax Sharing Agreement not reduced to writing.

          (e) Except as set forth on Schedule 4.25(e), neither Vail nor an Affiliated Group has made, is obligated to make or is a party to any contract, agreement, arrangement or plan covering any Vail Employee that (taking into account the transactions contemplated by this Agreement) could obligate it to make any payments that would not be deductible under Section 162 of the Code (by reason of being unreasonable in amount), Section 404,
Section 162(m) or Section 280G of the Code.

          (f) Schedule 4.25(f) sets forth the following information with respect to Vail as of the most recent practicable date: (i) the tax basis of Vail's assets; and
(ii) the amount of any net operating loss, net capital loss, tax credit or other carryover allocable to Vail.

          (g) Except as set forth on Schedule 4.25(g), Vail is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (h) The unpaid Taxes of Vail do not exceed the reserve for Tax liability as computed in a manner consistent with the prior and customary accounting practice of Vail (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income).

          (i) All Consolidated Returns and Unitary Returns (as defined below), and all state, local and foreign Tax Returns of Vail and the Affiliated Groups have been closed by applicable statute of limitations for all taxable years ending on or before the dates shown on the attached Schedule 4.25(i). "Consolidated Return" shall mean any consolidated federal Income Tax Return filed by an Affiliated Group, and "Unitary Return" shall mean any Return with respect to any Taxes, other than federal Income Taxes, filed, or required to be filed, on a consolidated, combined or unitary basis by any group of corporations of which Vail is a member or has been a member at any time since its date of incorporation.

          (j) Vail and the Affiliated Groups have made all payments of estimated Taxes required to be made with respect to any of them under Section 6655 of the Code and any comparable provisions of state, local and foreign law.

          (k) Except as set forth on Schedule 4.25(k), no power of attorney has been granted by Vail or an Affiliated

Group with respect to any matter relating to Taxes which is currently in force.

          (l) No consent has been filed under Section 341(f) of the Code with respect to Vail or an Affiliated Group.

          (m) Neither Vail nor an Affiliated Group has incurred or assumed any corporate acquisition indebtedness, as defined in
Section 279(b) of the Code.

          4.26  Employee Benefit Plans.
                ----------------------

          (a) All Employee Benefit Plans sponsored by Vail and covering Vail Participants are set forth on Schedule 4.26(a) (the "Vail Employee Benefit Plans"). With respect to each Vail Employee Benefit Plan, copies of the following have been delivered to Foods where applicable: (i) the Plan document;
(ii) a summary plan description; (iii) most recent Annual Return/Report of Employee Benefit Plan, Form 5500 Series;
(iv) trust agreement; (v) insurance policy; and (vi) deter-mination letter from the IRS. The Vail Employee Benefit Plans have in all material respects been maintained and administered in compliance with applicable federal and state laws, regulations and rules, including, but not limited to, ERISA and the Code.
All contributions required as of the Closing, by law or contract, to be made to each Vail Employee Benefit Plan will have been timely made.

          (b) No Vail Employee Benefit Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under
Section 511 of the Code that remains unpaid and assessable against Vail after the Closing.

          (c) Neither Vail nor any plan fiduciary of any Vail Employee Benefit Plan has engaged in any transaction in violation of Section 404 or 406 of ERISA, or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA, or in violation of Section 4975(c)(2) or 4975(d) of the Code.

          (d) Except as listed on Schedule 4.26(d), neither Vail nor any Vail Employee Benefit Plan is a party to any litigation with respect to Vail Participants relating to, or seeking benefits under, any Employee Benefit Plan.

          (e) Except as set forth on Schedule 4.26(e), neither Vail nor any ERISA Affiliate has any legally binding commitments to create any additional Employee Benefit Plans which are intended to cover Vail Employees, or to amend or modify any existing Employee Benefit Plan with respect to benefits for Vail Employees. With respect to each collective bargaining agreement, there is no legally binding commitment to create any additional Employee Benefit Plans which are intended to cover Vail Employees, to amend or modify any existing Employee Benefit Plan which covers or has covered Vail Employees, or to begin contributing, or increase contributions, to a Multiemployer Plan, which would materially increase the benefits to be provided under such collective bargaining agreement.

          (f) Except as described on Schedule 4.26(f), the execution and performance of the transactions contemplated by this Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, shall not constitute an event under any Employee Benefit Plan or agreement under which Vail may incur any liability that will result in any payment (whether severance pay or otherwise), acceleration, vesting or increase of benefits with respect to any Vail Employee.

          (g) Each Vail Employee Benefit Plan which is a retirement plan or a savings plan has been established and operated so as to be qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) from its adoption to date and will be so as of the Closing. Vail has not, by its action or inaction, adversely affected the qualified status of any such Vail Employee Benefit Plan.

          (h) All Vail Employee Benefit Plans under which benefits are provided under health maintenance and preferred provider organizations are set forth on Schedule 4.26(h).

          (i) Except as set forth on Schedule 4.26(i), neither Vail (since January 1, 1989) nor any ERISA Affiliate has been a party to any Multiemployer Plan in either a "complete withdrawal" as defined in Section 4203 of ERISA or a "partial withdrawal" as defined in Section 4205 of ERISA.

          (j) Neither Vail nor any of its ERISA Affiliates have incurred any liability under Title IV of ERISA (other than for contributions not yet due or for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

          4.27  Environmental Matters.  Except as set forth
                ---------------------
on Schedule 4.27:

          (a) Vail and its subsidiaries have obtained (or are capable of obtaining without incurring any material incremental expense) all Environmental Permits and all licenses and other authorizations and have made all registrations and given all notifications that are required under any applicable Environmental Law.

          (b) Except as set forth on Schedule 4.27(b), there is no Environmental Claim pending (excluding any of the foregoing with respect to which Vail has not received service of process or notice, as the case may be, except if Vail has Knowledge of the existence thereof) against Vail and its subsidiaries under an Environmental Law.

          (c) Except as set forth on Schedule 4.27(c) Vail and its subsidiaries are in compliance with all terms and conditions of their Environmental Permits, and are in compliance with all applicable Environmental Laws.

          (d) Except as set forth on Schedule 4.27(d) Vail and its subsidiaries did not generate, treat, store, transport, discharge, dispose of or release any Hazardous Substances on any property now or previously owned, leased or used by Vail and its subsidiaries.

          4.28  Liability and Casualty Insurance.  Schedule
                --------------------------------
4.28 sets forth a description of each liability or casualty insurance policy (including, without limitation, fire and product liability policies) including self-insurance maintained on the property, assets and business of Vail and its subsidiaries, specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date and the annual premium. All such policies: (i) are valid, outstanding and enforceable policies; (ii) shall remain in full force and effect until their respective expiration dates as set forth on
Schedule 4.28 without the payment of additional premiums other than additional premiums required in the ordinary course prior to the Closing; and (iii) except as noted on Schedule 4.28, shall not in any way be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

          4.29  Consents or Approvals.
                ---------------------

          (a) All consents and approvals of any third party required by the terms hereof or required to consummate the transactions contemplated herein have been obtained or, prior to the Closing, will be obtained and shall remain in full force and effect through the Closing.

          (b) Except as set forth in Schedule 4.29, no consent, waiver, approval or authorization, registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Vail in connection with the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by Vail in connection herewith contemplated herein and therein, or the consummation by Vail of the transactions contemplated herein and therein.

          4.30  Transaction Fees.  Except as set forth on
                ----------------
Schedule 4.30, neither Vail nor any member of its board of directors has any agreement or understanding, or has incurred any liability, requiring the payment of a finder's fee, brokerage commission or like cost or charge to any person by reason of this Agreement or the transactions contemplated herein. Vail is solely responsible for all fees, commissions and other costs of the persons listed on Schedule 4.30 and neither Vail nor any of its subsidiaries has any responsibility therefor.

          4.31  Ralston Stock Acquired for Vail's Account.
                -----------------------------------------
The Ralston Stock to be acquired by Vail pursuant to this Agreement is being acquired for Vail's own account. Vail has no intention of distributing or reselling such stock or any part thereof in any transaction which would be in violation of the Securities Act of 1933, or the state securities laws of any state.

          4.32  United States Forest Service.
                ----------------------------

          (a) Except as set forth on Schedule 4.32(a), Vail's operations and those of its subsidiaries comply, in all material respects with the terms and conditions of the USFS Permits issued by the USFS to Vail or its subsidiaries and such permits are in full force and effect and neither Vail nor its subsidiaries have received any notice of default under the USFS Permits;

          (b) Except as set forth on Schedule 4.32(b), neither Vail nor its subsidiaries have received any written notice of nor have any Knowledge that the USFS has any intention of amending, revoking or otherwise altering the terms or conditions of any of the USFS Permits, or portion thereof, or the application of the USFS Permits to Vail's or its subsidiaries' operations;

          (c)  Except as set forth on Schedule 4.32(c), neither
Vail nor its subsidiaries are engaged in any on-going dispute or disagreement with the USFS over the interpretation or application of any term or condition of any of the USFS Permits; and

          (d) Except as set forth on Schedule 4.32(d), Vail has no Knowledge of any third-party permittee or commercial operator operating within the areas permitted to Vail or its subsidiaries under any of the USFS Permits.

          4.33  Passenger Tramway.
                -----------------

          (a) Except as set forth on Schedule 4.33(a), neither Vail nor its subsidiaries have had, in the past three (3) ski seasons, any passenger tramway incidents that required reporting to the CPTSB under CPTSB laws, rules, regulations and standards.

          (b) Except as set forth on Schedule 4.33(b), each passenger tramway operated by Vail or its subsidiaries complies in all material respects with current laws, rules, regulations and standards of CPTSB and the ANSI and, further, there are no defects or conditions which are "grandfathered" under CPTSB or ANSI laws, rules, regulations and standards.

          (c) Except as set forth on Schedule 4.33(c), Vail and its subsidiaries have maintained in all material respects, each passenger tramway owned or operated by Vail or its subsidiaries according to all CPTSB laws, rules, regulations and standards and all maintenance and replacement procedures and standards recommended by the manufacturer, or manufacturer's successor, of each such passenger tramway and, further, no such maintenance or replacement is now outstanding or has been otherwise deferred or delayed beyond the manufacturer's recommended maintenance and replacement schedule.

          (d) Except as set forth on Schedule 4.33(d), neither Vail nor its subsidiaries have any Knowledge of any defect or condition that would preclude or materially limit the normal operation of any passenger tramway owned or operated by Vail or its subsidiaries.

          4.34  Clean Water Act.
                ---------------

          (a) To Vail's Knowledge, there have been no material discharges of dredged or fill material into any waters of the United States, or any other activity, on or within property owned or operated by Vail or its subsidiaries in violation of the Clean Water Act, other than discharges or other activities pursuant to permits (the "Vail Existing Permits").

          (b) Except as described on Schedule 4.34(b), to Vail's Knowledge, the Vail Existing Permits are in full force and effect and neither Vail, its subsidiaries nor anyone acting for or on behalf of Vail or its subsidiaries has materially violated nor is currently and materially in violation of any of the terms and conditions of the Vail Existing Permits and there are no outstanding mitigation requirements or unsatisfied conditions contained in any of the Vail Existing Permits. Vail represents that it has all permits required under the Clean Water Act.

          4.35  Water Rights.  The representations and
                ------------
warranties set forth on Schedule 4.35 are incorporated herein by reference.

          4.36  Financing Commitment.  Vail has obtained a
                --------------------
commitment to lend Vail sufficient funds to repay Indebtedness of Ralston up to the Foods Dividend Amount from Nationsbank of Texas, N.A. and has provided Foods a true and correct copy of such commitment. Vail has no Knowledge of any fact or circumstance that may cause Nationsbank of Texas, N.A. not to loan such funds to Vail on or prior to the Closing Date.


                            ARTICLE V

                    COVENANTS PENDING CLOSING


          5.1  Ralston Operations.  Until the Closing, Foods
               ------------------
and Ralston shall use, and shall cause Ralston's subsidiaries to use, their reasonable best efforts to conduct Ralston's business in the usual and customary manner consistent with past practice and exclusively through Ralston and its subsidiaries. Until the Closing, Ralston shall, and shall cause its subsidiaries to, continue to make capital expenditures with respect to the properties and resorts of Ralston as contemplated by the Ralston Budget and shall make all expenditures reasonably necessary (including but not limited to marketing and advertising expenditures and the hiring of seasonal employees) for the Ralston resorts opening for the 1996-1997 ski season on a basis consistent with past practice and in accordance with the Ralston Budget. Except with the prior written approval of Vail (which approval shall not be unreasonably withheld) or as specifically permitted by the terms of this Agreement, Foods shall not permit Ralston to, and Ralston shall not and shall not permit any of its subsidiaries to:

          (a) enter into any employment agreement with any officer or director, or any agreement to increase the compensation or benefits of any officer or director (other than pursuant to normal merit salary reviews conducted in the ordinary course of business after consultation with
     Vail);

          (b) increase the compensation or benefits (including, without limitation, increasing any severance benefits) of any Ralston Employee except: (i) as required by law;
     (ii) in accordance with customary negotiations of applicable labor or employment agreements to which Ralston or any of its subsidiaries is bound; (iii) pursuant to any changes in Employee Benefit Plans as set forth on Schedule 3.30(f); or
     (iv) pursuant to normal merit salary reviews conducted in the ordinary course of business after consultation with Vail;

          (c) make any payment under any existing Employee Benefit Plan not required under the terms thereof, or modify, amend or terminate any existing Employee Benefit Plan (except as required by law) to materially increase the benefits under such plan, or adopt any new Employee Benefit Plan;

          (d) hire any new Ralston Employee at a grade level of director or higher (other than replacement employees after consultation with Vail);

          (e) merge with or into another corporation, or become a partner, shareholder or participant in any joint venture, limited liability company or other business organization; or acquire by purchase or otherwise all or any part of the business or the assets of, or stock or other evidence of beneficial ownership in, any firm, corporation or other person;

          (f) acquire or dispose of any material asset (other than current assets in the ordinary course of business) or fail to execute all renewal options on any Ralston Leased
     Property;

          (g) permit any material change in any methods of calculating any bad debt, or in the assumptions underlying such calculations;

          (h) undertake any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or permit any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

          (i) permit or allow any of the properties (excluding the Option Land) or assets used by Ralston or its subsidiaries in their business or operations (whether real, personal or mixed, tangible or intangible) to be mortgaged or pledged, or subjected to a lien, except for Permitted Encumbrances;

          (j) cancel or release any other debts or claims, or waive any rights of substantial value or sell, transfer or convey any of its properties or assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

          (k) dispose of, or permit to lapse, or otherwise fail to use reasonable efforts consistent with past practices, which may or may not include the institution of litigation, to preserve the rights of Ralston or any of its subsidiaries to use any material patent, trademark, service mark, logo, trade dress, trade style, trade name, assumed name or copyright or any registration or recording thereof or application therefor;

          (l) dispose of, or permit to lapse, any material license, permit or other form of material authorization; or dispose of or disclose to any person, other than employees, consultants and representatives bound by confidentiality obligations or agreements, any trade secret, formula, process or know-how;

          (m) make any commitments for capital expenditures for replacements or additions to property, plant or equipment, other than as required in the ordinary course of business consistent with the Ralston Budget or otherwise in the ordinary course in an aggregate amount not to exceed $100,000;

          (n) declare, pay or make, or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities (other than as permitted by Section 2.3 or 5.12 hereof), or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities;

          (o) issue, authorize or propose the issuance of any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock;

          (p) delay or defer payment of accounts payable or other obligations of Ralston or any subsidiary, or accelerate collection of accounts receivable or other obligations due Ralston or any subsidiary, in a manner inconsistent with past practice, or otherwise make any material change in any method of accounting or accounting practice;

          (q) except pursuant to existing Employee Benefit Plans, pay, loan or advance any amount to, or sell, transfer or lease, any property or asset (whether real, personal, tangible or intangible) to, or enter into agreement, arrangement or transaction with any of the Corporation Officers or directors of Ralston;

          (r) terminate any material contract, lease, agreement or license except for contracts, leases, agreements or licenses expiring in the ordinary course of business pursuant to their terms, amend or suffer the amendment of, or fail to perform all of its material obligations under, any material contract, lease, agreement or license;

          (s) enter into any contract, lease, license or permit, except contracts entered into in the ordinary course of business;

          (t) fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence, qualifications, material licenses, permits, registrations and franchises of Ralston and its subsidiaries, or fail to comply with any law applicable to the conduct of the businesses of Ralston and its subsidiaries where the failure to comply is reasonably likely to result in a Material Adverse Change;

          (u) amend the certificate of incorporation or by-laws of Ralston or any of its subsidiaries, or fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence and qualifications of Ralston or any of its subsidiaries;

          (v) incur or become liable with respect to any Indebtedness that would be required to be repaid as a result of the transactions contemplated by this Agreement or that would not be prepayable at any time following the Closing without premium or penalty;

          (w) enter into any agreement with any local, state or Federal government or agency; or enter into any consulting agreement or sponsorship agreement requiring the payment of $100,000 or more or having a term of one year or more;

          (x) knowingly take any action that would render any representation or warranty inaccurate in any material respect at the time of Closing;

          (y) take any action with respect to, or make any material change in its accounting or Tax policies or procedures, except as may be required by changes in generally accepted accounting principles upon the advice of its independent accountants;

          (z) make or revoke any Tax election or settle or compromise any Tax liability, or amend any Tax Return;

          (aa) take any action or fail to take any action which would constitute a material breach or default under the LLC
     Agreement;

          (bb) permit its representatives to the LLC's Management
     Committee (as defined in the LLC Agreement) to act upon, ratify, or approve any Major Decisions (as defined in the LLC Agreement); or

          (cc) dispose of, transfer or assign its interest or any part thereof in the LLC.

          5.2  Vail Operations.  Until the Closing, Vail
               ---------------
shall conduct its business in the usual and customary manner consistent with past practice and shall continue to make capital expenditures with respect to its properties and resorts as contemplated by its 1996 fiscal budget. Except with the prior written consent of Foods or in furtherance of the transactions contemplated by this Agreement, Vail shall not:

          (a)  merge with or into another corporation;

          (b) issue, authorize or propose the issuance of any shares of its capital stock or options to acquire capital stock other than (i) the issuance of shares of capital stock issued pursuant to the options listed on Schedule 4.1,
     (ii) the issuance of up to 50,000 shares of Vail Stock to officers and employees of Vail and (iii) the grant or issuance of options for up to 300,000 shares of Vail Stock to officers and employees of Vail minus the number of shares issued pursuant to clause (ii), or subdivide or in any way reclassify any shares of its capital stock (other than shares of capital stock issued in connection with Vail's stock option plan or other existing options);

          (c) declare or pay any extraordinary dividend or any other dividend other than the Vail Dividend; or

          (d) fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence and qualification of Vail or amend the Certificate of Incorporation or by-laws of Vail, except as contemplated herein.

          In addition to the foregoing, Vail will not take any action with respect to, or make any material change in its accounting or Tax policies or procedures, except as may be required by changes in generally accepted accounting principles upon the advice of its independent accountants, or make or revoke any Tax election or settle or compromise any Tax liability, or amend any Tax Return, without first consulting with Foods, it being understood that Vail may undertake such action after such consultation.

          5.3  Due Diligence Review.
               --------------------

          (a) Until the Closing, each of Ralston and Vail shall permit each other and their respective counsel, accountants, financial advisors and other representatives access during normal business hours to the facilities, personnel and accountants (including all audit work papers relating solely to Ralston and/or its subsidiaries) of Ralston and Vail and to all of the properties, operations, books, contracts and records of Ralston and Vail to the extent relevant to the transactions contemplated herein, and shall furnish Ralston and Vail during such period with all such information concerning the businesses and operations of Ralston and Vail as Ralston or Vail may reasonably request, except to the extent that, in the reasonable opinion of counsel, such furnishing of information would violate or suggest a violation of any federal, state or local statute, rule, regulation or ordinance, or any confidentiality agreements with respect to such information. In furtherance of the foregoing, promptly following the execution of this Agreement Ralston shall
(i) permit Vail and its representatives to directly communicate with directors and third party consultants (at Vail's expense to the extent that the expenses of such consultants as a result of such communications exceed $10,000) of Ralston and to physically visit and inspect all of Ralston's resorts and properties,
(ii) provide to Vail all information reasonably requested by Vail with respect to real estate owned or leased by Ralston and its subsidiaries and (iii) use its best efforts prior to the Closing to permit Vail and its representatives to have access to all of the personnel, properties, books, contracts and records of the LLC, including attending all meetings between representatives of Ralston and of the LLC. Vail shall coordinate and schedule any access to Ralston's and the LLC's facilities and employees through Joe R. Micheletto and Ingrid Keiser.

          (b) In the event of a material change to Ralston's or Vail's business or operations, Ralston or Vail, as the case may be, shall notify the other party of such material change and shall furnish such other party with all information concerning such change as such other party may reasonably request, except to the extent that, in the reasonable opinion of counsel, such furnishing of information would violate or suggest a violation of any federal, state or local statute, rule, regulation or ordinance or any confidentiality agreements with respect to such information.

          5.4  Insurance.
               ---------

          (a) Until the Closing, each of Foods and Vail shall use their best efforts to maintain, in full force and effect, liability and casualty insurance policies providing coverage substantially identical to the insurance coverage provided under the policies of insurance now in effect for Ralston and Vail and set forth on Schedules 3.31 and 4.28, respectively. Such party shall notify the other party in writing in the event of any cancellation of insurance coverage.

          (b) Ralston's insurable interest in the insurance policies listed in Schedule 3.31 shall terminate (except for the property policy) at the Closing. Vail shall add Ralston as additional named insured under Vail's casualties policies effective as of the Closing. Vail shall assume Ralston's property policy under an assignment until the expiration of such policy.

          (c) Foods will provide notice in the form of claim printouts to the respective insurers of "claims made" excess liability policies.

          5.5  Public Announcements.  Until the Closing, the
               --------------------
parties hereto shall consult with each other and shall mutually agree upon any press release or public announcement relating to the transactions contemplated herein and will not issue any such press release or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, or that counsel deems any party should make to the investing public and its shareholders, provided that the party proposing to issue such press release or make such public announcement will use reasonable efforts to consult in good faith with the other parties before issuing any such press release or making any such public announcement.

          5.6  Hart-Scott-Rodino Filing; Investigations or
               -------------------------------------------
Litigation.  Foods and Vail shall (i) take all action
- - - ----------
necessary, as soon as reasonably practicable, to make the filings required of Foods and Vail under Hart-Scott-Rodino, (ii) endeavor to obtain early termination of the waiting period thereunder,
(iii) promptly comply with any request for additional information received by Foods or Vail from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to Hart-Scott-Rodino, (iv) use reasonable efforts to defend all lawsuits, other legal proceedings, or investigations challenging this Agreement or the transactions contemplated hereby (unless in the reasonable opinion of Vail, they are unlikely to prevail in such matter), and (v) attempt to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby (unless in the reasonable opinion of Vail, they are unlikely to prevail in such matter). Without limiting the foregoing, each party will cooperate with the other parties in connection with any filings required under Hart-Scott-Rodino, including (i) furnishing to other parties, upon request, such information as shall reasonably be required in connection with the preparation of the parties' filings under Hart-Scott-Rodino, and (ii) with respect to the transactions contemplated by the Agreement, coordinating responses and establishing reasonable schedules and deadlines in connection with resolving any investigation, other inquiry, or legal proceedings commenced by the Federal Trade Commission, the Antitrust Division of the Department of Justice or any state attorney general.

          5.7  No Solicitation.  Unless and until this
               ---------------
Agreement is terminated pursuant to Article XI, Foods and Ralston shall not, and shall not permit any of their Corporate Officers or directors to, (a) furnish any information concerning the businesses of Ralston to any person (other than Vail) interested in acquiring Ralston or, except in the ordinary course of business, any of its assets, or (b) solicit any offer or enter into discussions or negotiations with respect to any merger or sale of all or substantially all of the assets of Ralston, or other acquisition transaction with respect to Ralston, with any persons other than Vail. Foods shall notify Vail promptly upon the receipt of any such inquiry, contact or offer.

          5.8  Audit of Ralston Financial Statements; Delivery
               -----------------------------------------------
of Additional Financial Statements.
- - - ----------------------------------

          (a) Promptly following the execution of this Agreement, Foods, at its expense, shall cause its independent public accountants to audit the Ralston Financial Statements (including the interim period ending June 30, 1996) and cause such audit to be completed prior to August 31, 1996, together with the delivery of such accountants' audit report with respect thereto. Foods shall permit Vail and its accountants to have access to the auditors conducting such audit as well as their work papers related thereto. Foods understands and agrees that such audited statements, together with other relevant information concerning Ralston and its business, will be included in a registration statement for the sale of Vail Common Stock in a registered public offering.

          (b) Until the Closing, Foods shall deliver to Vail interim consolidated financial statements of Ralston as soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter and related statements of income and cash flow for such current and comparative prior year and fiscal quarter, prepared in accordance with GAAP and consistent with past practices, and thereafter such statements shall be considered Ralston Financial Statements hereunder.

          (c) To the extent not included within the Ralston Financial Statements, Foods and Vail shall deliver to each other within twenty (20) days after the period to which they relate unaudited monthly financial statements, including a consolidated balance sheet and consolidated statements of earnings and cash flow for the period then ended.

          (d) Until the Closing, Vail shall make available to Foods interim consolidated financial statements of Vail, as soon a practicable but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter, and related statements of income, shareholders' equity and cash flow of such fiscal quarter, prepared in accordance with GAAP and consistent with past practices, and thereafter such statements shall be considered Vail Financial Statements hereunder. In the event any such fiscal quarter shall be the last quarter of the fiscal year, such statements shall be audited by independent public accountants.

          5.9  Supplemental Disclosure.  Until the Closing,
               -----------------------
Foods and Vail shall have the continuing obligation to promptly supplement the information contained in the Schedules attached hereto with respect to any matter hereafter discovered which was in existence on the date hereof and, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules.

          5.10  Real Property Transfer Laws.  Foods and
                ---------------------------
Ralston shall comply with any real property transfer laws that may be triggered by this transaction and Foods and Vail shall equally pay any and all taxes, if any, thereunder.

          5.11  Cooperation.  Prior to the Closing, the
                -----------
parties shall cooperate in preparing, and proceed with due diligence and in good faith in filing, any and all registration statements, filings, and other documents necessary to consummate the transactions contemplated by this Agreement.

          5.12  Foods Receivables and Payables.  Immediately
                ------------------------------
prior to the Closing, (i) all amounts then owing by Foods or any affiliate of Foods to Ralston or any of its subsidiaries shall be forgiven and extinguished and (ii) all amounts then owing to Foods or any affiliate of Foods from Ralston or any of its subsidiaries shall be contributed to Ralston's capital and extinguished.

          5.13  Environmental Surveys.  In order to assist in
                ---------------------
arranging the financing necessary for the Closing, promptly following the execution of this Agreement Vail, in consultation with Foods, shall retain, at Vail's expense, a reputable environmental consulting firm reasonably acceptable to Foods to conduct a Phase I Environmental Assessment and Compliance Audit of such of the properties of Ralston and its subsidiaries as Vail shall determine and, if recommended by such firm, Phase II investigation of such properties. Foods, in consultation with Vail, at its expense may have similar surveys done with respect to such of the properties of Vail and its subsidiaries as Foods shall determine.

          5.14  Affiliate Guarantors.  In the event that
                --------------------
Foods at any time Transfers (as defined in the Shareholders Agreement) any Vail Stock to an Affiliate of Foods, prior to making such Transfer Foods shall cause such Affiliate to execute and deliver to Vail a guaranty of such Affiliate, in form and in substance satisfactory to Vail, whereby such Affiliate shall unconditionally guaranty all of Foods' obligations to Vail under
Article X hereunder.

          5.15  Notice of Certain Transactions.  From the
                ------------------------------
date of execution of this Agreement until such time as Foods no longer has any liability under Article X hereunder, Foods shall give Vail 20 days' prior written notice before taking any of the following actions: (i) the distribution to shareholders of Foods' indebtedness or of any substantial or material portion of the assets of Foods and its subsidiaries, taken as a whole (other than cash dividends paid in the ordinary course); (ii) any consolidation or merger of Foods with or into another entity or any sale of all or any substantial portion of the assets of Foods and its subsidiaries taken as a whole; or (iii) the voluntary dissolution, liquidation or winding up of Foods.

          5.16  Guarantee Fees.  Subject to Vail complying
                --------------
with Section 10.2(d), Foods hereby promptly agrees to pay over to Vail any and all fees, commissions or other amounts that Foods or any of its Affiliates may receive on or after the Closing Date with respect to any Indebtedness of Ralston or its subsidiaries for which Foods or any of its Affiliates remains liable for (as guarantor or otherwise) after the Closing.


                           ARTICLE VI

                      CONDITIONS TO CLOSING


          6.1  Conditions of Vail.  The obligation of Vail to
               ------------------
close the transactions contemplated herein is subject to the following conditions:

          (a) performance of all covenants, obligations and agreements of Foods in all material respects contained in this Agreement required to be performed at or prior to the Closing;

          (b) the representations and warranties of Foods contained in this Agreement shall be true and correct in all material respects as of the date hereof and remain true and correct in all material respects on the date of the Closing as if such representations and warranties are being made as of the date of the Closing;

          (c) the execution and delivery by Foods of all documents required to be delivered by this Agreement at or prior to the Closing, including without limitation the Shareholder Agreement;

          (d) there shall not have occurred since June 30, 1996 a Material Adverse Change of Ralston, or any event that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change of Ralston;

          (e)  Vail shall have received the audited Ralston
     Financial Statements contemplated by Section 5.8(a) and there shall be no differences between such audited statements and the unaudited Ralston Financial Statements which are material;

          (f) Vail shall have arranged sufficient financing sources, on terms satisfactory to Vail, to repay all Indebtedness of Ralston and its subsidiaries in full on the Closing Date, and the Indebtedness relating to the Conference Center shall be amended to the reasonable satisfaction of Vail;

          (g) the aggregate amount reflected in the Ralston Budget to have been spent on capital expenditures from July 1, 1996 through the end of the month immediately preceding the Closing Date shall not be more than $3,000,000 in excess of the aggregate amount of capital expenditures actually made by Resorts and its subsidiaries from July 1, 1996 through the end of the month immediately preceding the Closing Date;

          (h) Vail shall have received consents and estoppel certificates with respect to the transactions contemplated by this Agreement from the LLC and the estate of Harry L.
     Baum;

          (i) all requisite consents and approvals from the United States Forest Service with respect to the transactions contemplated by this Agreement shall have been received by Ralston;

          (j) there shall exist no material defaults by Ralston or any of its subsidiaries on any of the contracts or agreements relating to the Ventures and there shall have been no change in the percentage ownership of the Ventures of Ralston from that which exists as of the date of this Agreement; and

          (k) Vail shall have received a certificate of an officer of Foods setting forth Foods' estimate in good faith of the amount determined pursuant to clause (A) in the definition of Closing Contribution Adjustment and such amount shall not exceed $18,000,000.

Vail may waive any condition to the Closing; provided, however, that such waiver shall not act as a waiver of any of Vail's available rights or remedies against Foods pursuant to Article X hereof.

          6.2  Conditions of Foods.  The obligation of Foods
               -------------------
to close the transactions contemplated herein is subject to the following conditions:

          (a) performance of all covenants, obligations and agreements of Vail contained in this Agreement required to be performed at or prior to the Closing;

          (b) the representations and warranties of Vail contained in this Agreement shall be true and correct in all material respects as of the date hereof and remain true and correct in all material respects on the date of the Closing (other than the representations and warranties set forth in Section 4.10) as if such representations and warranties are being made as of the date of the Closing;

          (c)  the execution and delivery by Vail and Apollo Ski
     Partners, L.P. of all documents required to be delivered by this Agreement at or prior to the Closing, including without limitation the Shareholder Agreement; and

          (d) there shall not have occurred since April 30, 1996 a Material Adverse Change of Vail, or any event that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change of Vail.

Foods may waive any condition to the Closing; provided, however, that such waiver shall not act as a waiver of any of Foods' available rights or remedies against Vail pursuant to Article X hereof.

          6.3  Hart-Scott-Rodino.  No party is obligated to
               -----------------
close (a) until the applicable waiting period (as may be extended) under Hart-Scott-Rodino shall have expired or been terminated by the appropriate governmental agency, or (b) if any challenge or objection has been made to the transactions contemplated herein by such governmental agency unless any such challenge or objection made has been withdrawn or resolved to the satisfaction of Vail in its sole discretion.

          6.4  No Litigation.  The obligation of Foods and
               -------------
Vail to close the transactions contemplated herein is subject to the condition that, upon Closing, there shall exist no bona fide lawsuit or other legal action (or any administrative proceeding or investigation) by any governmental authority that challenges or seeks to enjoin or modify the transactions contemplated herein, or any other lawsuit, action, proceeding or investigation which, in Vail's reasonable opinion, could materially interfere with the consummation of the transactions contemplated by this Agreement.

          6.5  Material Change in Market Circumstances.
               ---------------------------------------
There shall not have occurred any material adverse change in the financial markets in the United States or any other calamity or crisis, the effect of which has resulted in a material adverse effect on the market in the United States for equity securities in general.


                           ARTICLE VII

                           THE CLOSING


          7.1  Place of Closing.  The Closing will be held at
               ----------------
such place as shall be mutually agreed upon by the parties.

          7.2  Date of Closing.  The Closing shall occur on
               ---------------
the Closing Date; provided, however, if the conditions contained herein have not been met or waived by December 31, 1996, this Agreement shall terminate.

          7.3  Effective Time of Closing.  The Closing shall
               -------------------------
be deemed effective at 11:59 p.m., Denver time, on the date of Closing.

          7.4  Delivery of Closing Documents.  All matters at
               -----------------------------
the Closing shall be considered to take place simultaneously, and no delivery of any document shall be deemed complete until all documents are delivered and all transactions contemplated herein are completed.

                          ARTICLE VIII

                      CLOSING TRANSACTIONS


          8.1  Transfer of Ralston Stock.  At the Closing,
               -------------------------
Foods shall deliver to Vail stock certificate(s) representing that whole number of the issued and outstanding shares of Ralston Stock, duly and validly endorsed in blank by Foods for transfer, or accompanied by duly and validly executed stock powers, with all necessary stock transfer or other documentary stamps attached and any other documents that are necessary to transfer legal valid title.

          8.2  Delivery of Vail Stock.  As consideration for
               ----------------------
the purchase of the Ralston Stock, Vail will deliver to Foods, or its nominee, 3,777,203 shares of Vail Stock.

          8.3  Receipt.  At the Closing, after receipt of the
               -------
Vail Stock, Foods shall deliver to Vail an appropriate receipt for the Vail Stock.

          8.4  Opinion of Counsel of Foods.  At the Closing,
               ---------------------------
Foods shall deliver to Vail an Opinion of Counsel from counsel for Foods, dated as of the Closing, to the effect that:

          (a) Foods is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri; and Ralston is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

          (b) Ralston and each of its subsidiaries have the corporate power and authority to own their properties and assets and carry on their business, and are duly qualified and in good standing as a foreign corporation in each jurisdiction set forth in Schedule 3.8 hereto;

          (c) Foods (through a wholly owned subsidiary) is the record and beneficial owner of all of the issued and outstanding Ralston Stock, and the Ralston Stock certificate(s) or stock powers that have been duly executed and delivered by Foods transfer all rights to such stock to Vail, or its nominee, free and clear of any and all liens, encumbrances or rights of any other party;

          (d) Foods has taken all action required by its Articles of Incorporation and its by-laws, and Ralston has taken all action required by its Articles of Incorporation and by-laws, to authorize the execution and delivery of this Agreement and such other agreements, instruments and documents required to be executed in connection herewith;

          (e) Foods and Ralston have the corporate power and authority to execute and deliver this Agreement and, when executed and delivered, this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, constitute legal, valid and binding obligations of Foods and Ralston, enforceable in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

          (f) The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein, do not conflict with any provision of the Articles of Incorporation or by-laws of Foods or conflict with any provision of the Certificates of Incorporation or by-laws of Foods or Ralston or any of Ralston's subsidiaries;

          (g) The authorized and outstanding capital stock of Ralston consists solely of 100 shares of Ralston Stock, with all 100 shares owned of record and beneficially by Foods; all outstanding shares of Ralston Stock are duly authorized, validly issued, fully paid and non-assessable, and there are no other shares of capital stock or other securities of Ralston outstanding;

          (h) Neither the execution or delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, nor the consummation of the transactions contemplated herein and therein, to the knowledge of counsel: (i) violates any statute, law, rule or regulation, or any order, award, judgment or decree of any court or governmental authority affecting Ralston or any of its subsidiaries or Foods;
     (ii) causes (with or without notice, the passage of time or both) the maturity of any debt, liability or obligations of Ralston or any of its subsidiaries or Foods to be accelerated, or increases or will increase any such liability or obligation; or (iii) requires any filing with, the notification of, or the obtaining of any authorization, consent or approval of, any federal or state governmental or regulatory authority, other than filings under Hart-Scott-Rodino and the approval of the U.S. Forest Service, and licenses and permits as may be necessary for Ralston or any of its subsidiaries to carry on its business subsequent to the Closing;

          (i) Except as set forth in Schedule 3.19 of this Agreement, to the best knowledge of counsel, there does not exist any action, proceeding or investigation pending or threatened in writing against Foods or Ralston or any of its subsidiaries attempting to enjoin this Agreement or the transactions contemplated by this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith; and

          (j) Ralston is not (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Company Act of 1935.

          8.5  Opinion of Counsel of Vail.  At the Closing,
               --------------------------
Vail shall deliver to Foods an Opinion of Counsel from counsel for Vail (which opinion may be made by Vail's in-house counsel), with such counsel relying on opinions of other counsel and such certificates of Corporate Officers of Vail as he or she deems appropriate, dated as of the Closing, to the effect that:

          (a) Vail is a corporation validly existing and in good standing under the laws of the State of Delaware;

          (b) Vail has the corporate power and authority to own its properties and carry on its businesses as presently conducted;

          (c) Vail has taken all action required by its Certificate of Incorporation and by-laws to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in accordance herewith;

          (d) Vail has the corporate power and authority to execute and deliver this Agreement and, when executed and delivered, this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, constitute legal, valid and binding obligations of Vail, enforceable in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

          (e) The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein, do not conflict with any provision of the Certificate of Incorporation or by-laws of Vail;

          (f) Neither the execution or delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, nor the consummation of the transactions contemplated herein and therein, to the knowledge of counsel: (i) violates any statute, law, rule or regulation, or any order, award, judgment or decree of any court or governmental authority affecting Vail; (ii) violates or conflicts with, or constitutes a default under any provision of, any contract, agreement or trust to which Vail is a party, or by which Vail's assets are bound; (iii) causes (with or without notice, the passage of time or both) the maturity of any debt, liability or obligation of Vail to be accelerated, or increases or will increase any such liability or obligation; or (iv) requires any filing with, the notification of, or the obtaining of any authorization, consent or approval of any federal governmental or regulatory authority, other than filings under Hart-Scott-Rodino;

          (g) The authorized capital stock of Vail consists solely of 25,000,000 shares of preferred stock, 20,000,000 shares of Class A Common Stock and 40,000,000 shares of Common Stock; the Vail Stock issued to Foods pursuant to this Agreement has been duly authorized and is validly issued, fully paid and non-assessable; and

          (h) To counsel's knowledge, there does not exist any action, proceeding or investigation pending or threatened against Vail attempting to enjoin this Agreement or the transactions contemplated by this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith.

          8.6  Good Standing Certificates.  At the Closing,
               --------------------------
Foods shall deliver to Vail a Certificate of Good Standing for each of Foods and Ralston from the Secretary of State of their respective state of incorporation, dated not more than fifteen
(15) days prior to the Closing, with bring-down certificates as of the date of the Closing if available from the applicable Secretary of State; and Vail shall deliver to Foods Certificates of Good Standing for Vail from the Secretary of State for the State of Delaware, dated not more than fifteen (15) days prior to the Closing, with bring-down certificates as of the date of the Closing.

          8.7  Corporate Resolutions of Foods.  At the
               ------------------------------
Closing, Foods shall deliver to Vail (x) a copy of the resolutions adopted by the Board of Directors of Foods (or its Executive Committee), and a copy of the resolutions adopted by the Board of Directors of Foods, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, duly certified to as of the Closing by the appropriate corporate secretary or assistant secretary and (y) the original corporate minute books and stock transfer records of Ralston.

          8.8  Corporate Resolutions of Vail.  At the
               -----------------------------
Closing, Vail shall deliver to Foods a copy of the resolutions adopted by the Board of Directors of Vail (or its Executive Committee), and a copy of the resolutions adopted by the Board of Directors of Vail, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, duly certified to as of the Closing by the appropriate corporate secretary or assistant secretary.

          8.9  Certificate of Foods.  At the Closing, Foods
               --------------------
shall deliver to Vail certificates signed by a corporate officer of Foods, on behalf of Foods, dated as of the Closing, certifying
(i) as to the truth and accuracy of the representations and warranties made by Foods in this Agreement, and reaffirming and remaking such representations and warranties of Foods as of the Closing and (ii) that Foods has performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          8.10  Certificate of Vail.  At the Closing, Vail
                -------------------
shall deliver to Foods certificates, signed by a senior officer of Vail, on behalf of Vail, dated as of the Closing, certifying
(i) as to the truth and accuracy of the representations and warranties made by Vail in this Agreement, and reaffirming and remaking such representations and warranties of Vail as of the Closing and (ii) that Vail has performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          8.11  Shareholder Agreement.  At the Closing,
                ---------------------
Foods, Vail and Apollo Ski Partners, L.P. shall execute and deliver the Shareholder Agreement.

          8.12  Resignation of Ralston Corporate Officers.
                -----------------------------------------
At the Closing, Foods shall deliver to Vail the executed resignation, dated as of the date of the Closing and effective immediately prior to the Closing, for all of the members of the board of directors of Ralston and each of its subsidiaries and, to the extent requested by Vail, of the officers of Ralston and each of its subsidiaries.

          8.13  Consents.  At the Closing, Foods and Ralston
                --------
shall deliver to Vail any consents from third parties required for the execution, delivery and performance of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein.

          8.14  Ancillary Documents.  At the Closing, Foods
                -------------------
shall deliver to Vail all assignments, sublicenses, bills of sale or other instruments, in form acceptable to Vail, as may be necessary or reasonably requested by Vail in order to effectively sell, convey, transfer and assign to Ralston good and marketable title to all assets used in Ralston's business or operations.


                           ARTICLE IX

                      ADDITIONAL COVENANTS


          9.1  Commissions and Fees.  Each party hereto shall
               --------------------
pay any and all finder's fees, brokerage commissions or like costs or charges to be paid by reason of the transactions contemplated herein that may have been incurred by such party.

          9.2  Costs and Expenses.  Foods shall pay its own
               ------------------
and Ralston's costs and expenses, including fees of attorneys, accountants and financial advisors, necessary in the preparation of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein. Vail shall pay its own costs and expenses, including fees of attorneys, accountants and financial advisors, necessary in the preparation of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein. Notwithstanding the foregoing, Foods and Vail shall each pay one-half of the fees of an economist jointly selected by them for Hart-Scott-Rodino purposes.

          9.3  Bank Accounts.
               -------------

          (a) Until the Closing, Foods shall continue to employ cash management practices consistent with those employed immediately prior to the date of this Agreement, including:

          (i) continuing to collect funds generated from the business or operations of Ralston from bank accounts and bank lock boxes of Foods or Ralston and through Foods' standard depository transfer system; and

         (ii) continuing to fund the bank accounts of Foods or Ralston in connection with cash disbursements related to the business or operations of Ralston.

          (b) All collection and concentration bank accounts used in Ralston's business (and all cash and checks therein) shall remain the property of Foods after Closing. All disbursement accounts used in Resort's business shall remain the property of Foods at Closing. All uncleared checks, drafts or other withdrawal instruments written on such disbursements accounts prior to closing ("Uncleared Ralston Checks") shall be the responsibility of Foods after Closing. Foods will assist Ralston in establishing its own bank accounts so that Ralston will be able to write checks, drafts or other withdrawal instruments for its own account immediately after Closing.

          9.4  Business Relationships.  Within five (5)
               ----------------------
Business Days after the Closing, Vail or Ralston shall notify all banking institutions used by Ralston that Ralston has been acquired by Vail. In addition, Vail or Ralston and Foods shall notify, in writing or by publication, the customers and suppliers of Ralston that Ralston has been acquired by Vail, and that the payment of any account receivable shall be paid directly to Ralston.

          9.5  Insurance Proceeds.
               ------------------

          (a) In the event Foods receives any amount of insurance proceeds (other than self-insurance and insurance related to Employee Benefit Plans, lost profits or business interruptions) in connection with any insurance policy providing coverage for the properties and assets of Ralston for claims arising after the date hereof, Foods shall promptly notify Vail of the receipt of such proceeds, and with respect to amounts received prior to the Closing, shall retain and deliver the aggregate amount of such insurance proceeds, net of any amount of such proceeds used to replace or repair any properties or assets or claims paid by Foods prior to the Closing, to Vail at the Closing, and shall promptly deliver to Vail any such additional proceeds received after the Closing.

          (b) In the event Foods, subsequent to the Closing, receives any amount of insurance proceeds (other than self-insurance and insurance related to Employee Benefit Plans, lost profits or business interruption) in connection with any insurance policy providing coverage for the properties and assets of Ralston (including any proceeds received under any general liability, workers' compensation or excess coverage policy), then Foods shall promptly deliver all of such proceeds to Vail, without any set-off, reduction or hold back whatsoever.

          9.6  Further Action.  Subsequent to the Closing,
               --------------
Foods, Vail and Ralston shall each take such further action as may be reasonably requested by the other in order to carry out the terms of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and consummate the transactions contemplated herein and therein. The parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including contract assignments, bills of sale and third party consents, and doing any and all such other things as may be reasonably required by the parties or their counsel.

          9.7  Records.  Subsequent to the Closing, Vail and
               -------
Foods shall provide, or cause to be provided, to each other and each other's representatives, reasonable access (for the purpose of examining and copying during normal business hours) to the books and records of Ralston and Foods (insofar as they relate to Ralston), including, but not limited to, accounting and Tax records and Tax Returns, sales and purchase documents, notes, memoranda, test records and any other electronic or written data ("Records") pertaining to periods or occurrences prior to the Closing. Unless otherwise consented to in writing by the other, the parties shall not, for a period of seven (7) years following the Closing, destroy, alter or otherwise dispose of any of the books and records of Ralston or Foods (insofar as they relate to Ralston) pertaining or relating to periods prior to the Closing and, notwithstanding any other provision of this Section 9.7, no party to this Agreement shall destroy, alter or otherwise dispose of any tax or accounting records of Ralston or Foods (insofar as they relate to Ralston) without the written consent of all other parties to this Agreement.

          9.8  Employee Benefit Plan Matters.
               -----------------------------

          (a)  Vail's Obligations.  Effective on the Closing
               ------------------
Date, Vail, Ralston or one of their subsidiaries shall become the employer of Ralston Employees excluding those Ralston Employees whose employment has terminated prior to the Closing Date and excluding those Ralston Employees on leave due to, or in a waiting period prior to, a finding of total or long-term disability pursuant to any Ralston Employee Benefit Plan that provides disability benefits (for purposes hereof, Ralston Employees, other than those excluded in this Section 9.8, shall be referred to as "Active Ralston Employee(s)").

          (b)  Retention of Retirement Plans.  As between the
               -----------------------------
parties hereto, Ralcorp shall retain the assets and sponsorship of the Ralcorp Holdings, Inc. Savings Investment Plan, the Ralston Resorts, Inc. Savings Investment Plan (together the "Savings Plans"), and the Ralcorp Holdings, Inc. Retirement Plan (the "Retirement Plan") as applicable to employees or former employees of Ralston and its subsidiaries, and shall retain the obligations for providing any benefits accrued by such employees or former employees under such plans. Ralcorp shall take such actions as may be necessary to cause the Savings Plans and the Retirement Plan to provide that benefits accrued under such plans on or prior to the Closing Date by the Active Ralston Employees shall be fully vested as of the

Closing Date. Effective on the Closing Date, Ralston and its subsidiaries shall no longer participate in the Savings Plans or the Retirement Plan.

          (c)  Defined Contribution Plans.  The parties agree
               --------------------------
that pursuant to the terms of the Savings Plans, whichever is applicable, Ralston will distribute to the Active Ralston Employees or retain in the Savings Plans vested benefits accrued by the Active Ralston Employees in the Savings Plans. If requested by Vail, Ralcorp shall distribute cash and participant loans from the Savings Plans to participants who are Active Ralston Employees in "direct rollover distributions" (as described in Section 401(a)(31) of the Code).

          (d)  Defined Benefit Plan.  For purposes of
               --------------------
determining the amount of benefits payable under the Retirement Plan, (i) the compensation of each Active Ralston Employee shall only include compensation considered compensation pursuant to the Retirement Plan and paid or payable to such Active Ralston Employees by Ralston or Foods or their affiliates for services prior to and including the Closing Date and shall not include compensation paid or payable to Active Ralston Employees by Vail for services after the Closing Date; and (ii) the period of service shall be determined pursuant to the Retirement Plan and shall only include the time prior to and including the Closing Date during which such Active Ralston Employee provided services to Ralston or Foods or their affiliates and shall not include any period of time after the Closing Date during which services were provided by such Active Ralston Employee to Vail. Whether Active Ralston Employees shall be fully vested in benefits they have accrued as of the Closing shall be determined pursuant to the Retirement Plan provisions regarding vesting.

          (e)  Severance.  With respect to Active Ralston
               ---------
Employees who are terminated by Vail or Ralston on or after the Closing Date, Vail shall be responsible for severance benefits payable pursuant to severance plans, policies and practices applicable to Active Ralston Employees at the time of their termination; provided, that Vail shall not be responsible for, and Foods shall indemnify and hold harmless Vail from, any severance claims or obligations due to any Active Ralston Employee under any contractual or other agreement other than the severance benefits payable under Ralston's general severance benefits program set forth in Schedule 3.29(g)(2). Vail further agrees to provide any required notice under the WARN Act for any termination of Active Ralston Employees by Vail on or after the Closing Date.

          (f)  Vacation.  Vail agrees, after the Closing
               --------
Date, to credit each Active Ralston Employee with vacation benefits which accrued but have not yet been taken, provided, however, that requested or scheduled vacations are subject to Vail's business needs; provided further, however,
                       -------- -------  -------
that Vail shall be required to credit vacation carried forward from previous periods only to the extent reflected on the Ralston balance sheet as of the Closing Date.

          (g)  Employee Related Obligations.  (1)  Except as
               ----------------------------
may be provided in this Section (g), Ralston shall retain all liabilities for all obligations to the employees or former employees of Ralston and its subsidiaries derived from Employee Benefit Plans offered to such employees or former employees by Ralston or Foods or its affiliates which arise (medical and dental expenses arise when the employee is provided with medical and dental care) at any time out of their employment by Ralston on or immediately before the Closing Date.

               (2) Except as otherwise specifically provided herein, Vail is not obligated to provide any particular benefits to the Active Ralston Employees after closing, and may change any benefit program in the future, including plans and programs applicable to the Active Ralston Employees. Further, no agreement between the parties hereto nor any action by Vail or Foods or its affiliates shall be deemed to create any third-party beneficiary rights in any employees of Vail or Foods or any affiliate of either. Prior to the Closing, Vail will provide Foods with evidence, reasonably satisfactory to Foods, that Vail has in place, effective as of the Closing, a health benefit program for Active Ralston Employees that provides substantially comparable benefits to the health benefit program provided by Foods or its affiliates, and which does not exclude preexisting conditions. After the Closing, Vail shall be responsible for such coverage.

          (h) On and after the Closing Date, Vail shall be responsible for employee-related liabilities and obligations, with respect to the Active Ralston Employees, under any employee benefit plan and any other plans, practice and programs of Vail which may be offered to Active Ralston Employees.

          9.9  Confidentiality Agreement.  The
               -------------------------
Confidentiality Agreement shall remain in full force and effect until the Closing and (x) if the Closing occurs, only the Confidentiality and Exclusivity Agreement dated May 16, 1996 between Ralcorp Holdings, Inc. and Apollo Advisors, L.P. shall remain in full force and effect other than paragraphs 7, 8, or 9 of such agreement, and (y) if the Closing does not occur and this Agreement is terminated pursuant to Article XI, the Confidentiality Agreement shall continue in accordance with its terms.

          9.10  Tax Election.  Vail shall not make a Section
                ------------
338(h)(10) election under Section 338 of the Code with respect to the acquisition of the Ralston Stock or the operations of Ralston.

          9.11  Resale of Ralston Stock.  Foods shall not
                -----------------------
offer, sell or distribute the shares of Vail Stock received in this transaction except in accordance with the terms and conditions of the Shareholder Agreement.

          9.12  Non-Competition.
                ---------------

          (a) For a period beginning on the date hereof and ending five (5) years hereafter, Foods agrees that it will not, and it will cause any entity that Foods through one or more intermediaries, directly or indirectly controls or is controlled by ("Foods Affiliates"), not to, within North America, directly or indirectly, individually or as a member of any business organization, engage in the ownership or operation of any ski resort business or facility or have any interest in any entity engaged in the ownership or operation of any ski resort business or facility; provided, that nothing set forth in this paragraph shall prevent Foods or a Foods Affiliate from at any time owning shares issued by a publicly traded corporation, including without limitation one that engages in some or all of the activities described in this paragraph (in which activities Foods or such Foods Affiliate will not participate); provided, further, that at no time will Foods' or a Foods Affiliate's ownership in any such corporation exceed five percent (5%) of the voting stock (other than the capital stock of Vail if such ownership is in accordance with the terms of the Shareholder Agreement) as may from time to time be issued by and outstanding from each such publicly traded corporation.

          (b) Foods agrees that any breach of the covenants contained in this Section 9.12 would cause irreparable harm to Vail and Ralston and, therefore, notwithstanding any right of Vail and Ralston to recover monetary damages with respect to any such breach as set forth in this Section 9.12 or at law, Vail and Ralston will be entitled to equitable relief to enjoin any threatened or continuing breach hereof. If the scope of any restriction contained in this Section 9.12 is too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent permitted by law.
Nothing herein stated shall be construed as prohibiting any party from pursuing any other remedies available to that party for a breach hereunder, including recovery of damages.


                            ARTICLE X

                         INDEMNIFICATION


          10.1  Indemnification of Vail.  Foods shall
                -----------------------
indemnify and hereby hold harmless Vail and, after the Closing, Ralston and their nominees, affiliates, officers, directors, employees and agents against any Loss, in full as such Loss is incurred, suffered as a result of: (a) any breach of any representation or warranty made by Foods in this Agreement or in any other document, instrument or agreement entered into in connection herewith; (b) any breach of any covenant made by Foods, Ralston or Ralcorp in this Agreement or in any other document, instrument or agreement entered into in connection herewith; and (c) any breach of the Confidentiality Agreement made by Foods in favor of Vail; provided, that such
                                --------
indemnification obligation shall only arise with respect to Losses suffered or incurred as a result of any breach of any representation or warranty to the extent such Losses (which, individually, must be at least $25,000) in the aggregate exceed $1,000,000.

          10.2  Indemnification of Foods.  Vail and, after
                ------------------------
the Closing, Ralston, jointly and severally, shall indemnify and hold Foods, and its nominees, affiliates, officers, directors, employees and agents, harmless against any Loss, in full as such Loss is incurred, suffered as a result of: (a) any breach of any representation or warranty made by Vail in this Agreement; (b) any breach of any covenant made by Vail or, after the Closing, Ralston in this Agreement; (c) any breach of the Confidentiality Agreement made by Apollo Advisors L.P. in favor of Foods; and
(d) Ralston or Vail failing to pay when due any and all amounts due arising under Indebtedness of Ralston or its subsidiaries existing at the Closing Date and for which Foods or any of its Affiliates remains liable for (as guarantor or otherwise) after the Closing; provided, that such indemnification obligation
             --------
shall only arise with respect to Losses suffered or incurred as a result of any breach of any representation or warranty to the extent such Losses (which, individually, must be at least $25,000) in the aggregate exceed $1,000,000.

          10.3  Indemnification Procedure.  Upon obtaining
                -------------------------
knowledge of a Loss which shall entitle an injured party to indemnification hereunder, the injured party shall deliver a Notice of Claim to the indemnifying party. The Notice of Claim shall state in reasonable detail the nature and estimated amount of any such Loss giving rise to the right of indemnification hereunder. The indemnifying party shall have thirty (30) Business Days after receipt of the Notice of Claim to indemnify the injured party, whether or not it disputes its liability or the amount thereof, and to set forth the basis for any objection. If the indemnifying party fails to respond to the injured party within such thirty (30) Business Days, the indemnifying party shall be deemed to have acknowledged its responsibility for such Loss, and in such event, or if the indemnifying party does not dispute its liability, then the indemnifying party shall pay and discharge any such Loss which is not contested within sixty (60) days after receipt of the Notice of Claim.

          10.4  Third Party Claims.  If any party believes it
                ------------------
may suffer a Loss that should entitle such party to indemnification under this Agreement because of a lawsuit, claim or other action by a third party, such injured party shall deliver a Notice of Claim to the party required to indemnify. Within thirty (30) days after receiving a Notice of Claim, the indemnifying party may: (a) acknowledge its liability and elect to assume the defense of the third party claim at its sole cost and expense; or (b) dispute its liability in the Notice of Claim. Any contest of a third party claim in which the indemnifying party assumes such defense shall be conducted by attorneys employed by the indemnifying party; provided that the injured party shall have the right to participate with its own attorneys and at its own cost and expense. Such indemnifying party may agree to any settlement it deems in its best interest, but shall not settle any action where the settlement includes an injunction or other order affecting the injured party without the prior approval of the injured party, which shall not be unreasonably withheld. If the indemnifying party does not assume the defense of the third party claim as provided for herein, the injured party shall have the right to defend such claim and effectuate any settlement thereof it deems appropriate, and within fifteen
(15) Business Days of any final resolution, the indemnifying party shall pay the injured party any Loss the injured party suffered. If the indemnifying party is defending any third party action in good faith, its obligation to pay the indemnified party with respect to the defended matter shall be suspended until the matter has been finally adjudicated or settled.

          10.5  Tax Indemnification.
                -------------------

          (a) Notwithstanding any other provisions of this Agreement to the contrary, Foods shall be liable for and shall indemnify Vail and its affiliates and hold them harmless for, from and against (i) all liability for Taxes of Ralston and any of its subsidiaries (except as provided in Section 10.5(d) and the immediately following paragraph) for all taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date (the "Pre-Closing Tax Periods"), including, without limitation, any liability for Taxes imposed upon Ralston pursuant to Treasury Regulation " 1.1502-6 (and any comparable provision under applicable state or local law) as a result of being a member of any Affiliated Group or any combined or unitary group, and (ii) any liability for Taxes attributable to a breach by Foods of its obligations under this Agreement.

          (b) Vail shall indemnify Foods and its affiliates and hold them harmless for, from and against all liability for Taxes of Ralston for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Vail's indemnity will, other than for Taxes described in Section 10.5(a)(ii), cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period).

          (c) In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the Taxes of Ralston for the Pre-Closing Tax Period shall be computed as if such taxable period ended on and included the Closing Date.

          (d) Foods shall not be liable for and shall not indemnify Vail and its affiliates for, from and against all liability for Taxes, other than Income Taxes, for the Pre-Closing Period (i) payment of which on a timely basis would be made with an original Tax Return filed by Ralston after the Closing Date and (ii) computation thereof is made in a manner consistent with the prior and customary accounting practice of Ralston.

          10.6  Limitation of Indemnification.
                -----------------------------

          (a) The aggregate amount of all claims subject to indemnification under Sections 10.1(a), (b) and (c) with respect to indemnification of Vail shall be $185,000,000 and Sections 10.2(a), (b) and (c) with respect to indemnification of Foods shall be $185,000,000 except (x) in the case of any Loss caused by the indemnifying party's violation of law, bad faith, fraud or intentional misconduct, for which liability shall not be subject to such limit and (y) in the case of clause (d) of Section 10.2, for which there shall be no limit.

          (b) The sole remedy of the parties hereto for any Loss against them or their directors, officers, employees, agents, representatives, affiliates, shareholders or subsidiaries related to or arising from in whatsoever manner this Agreement and the other documents executed in contemplation of this Agreement is the indemnification and other remedies specifically provided herein (and therein with respect to such other documents). Therefore, no directors, officers, employees, agents, representatives, affiliates, shareholders or subsidiaries shall incur individual liability for matters arising hereunder except to the extent that an Affiliate of Foods becomes a guarantor pursuant to Section 5.14.

          (c)  An indemnifying party shall not be liable under
Section 10.1 or 10.2, as the case may be, for a loss resulting from any event relating to the other party's breach, falsity, inaccuracy, incompleteness, misrepresentation or nonfulfillment of a representation.

          10.7  Procedures Relating to Indemnification of Tax Claims.
                ----------------------------------------------------

          (a) If any taxing authority provides written notice of any claim, demand or circumstance which, if successful, might result in any indemnity payment pursuant to Section 10.5, the party seeking indemnification (the "Tax Indemnified Party") shall promptly notify the other party (the "Tax Indemnifying Party") in writing of such claim (the "Tax Claim"). If notice of a Tax Claim ("Tax Notice") is not given to the Tax Indemnifying Party within a reasonably sufficient period of time to allow such Tax Indemnifying Party effectively to contest such Tax Claim, such Tax Indemnifying Party shall not be liable to the Tax Indemnified Party or any of its affiliates to the extent that such Tax Indemnifying Party's position is actually prejudiced as a result thereof.

          (b) With respect to any Tax Claim for any taxable period ending on or prior to the Closing Date which might result in an indemnity payment to Vail pursuant to Section 10.5, Foods, within 30 days of receiving written notice of such Tax Claim, may in its sole discretion elect to control all proceedings taken in connection with such Tax Claim and, without limiting the foregoing, may in its sole discretion and at its sole expense pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest such Tax Claim in any permissible manner and in any forum permitted by law. In the event that Foods fails to provide Vail with written notice of Foods' election to contest such Tax Claim within such 30 day period, Foods shall forfeit any right to control the contest of such Tax Claim. In no case shall Vail or Ralston settle or otherwise compromise any Tax Claim referred to in the immediately preceding sentence without Foods' prior written consent, which consent shall not be unreasonably withheld. Vail, Ralston and each of their affiliates shall cooperate with Foods in contesting any Tax Claim that Foods elects to contest, which cooperation shall include, without limitation, the reasonable retention and (upon Foods' request) the provision to Foods of records and information which are reasonably relevant to such Tax Claim, for which Foods shall reimburse Vail and Ralston for their out-of-pocket expenses incurred in connection therewith.

          (c) The contest of any Tax Claim that relates to (i) taxable periods ending after the Closing Date and (ii) any Tax Claim that Foods does not elect to control pursuant to Section 10.7(b), shall be controlled by Vail, and Foods agrees and agrees to cause its affiliates to cooperate with Vail and its affiliates in pursuing such contest.

          (d) Notwithstanding the provisions of Section 10.7(b) above, with respect to any Tax Claim that Foods elects to control, Foods may not settle, compromise or otherwise dispose of the Tax Claim without first notifying Vail of Foods' proposal for settling, compromising or disposing of the Tax Claim;
provided, however, that this Section 10.7(d) shall apply
- - - --------  -------
only if such settlement, compromise or other disposition could adversely affect the tax liability of Vail or Ralston. After Foods has provided Vail with such written notice, Foods and Vail shall cooperate as to how the Tax Claim will be handled, answered, defended, compromised or settled, and Foods shall not settle, compromise or otherwise dispose of the Tax Claim until Foods and Vail have mutually agreed to the manner of such settlement, compromise or disposition.

          10.8  Survival of Representations and Warranties.
                ------------------------------------------
The representations and warranties by Foods in Article III (with the exception of those representations and warranties by Foods in
Section 3.28 of this Agreement), and by Vail in Article IV (with the exception of those representations and warranties by Vail in
Section 4.25 of this Agreement), and in any other document, certificate, instrument or agreement executed in connection hereunder unless explicitly provided otherwise in such document, certificate, instrument or agreement, shall survive for a period of two (2) years following Closing and thereafter to the extent a claim is made prior to such expiration. The representations and warranties by Foods in Section 3.28 of this Agreement and by Vail in Section 4.25 of this Agreement shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including, without limitation, by reason of waiver of such statute of limitations. No party shall be entitled to indemnification for breach of any representation and warranty set forth in Articles III and IV of this Agreement and in any other document, certificate, instrument or agreement executed in connection hereunder unless explicitly provided otherwise in such document, certificate, instrument or agreement unless a Notice of Claim for such breach has been given to the breaching party or parties prior to the termination of the period of survival of such representation and warranty as set forth herein.

          10.9  Survival of Indemnities.  The obligations of
                -----------------------
each party to indemnify another party for a Loss arising under this Agreement shall survive the sale or other transfer by a party of any asset or liability transferred, assumed or retained pursuant to this Agreement.

          10.10  Transfer Taxes.  Notwithstanding any other
                 --------------
provisions of this Agreement to the contrary, Vail and Foods shall equally pay all sales, use, stock transfer, stamp, duties, recording, real property transfer, gains and similar taxes, if any, required to be paid in connection with the transactions contemplated by this Agreement, it being agreed that none of such payments shall be borne directly or indirectly by Ralston or Vail.

          10.11  Return Filings, Refunds and Credits.
                 -----------------------------------

          (a) Except as noted in the immediately following sentence, Ralcorp shall prepare or cause to be prepared and file or cause to be filed on a timely basis (in each case, at its own cost and expense and in a manner consistent with past practice) all Tax Returns with respect to Ralston and with respect to an Affiliated Group for taxable periods ending on or prior to the Closing Date. Ralcorp agrees that Ralston shall sign and file all Tax Returns prepared solely on behalf of Ralston and its subsidiaries. For purposes of this Section 10.11(a), Affiliated Group shall mean only such group of which Ralcorp is the common parent. Ralcorp shall provide Vail with copies of all Returns that Ralcorp prepares or causes to be prepared and filed and with originals of all Returns that Ralston will sign and file.
Ralcorp shall pay or cause to be paid all Taxes shown on all such Tax Returns, whether filed by Ralcorp or by Ralston. Ralcorp further agrees that Vail shall have a reasonable opportunity to review and comment upon any Tax Return prior to Ralcorp's filing of such Tax Return that could affect the Tax liability of Vail or Ralston.

          (b) Vail shall prepare or cause to be prepared and shall file or cause to be filed on a timely basis all other Tax Returns with respect to Ralston. In connection therewith, Foods shall be responsible for and shall pay any Taxes for which Foods has agreed to indemnify Vail pursuant to Section 10.5. Vail shall provide Foods with copies of any such Tax Returns covering the Taxes described in Section 10.5 at least ten days prior to the due date thereof (giving effect to any extensions thereto), accompanied by a statement calculating Foods' indemnification obligation pursuant to Section 10.5. Foods shall pay to Vail the amount of Foods' indemnification obligation at least two business days prior to the due date thereof (giving effect to any extensions thereto) unless the parties are unable to agree on the amount of Foods' indemnification obligation hereunder, in which case Foods shall promptly pay the portion of the indemnification that is not in dispute and the disputed portion shall be resolved by independent accountants acceptable to both parties whose fees and expenses shall be paid by Vail and Foods in proportion to each party's respective liability for Taxes as determined by such accountants, and Foods shall pay the amount determined by such accountants within two days of such determination, together with interest thereon from the original due date thereof to the date of payment at a rate equal to 10% per annum.

          (c) Foods and Vail shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amendments thereto and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

          (d) Any refunds or credits of Taxes of Ralston for any taxable period ending on or before the Closing Date, except as described in Section 10.12, shall be for the account of Foods and shall be paid by Vail to Foods within ten days after Vail receives such refund. Any refunds or credits of Taxes of Ralston for any taxable period beginning after the Closing Date shall be for the account of Vail and shall be paid by Foods to Vail within ten days after Foods receives such refund. Any refunds or credits of Taxes of Ralston for any Straddle Period shall be allocated between Foods and Vail on the basis of an "interim closing of the books."

          10.12  Refunds from Carrybacks.  If Ralcorp becomes
                 -----------------------
entitled to a refund or credit of Taxes for any period for which Foods is liable under Section 10.5(a) to indemnify Vail and such Taxes are attributable solely to the carryback of losses, credits of similar items from a taxable year or period that begins after the Closing Date and attributable to Ralston, Foods shall cause Ralcorp to pay to Vail within ten days after Ralcorp receives such refund or credit the amount of such refund or credit together with any interest received thereon.

          10.13  Termination of Tax Sharing Agreements.
                 -------------------------------------
Foods hereby agrees and covenants that any obligation of Ralston pursuant to any agreements or arrangements relating to the allocation or sharing of Taxes (the "Tax Sharing Agreements") shall be terminated on or before the Closing Date, and no payments pursuant to any such Tax Sharing Agreement shall be made after such termination.

          10.14  Payments.  Unless otherwise required by law,
                 --------
the parties shall treat any payments made pursuant to this
Article X as an adjustment to the amount of the purchase price paid to Foods pursuant to Section 2.2 for federal, state and local income tax purposes.

                           ARTICLE XI

                           TERMINATION


          11.1  Mutual Consent.  This Agreement may be
                --------------
terminated at any time before the Closing by the mutual consent of Foods and Vail.

          11.2  Obligation To Close.  This Agreement may be
                -------------------
terminated by any party upon giving written notice to the other parties, if a condition to the notifying party's obligation to close pursuant to Article VI of this Agreement becomes incapable of satisfaction other than as a result of the notifying party's breach of its obligations hereunder.

          11.3  Final Closing Date.  This Agreement will
                ------------------
terminate if the Closing has not taken place on or before Decem-ber 31, 1996.

          11.4  Obligations After Termination.  Upon any
                -----------------------------
termination of this Agreement, the parties shall be released from all obligations or liabilities arising hereunder except for: (i) liabilities arising from or out of pre-termination breaches hereunder; (ii) liabilities arising out of the failure or refusal of a party to consummate the Closing if all conditions precedent have been met or waived; and (iii) obligations arising out of Sections 9.1, 9.2 and 9.9 of this Agreement.


                           ARTICLE XII

                    MISCELLANEOUS PROVISIONS


          12.1  Entire Agreement.  This Agreement, including
                ----------------
the attached Schedules and Exhibits, constitutes the entire agreement between the parties hereto relative to the subject matter hereof, and supersedes all prior written or oral understandings, agreements, conditions, representations or warranties.

          12.2  Effect of Supplemental Information.  Pursuant
                ----------------------------------
to Section 5.9 hereof, the parties have the obligation to supplement their respective Schedules with additional information which is discovered between the date hereof and the Closing which should have been disclosed on the Schedules hereto.

Neither the supplementation of the Schedules pursuant to such obligation nor any disclosure after the date hereof of the untruth of any representation and warranty made in this Agreement shall operate as a cure of any breach involving (a) the failure to disclose the information or (b) any untrue representation or warranty made herein. Notwithstanding the foregoing, if such supplementation (i) is consented to in writing by both parties,
(ii) with respect to a supplementation by Vail, discloses any fact or set of facts which, either singly or in the aggregate with other facts disclosed in the Schedules, does not, or is not reasonably likely to, result in a Material Adverse Change of Vail or (iii) with respect to a supplementation by Foods, does not, or is not reasonably likely to, result in additional liability for Vail in an amount in excess of $100,000 in the aggregate with all other supplemental information, such supplementation shall be deemed to cure any such untrue representation or warranty, and such representation or warranty, as supplemented, shall be deemed to have been amended accordingly.

          12.3  Choice of Law.  This Agreement shall be
                -------------
construed under and in accordance with the laws of the State of Colorado without giving effect to the conflict of laws provisions thereof.

          12.4  Venue.  Any action or legal proceedings to
                -----
enforce this Agreement or any of its terms, or for indemnification and the recovery of any Loss by a party, shall be brought and prosecuted exclusively in such court or courts located in the State of Colorado as provided by law, and the parties to this Agreement consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or in any other manner provided by Colorado law.

          12.5  Notices.  Any notice or other communication
                -------
required or permitted hereunder shall be deemed sufficiently given if sent by registered or certified mail, return receipt requested, and addressed as follows (the address for any party may be changed by giving notice thereof to the other parties):

                    If to Foods:

                    Ralston Foods, Inc.
                    800 Market Street
                    Suite 2900
                    St. Louis, Missouri  63101

                    Attn.:  Robert Lockwood, Esq.
                    Facsimile No.:  (314) 877-7748

                    If to Ralston (prior to Closing):

                    Ralston Foods, Inc.
                    800 Market Street
                    Suite 2900
                    St. Louis, Missouri  63101

                    Attn.:  Robert Lockwood, Esq.
                    Facsimile No.:  (314) 877-7748

                    If to Vail or Ralston (after the Closing):

                    Vail Resorts, Inc. (Delivery other than by
                      mail)
                    137 Benchmark Road
                    Avon, Colorado  81620

                    or

                    Vail Resorts, Inc. (Mail Delivery)
                    P.O. Box 7
                    Vail, Colorado  81658

                    Attn.:  James S. Mandel, Esq.
                    Facsimile No.:  (970) 845-2521

                    With a copy to:

                    James J. Clark, Esq.
                    Cahill Gordon & Reindel
                    80 Pine Street
                    New York, NY  10005

                    Facsimile No.:  (212) 269-5420

          12.6  Effective Date of Notice.  Any notice or
                ------------------------
communication shall be deemed to have been given on the next

Business Day if sent by Federal Express or a similar overnight delivery service, or on the third Business Day if sent by ordinary U.S. mail service.

          12.7  Amendments.  No changes, modifications,
                ----------
amendments or additions shall be valid unless made in writing and signed by or on behalf of each party.

          12.8  Gender and Number.  Where appropriate in this
                -----------------
Agreement, the masculine pronoun shall include the feminine or neuter, and the singular shall include the plural.

          12.9  Assignments.  No party hereto may assign this
                -----------
Agreement or any rights or obligations hereunder except to the extent that written authorization for such assignment is given by the other parties prior to such assignment.

          12.10  Headings and Captions.  All headings and
                 ---------------------
captions used in the Table of Contents and all section, Schedule and Exhibit headings and captions used in this Agreement are for convenience only, and shall not be construed to either limit or broaden the language of this Agreement or any particular section.

          12.11  Schedules and Exhibits.  The inclusion of
                 ----------------------
any information in any Schedule or Exhibit attached hereto shall not be deemed to be an admission or acknowledgment that such information is material to the transaction, or represents matters that are outside the ordinary course of business. The Schedules and Exhibits attached hereto are incorporated herein by reference and are made a part hereof for all purposes.

          12.12  Severability.  The invalidity or
                 ------------
unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

          12.13  Counterparts.  This Agreement may be
                 ------------
executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          12.14  Remedies.  Any forbearance or failure or
                 --------
delay in exercising any remedy hereunder shall not be deemed to be a waiver of any other remedy a party may be entitled to under this Agreement.

          12.15  Third-Party Beneficiaries.  This Agreement
                 -------------------------
is not intended to confer upon any non-party any rights or remedies hereunder. Any representation or warranty made by Foods in this Agreement is made to Vail alone, and solely for the purposes of selling the Ralston Stock, and Foods has not made and makes no representation or warranty to any person other than Vail. Any representation or warranty made by Vail in this Agreement is made to Foods alone, and solely for the purpose of purchasing the Ralston Stock, and Vail has not made and makes no representation or warranty to any person other than Foods.

          12.16  Binding Agreement.  This Agreement shall be
                 -----------------
deemed effective and legally binding upon the parties when it has been executed and delivered by all parties hereto. This
Agreement shall inure to the benefit of the parties hereto and their respective successors and assignees.

          IN WITNESS WHEREOF, the parties have executed this Agreement by an officer thereunto duly authorized, all as of the day and year first above written.

                         RALSTON FOODS, INC.



                         By: /s/ J.R. Micheletto
                            -----------------------------------
                            Name:   J.R. Micheletto
                            Title:  Vice President and Chief
                                    Financial Officer


                         RALSTON RESORTS, INC.



                         By: /s/ J.R. Micheletto
                            -----------------------------------
                            Name:   J.R. Micheletto
                            Title:  President


                         VAIL RESORTS, INC.



                         By: /s/ Andrew P. Daly
                            -----------------------------------
                            Name:   Andrew P. Daly
                            Title:  President


                         RALCORP HOLDINGS, INC. (as to
                         Sections 9.8, 10.11 and 10.12
                         only)


                         By: /s/ J.R. Micheletto
                            -----------------------------------
                            Name:   J.R. Micheletto
                            Title:  Chief Executive Officer and
                                    Chief Financial Officer

                                                        Exhibit A






                             SHAREHOLDER AGREEMENT

                                     Among

                               VAIL RESORTS, INC.

                              RALSTON FOODS, INC.

                                      AND

                           APOLLO SKI PARTNERS, L.P.



                                ----------, 1996

                      TABLE OF CONTENTS
                      -----------------

                                                             Page
                                                             ----
ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . .   1

ARTICLE II - STANDSTILL AND VOTING PROVISIONS  . . . . . . .   6
     Section 2.1.   Standstill Covenants . . . . . . . . . .   6
     Section 2.2.   Acquisition of Vail Securities . . . . .   8
     Section 2.3.   Voting of Vail Equity  . . . . . . . . .   9
     Section 2.4.   Restrictions on Certain Transactions
                      Prior to IPO . . . . . . . . . . . . .  10

ARTICLE III - TRANSFER OF VAIL EQUITY  . . . . . . . . . . .  10
     Section 3.1.   Restrictions on Transfer . . . . . . . .  10
     Section 3.2.   Exceptions to Restrictions . . . . . . .  10
     Section 3.3.   Improper Transfer  . . . . . . . . . . .  11
     Section 3.4.   Restrictive Legend . . . . . . . . . . .  12

ARTICLE IV - RIGHT OF FIRST OFFER  . . . . . . . . . . . . .  13
     Section 4.1.   Sales by Foods . . . . . . . . . . . . .  13

ARTICLE V - REGISTRATION . . . . . . . . . . . . . . . . . .  14
     Section 5.1.   Demand Registration  . . . . . . . . . .  14
     Section 5.2.   Delay of Demand Registration . . . . . .  16
     Section 5.3.   Piggyback Registration . . . . . . . . .  17
     Section 5.4.   Delay of Piggyback Registration  . . . .  18
     Section 5.5.   Holdback Agreements  . . . . . . . . . .  18
     Section 5.6.   Right to Purchase in Lieu of
                      Registration . . . . . . . . . . . . .  19

ARTICLE VI - REGISTRATION EXPENSES . . . . . . . . . . . . .  19
     Section 6.1.   Registration Expenses  . . . . . . . . .  19

ARTICLE VII - REGISTRATION PROCEDURE . . . . . . . . . . . .  20
     Section 7.1.   Shareholder Information  . . . . . . . .  20
     Section 7.2.   Compliance . . . . . . . . . . . . . . .  21
     Section 7.3.   Provision of Prospectuses  . . . . . . .  21
     Section 7.4.   Blue Sky Compliance  . . . . . . . . . .  22
     Section 7.5.   Listing of Vail Equity . . . . . . . . .  22
     Section 7.6.   Stop Orders  . . . . . . . . . . . . . .  22

ARTICLE VIII - INDEMNIFICATION AND CONTRIBUTION  . . . . . .  23
     Section 8.1.   Indemnification  . . . . . . . . . . . .  23
     Section 8.2.   Contribution . . . . . . . . . . . . . .  27

ARTICLE IX - TAKE-ALONG RIGHTS . . . . . . . . . . . . . . .  28
     Section 9.1.   Take-Along Rights  . . . . . . . . . . .  28

                                    -i-

                                                             Page
                                                             ----
ARTICLE X - INITIAL PUBLIC OFFERING  . . . . . . . . . . . .  29
     Section 10.1.  IPO Commitment . . . . . . . . . . . . .  29
     Section 10.2.  Co-Manager . . . . . . . . . . . . . . .  29
     Section 10.3.  Foods Initiated IPO  . . . . . . . . . .  30

ARTICLE XI - ADDITIONAL COVENANTS  . . . . . . . . . . . . .  30
     Section 11.1.  Maintain Listing or Quotation  . . . . .  30
     Section 11.2.  Board of Directors . . . . . . . . . . .  31
     Section 11.3.  No Inconsistent Agreements . . . . . . .  31
     Section 11.4.  Rules 144 and 144A . . . . . . . . . . .  31
     Section 11.5.  Limitations on Holdings of Foods
                      Associates . . . . . . . . . . . . . .  31

ARTICLE XII - MISCELLANEOUS  . . . . . . . . . . . . . . . .  31
     Section 12.1.  Entire Agreement . . . . . . . . . . . .  31
     Section 12.2.  Headings and Captions  . . . . . . . . .  31
     Section 12.3.  Choice of Law  . . . . . . . . . . . . .  32
     Section 12.4.  Venue  . . . . . . . . . . . . . . . . .  32
     Section 12.5.  Notices  . . . . . . . . . . . . . . . .  32
     Section 12.6.  Amendments . . . . . . . . . . . . . . .  33
     Section 12.7.  Extended Meanings  . . . . . . . . . . .  33
     Section 12.8.  Successors and Assigns . . . . . . . . .  33
     Section 12.9.  Severability . . . . . . . . . . . . . .  34
     Section 12.10. Counterparts . . . . . . . . . . . . . .  34
     Section 12.11. Remedies Cumulative  . . . . . . . . . .  34
     Section 12.12. Binding Agreement  . . . . . . . . . . .  34
     Section 12.13. Recapitalizations, Exchanges, Etc.,
                      Affecting Vail Securities  . . . . . .  34
     Section 12.14. Other Agreements . . . . . . . . . . . .  35
     Section 12.15. Termination  . . . . . . . . . . . . . .  35
     Section 12.16. Enforcement  . . . . . . . . . . . . . .  35
     Section 12.17. Confidentiality  . . . . . . . . . . . .  36
     Section 12.18. Fiduciary Accounts . . . . . . . . . . .  36

                    SHAREHOLDER AGREEMENT
                    ---------------------


          THIS SHAREHOLDER AGREEMENT, dated -----------, 1996 (the "Agreement"), is among Vail Resorts, Inc., a Delaware corporation ("Vail"), Ralston Foods, Inc., a Nevada corporation ("Foods"), and Apollo Ski Partners, L.P., a Delaware limited partnership ("Apollo") (Foods and Apollo and their respective legal representatives, successors and assigns are referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

          WHEREAS, pursuant to the Stock Purchase Agreement dated as of ----------, 1996 (the "Purchase Agreement") by and among Vail, Foods and Ralston Resorts, Inc., a Colorado corporation ("Ralston"), Vail acquired all of the outstanding shares of
capital stock of Ralston in exchange for [          ] shares of
Common Stock, par value $.01 per share, of Vail ("Vail Stock");
and

          WHEREAS, Apollo owns [    ] shares of Vail Stock and
[     ] shares of Class A Common Stock, par value $.01 per share, of Vail ("Vail Class A Stock"); and

          WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the shares of Vail Equity (as hereinafter defined).

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, each of Vail and Foods agree as follows:

                            ARTICLE I

                         DEFINITIONS
                         -----------

          As used in this Agreement, and unless the context requires a different meaning, the following terms (whether used in the singular or plural) have the meanings indicated herein. Any term used and not defined herein has the meaning set forth in the Purchase Agreement.

          "Affiliate" of a Person means any other Person that
           ---------
directly or indirectly through one or more intermediaries
Controls, is Controlled by or is under common Control with such Person.

          "Apollo" has the meaning set forth above in the
           ------
recitals to this Agreement.

          "Apollo Option Period" has the meaning set forth in
           --------------------
Section 4.1(c) of this Agreement.

          "Associate" of a Person means any of such Person's
           ---------
directors, officers, shareholders, representatives, trustees, employees, attorneys, advisors or agents.

          "Business Day" means any day other than a Saturday,
           ------------
Sunday or legal holiday for commercial banks in New York City.

          "Change of Control" means any "person" or "group"
           -----------------
(as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Apollo or one or more Affiliates of Appollo, becomes the beneficial owner of (i) more than 50% of the total outstanding Vail Securities or (ii) such number of Vail Securities which would allow such person or group to elect a majority of the Board of Directors of Vail.

          "Closing" means the closing of the transactions
           -------
contemplated by the Purchase Agreement.

          "Control" (including the terms "Controlling,"
           -------
"Controlled by" and "under common Control with") means the possession of the power, directly or indirectly, (a) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (b) to direct or cause the direction of the management and policies of or with respect to the entity or assets in question, whether through ownership of securities, by contract or otherwise.

          "Demand Notice" has the meaning set forth in
           -------------
Section 5.1(a) of this Agreement.

          "Demand Registration" has the meaning set forth in
           -------------------
Section 5.1(a) of this Agreement.

          "Discussion Period" has the meaning set forth in
           -----------------
Section 10.3(b) of this Agreement.

          "Exchange Act" means the Securities Exchange Act of
           ------------
1934, as amended, and the rules and regulations thereunder.

          "First Option" has the meaning set forth in Section
           ------------
4.1(b) of this Agreement.

          "Foods" has the meaning set forth above in the
           -----
recitals to this Agreement.

          "Foods Initiated IPO" has the meaning set forth in
           -------------------
Section 10.3(b) of this Agreement.

          "Foods Notice" has the meaning set forth in Section
           ------------
10.3(b) of this Agreement.

          "GAAP" means accounting principles which are
           ----
(a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect from time to time and (b) applied on a basis consistent with prior periods.

          "Group" means any group of Persons within the
           -----
meaning of Section 13(d)(3) of the Exchange Act.

          "IPO" means the consummation of an initial public
           ---
offering of Vail Stock pursuant to a registration statement filed with the Securities and Exchange Commission.

          "Loss" has the meaning set forth in Section
           ----
8.1(a)(i) of this Agreement.

          "Marketable Number" has the meaning set forth in
           -----------------
Section 5.1(e) of this Agreement.

          "Non-Qualified Transferee" has the meaning set
           ------------------------
forth in Section 9.1 of this Agreement.

          "Non-Requesting Shareholder" has the meaning set
           --------------------------
forth in Section 5.1(e) of this Agreement.

          "Person" means an individual, corporation,
           ------
partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Piggyback Notice" has the meaning set forth in
           ----------------
Section 5.3(a) of this Agreement.

          "Piggyback Registration" has the meaning set forth
           ----------------------
in Section 5.3(a) of this Agreement.

          "Piggyback Shareholder" has the meaning set forth
           ---------------------
in Section 5.3(a) of this Agreement.

          "Private Sale" has the meaning set forth in
           ------------
Section 2.2 of this Agreement.

          "Purchase Agreement" has the meaning set forth
           ------------------
above in the recitals to this Agreement.

          "Ralston" has the meaning set forth above in the
           -------
recitals to this Agreement.

          "Registration Statement" means any registration
           ----------------------
statement or comparable document under Section 5 of the Securities Act through which a public sale or disposition of Vail Securities may be registered other than a registration statement
(a) relating to an Employee Benefit Plan or similar plan or a business combination or (b) on any form that is not available for a secondary offering.

          "Requesting Shareholder" has the meaning set forth
           ----------------------
in Section 5.1(d) of this Agreement.

          "SEC" means the Securities and Exchange Commission
           ---
or other federal agency at the time administering the Securities
Act, the Exchange Act or any successor acts thereto.

          "Second Option" has the meaning set forth in
           -------------
Section 4.1(c) of this Agreement.

          "Section 4.1 Shares" has the meaning set forth in
           ------------------
Section 4.1(a) of this Agreement.

          "Section 5.6 Shares" has the meaning set forth in
           ------------------
Section 5.6 of this Agreement.

          "Section 9.1 Shares" has the meaning set forth in
           ------------------
Section 9.1 of this Agreement.

          "Securities Act" means the Securities Act of 1933,
           --------------
as amended, and the rules and regulations thereunder.

          "Shareholder" means Apollo or Foods and its
           -----------
permitted successors and assigns.

          "Shareholder Indemnified Party" has the meaning set
           -----------------------------
forth in Section 8.1(c) of this Agreement.

          "Transfer" with respect to all or any part of the
           --------
Vail Equity means to directly or indirectly (whether or not through an underwriter) sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, hypothecate or otherwise dispose of such Vail Equity (including without limitation the sale or disposition of an entity the primary asset of which is Vail Equity).

          "Transfer Notice" has the meaning set forth in
           ---------------
Section 4.1(a) of this Agreement.

          "Trigger Date" has the meaning set forth in Section
           ------------
10.3(a) of this Agreement.

          "Vail" has the meaning set forth above in the
           ----
recitals to this Agreement.

          "Vail Class A Stock" means the Class A Common Stock
           ------------------
of Vail, par value $.01 per share.

          "Vail Equity" means (i) shares of Vail Stock
           -----------
acquired by Foods at the Closing and any other Vail Securities owned, beneficially or of record, by Foods or any of its Affiliates at any time during the term of this Agreement and
(ii) shares of Vail Stock, Vail Class A Stock and any other Vail Securities owned, beneficially or of record, by Apollo or any of its Affiliates at any time during the term of this Agreement.

          "Vail Indemnified Party" has the meaning set forth
           ----------------------
in Section 8.1(a) of this Agreement.

          "Vail Market Price" means the average of the
           -----------------
closing sale prices of the Vail Stock being valued on the New York Stock Exchange or, if the Vail Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which the Vail Stock is listed or admitted to trading, for the twenty (20) trading days which end on the day immediately prior to the date of the Demand Notice. If the Vail Stock is not listed or admitted to trading on any national securities exchange, "Vail Market Price" means the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National

Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, for the twenty (20) trading days which end on the day immediately prior to such date or, if on any such trading day the Vail Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by two professional market makers making a market in the Vail Stock, one selected in good faith by the board of directors of Vail and the other selected in good faith by Foods. If the Vail Stock is not publicly held or so listed or publicly traded, "Vail Market Price" means the cash price at which a willing seller would sell and a willing buyer would buy such securities in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by an investment banking firm selected by agreement between Vail and Foods.

          "Vail Option Period" has the meaning set forth in
           ------------------
Section 4.1(b) of this Agreement.

          "Vail Securities" means the Vail Stock, Vail
           ---------------
Class A Stock and any other voting securities of Vail or its Affiliates, including any securities convertible into or exercisable or exchangeable for any voting securities of Vail.

          "Vail Stock" has the meaning set forth above in the
           ----------
recitals to this Agreement.

                           ARTICLE II

               STANDSTILL AND VOTING PROVISIONS
               --------------------------------

          Section 2.1  Standstill Covenants.  Unless
                       --------------------
otherwise permitted in this Agreement, Foods agrees that during the term of this Agreement, it will not, directly or indirectly:

          (a) acquire, offer to acquire, or agree to acquire by purchase or otherwise, any Vail Securities except as a result of a stock split, stock dividend or similar recapitalization by Vail;

          (b) except in the ordinary course of business, acquire, offer to acquire, or agree to acquire by purchase or otherwise, any assets of Vail;

          (c) initiate, solicit, propose, seek to effect or negotiate, alone or with any other Person, (i) any form of business combination transaction involving Vail or any

     Affiliate thereof, or (ii) any restructuring, recapitalization or similar transaction with respect to Vail or any Affiliate thereof;

          (d) initiate, solicit, propose, seek to effect, negotiate, or announce an intent to make, alone or with any other Person, any tender offer, exchange offer, merger, consolidation or share exchange for any Vail Securities, or disclose an intent, purpose, plan or proposal with respect to Vail, any of its Affiliates or any Vail Securities inconsistent with the provisions of this Agreement;

          (e)  make, or in any way participate in, any
     "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to Vail or any of its Affiliates or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) involving Vail or any of its Affiliates;

          (f) initiate, solicit or propose the approval of one or more shareholder proposals with respect to Vail or any of its Affiliates or induce or attempt to induce any other
     Person to initiate any such shareholder proposal;

          (g) form, join or in any way participate in a Group with respect to the Vail Securities;

          (h) except as expressly provided herein, seek election to or seek to place a representative on the board of directors of Vail or any of its Affiliates or seek the removal of any member of the board of directors of Vail or any of its Affiliates;

          (i) except for participation on the board of directors of Vail, act in concert with any other Person to seek to affect the management or board of directors of Vail or any of its Affiliates or the business, operations or affairs of Vail or any of its Affiliates;

          (j) call or seek to have called any meeting of the shareholders of Vail or any of its Affiliates;

          (k) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in this Agreement; or

          (l) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or advise, assist, encourage or influence any other Person to take any action with respect to any of the foregoing.

          Section 2.2  Acquisition of Vail Securities.
                       ------------------------------
Notwithstanding Section 2.1 hereof, Foods may purchase in one or more open market transactions or otherwise (including the IPO) that number of shares of Vail Securities necessary for Foods to continue to account for its investment in Vail under the equity accounting method under GAAP; provided, that in no event shall any such purchase result in the ownership by Foods and its Affiliates of Vail Securities exceeding 23.5% of the total outstanding Vail Securities. In the event that Vail proposes to register or otherwise offer any Vail Securities for sale for its own account (including the IPO) under the Securities Act (other than a registration of securities in connection with a merger, an acquisition, an exchange offer or an employee benefit plan maintained by Vail or its Affiliates or on Form S-4 or S-8 or any successor or similar form or by means of a shelf registration pursuant to Rule 415 under the Securities Act) or in a transaction exempt from registration under the Securities Act (a "Private Sale"), Vail will give written notice to Foods of its intention to do so and of Foods' rights under this Section 2.2, at least twenty (20) calendar days prior to the anticipated filing date of a Registration Statement relating to such registration (or if such transaction is a Private Sale a comparable period of time). Foods will have the right, but not the obligation, to elect to purchase shares in such offering (including the IPO), at the same price Vail is to receive for the shares to be sold for its account provided that if such offering is not the IPO Foods shall only have such purchase right if Apollo is purchasing Vail Securities in such offering, in which case the number of Vail Securities that Foods may purchase in such offering shall be equal to the number of shares proposed to be purchased by Apollo multiplied by a fraction, the numerator of which is the total number or shares of Vail Equity owned by Foods at such time and the denominator of which is the sum of the total number of shares of Vail Equity owned by Apollo and Foods at such time. In the event that the size of such offering is increased after Foods has received notice of such offering, Foods will have the right, but not the obligation, to proportionately increase its purchase of shares in such offering. Foods may exercise its purchase rights under this
Section 2.2 by notifying Vail of its election to purchase shares (which election shall be irrevocable) in such offering within ten days of receiving notice from Vail (failure by Foods to give such notice within such ten-business-day period shall be deemed an election by Foods not to purchase Vail Securities in such offering). Any purchase by Foods of Vail Securities pursuant to this Section 2.2 may not result in Foods and its Affiliates' ownership exceeding 23.5% of the total outstanding Vail Securities. Foods shall not be entitled to a Piggyback Registration with respect to any offering if it has elected to purchase Vail Securities in such offering.

          Section 2.3  Voting of Vail Equity.  Foods agrees
                       ---------------------
that during the term of this Agreement, with respect to the election of directors of Vail, each class of Vail Equity owned by Foods and its Affiliates shall be voted (i) "for" the nominees recommended by the Board of Directors of Vail, provided Vail and Apollo are in compliance with the terms of Section 11.2 of this Agreement, (ii) in accordance with the recommendation of the Board of Directors of Vail on each proposal of a security holder pursuant to Rule 14a-8 under the Exchange Act, so long as the subject matter of such proposal does not fall within the proviso hereto, and (iii) with respect to all other matters requiring a vote of the Vail Equity, "for" any proposal in the same proportion as the votes cast "for" such proposal by the holders of the Vail Securities of the same class (excluding the Vail Equity owned by Foods), and "against" any proposal in the same proportion as the votes cast "against" such proposal by the holders of each such class of Vail Securities (excluding the Vail Equity owned by Foods) and that with respect to broker non-votes and abstentions, each class of Vail Equity owned by Foods will be voted in the same proportion as votes deemed "for," "against" or "abstain," giving effect to broker non-votes and abstentions as required under the laws and rules then applicable; provided,
                                                   --------
however, that Foods shall retain the right to vote its Vail
- - - -------
Equity in any manner it sees fit with respect to any proposals for (1) the merger, consolidation or other business combination of Vail or any subsidiary of Vail with or into any other corporation, (2) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Vail and all of its subsidiaries taken together as a single business,
(3) the creation of any other class of stock with voting rights and (4) changes to the Certificate of Incorporation or Bylaws of Vail that adversely affect Foods' rights under this Agreement. The provisions of this Section 2.3 shall apply to both the casting of votes at meetings of shareholders and execution of actions by written consent.

          Section 2.4  Restrictions on Certain Transactions
                       ------------------------------------
Prior to IPO.  Prior to the IPO, Vail shall not, without the
- - - ------------
prior written approval of Foods, (1) enter into transactions with Apollo or its Affiliates that are not on an arm's-length basis (other than the continuation or extension of contracts or arrangements between Vail and Apollo and its Affiliates that are in existence as of the date of this Agreement and have heretofore been disclosed to Foods), (2) permit (a) the merger of Vail with or into any other corporation (other than a subsidiary of Vail),
(b) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Vail and all of its subsidiaries taken together as a single business, (c) the creation of any other class of stock with voting rights that materially adversely affects Foods' rights under this Agreement or (d) changes to the Certificate of Incorporation or Bylaws of Vail that adversely affect Foods' rights under this Agreement, or
(3) enter into any material business not currently conducted by Vail that is not related to the operation of ski resorts, real estate or the vacation, leisure and entertainment industries.

                           ARTICLE III

                     TRANSFER OF VAIL EQUITY
                     -----------------------

          Section 3.1  Restrictions on Transfer.  During the
                       ------------------------
term of this Agreement, Foods agrees that it will not, and it will cause each of its Affiliates who acquire Vail Equity not to, Transfer any Vail Equity, except as permitted by or in accordance with this Agreement.

          Section 3.2  Exceptions to Restrictions.  Subject
                       --------------------------
to all applicable laws, the restrictions on Transfer set forth in
Section 3.1 hereof shall not apply to any of the following:

          (a) a Transfer of some or all of the Vail Equity pro rata to all of the holders of common stock of Foods as a dividend or distribution, in redemption of the Foods Stock or pursuant to a similar transaction;

          (b) a Transfer of some or all of the Vail Equity to an Affiliate of Foods, provided that such Affiliate (i) shall agree to be bound by and subject to the provisions of this Agreement, (ii) Foods shall remain liable for the performance by such Affiliate of its obligations under this Agreement and (iii) such Affiliate shall have executed and delivered to Vail the guaranty required by
     Section 5.14 of the Purchase Agreement;

          (c) a Transfer of some or all of the Vail Equity in accordance with Section 5.1 or 5.3 of this Agreement;

          (d) a Transfer of some or all of the Vail Equity in any tender offer, self-tender, exchange offer, going private transaction or other transaction involving a Transfer which is recommended to shareholders of Vail by at least a majority of the Board of Directors of Vail;

          (e) subject to Section 4.1, a Transfer of some or all of the Vail Equity with the prior written consent of a majority of the Board of Directors of Vail;

          (f) subject to Section 4.1, a Transfer of some or all of the Vail Equity pursuant to Rule 144 of the Securities
     Act if an IPO has not been consummated by December 31, 1998;

          (g) subject to Section 4.1, a Transfer of some or all of the Vail Equity if an IPO has not been consummated by December 31, 1998 and such transferee agrees to be bound by the terms of this Agreement; and

          (h) subject to Section 4.1, a Transfer of some or all of the Vail Equity on or after the date which is 18 months after the date of this Agreement, provided that (i) the transferee agrees to be bound by and subject to the provisions of this Agreement, (ii) after giving effect to such Transfer, the transferee will not own, directly or indirectly, more than 10% of the then outstanding Vail Securities and (iii) such transferee agrees with Vail and Apollo not to thereafter purchase or otherwise acquire, directly or indirectly, any additional Vail Securities if it would result in such transferee owning, directly or indirectly, more than 10% of the then outstanding Vail Securities.

          Section 3.3  Improper Transfer.  Any attempt to
                       -----------------
Transfer any shares of Vail Equity not in accordance with this Agreement will be null and void and Vail will not give nor permit the transfer agent of Vail to give any effect to such attempted Transfer in its stock records.

          Section 3.4  Restrictive Legend.
                       ------------------

          (a) A copy of this Agreement will be filed with the Secretary of Vail and kept with the records of Vail. All certificates representing shares of Vail Equity hereafter issued to or acquired by Foods or its successors or permitted assigns, will bear the following legend (until such time as such shares are sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act) noted conspicuously on such certificates:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT ONLY, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND AN ACCEPTABLE OPINION OF COUNSEL IS DELIVERED TO VAIL RESORTS, INC. WITH REGARD TO SUCH EXEMPTION, OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH STATE SECURITIES LAWS.

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SHAREHOLDER
     AGREEMENT, DATED           , 1996.  NO TRANSFER OF THESE
     SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST VAIL RESORTS, INC.
     TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF VAIL RESORTS, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE.

          (b) Until such time as the Vail Equity has been registered pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 of the Securities Act, the certificates representing Vail Equity (including, without limitation, all certificates issued upon Transfer or in exchange or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

          (c) Vail may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the Vail Equity in order to implement the restrictions set forth in this Article III.

          (d) In the event Foods acquires any other or additional Vail Securities, Foods will submit all certificates representing such Vail Securities to Vail so that any appropriate legend or legends required by this Section 3.4 may be placed thereon.

                           ARTICLE IV

                      RIGHT OF FIRST OFFER
                      --------------------

          Section 4.1  Sales by Foods.
                       --------------

          (a)  Prior to any Transfer pursuant to Section 3.2(e),
(f), (g) and (h), Foods must first give written notice of its intent to make such Transfer (a "Transfer Notice") to Vail and Apollo setting forth the number of shares of Vail Equity (the "Section 4.1 Shares") that Foods desires to Transfer and the cash price that Foods proposes to be paid for such Section 4.1 Shares and the other terms and conditions of such proposed Transfer.

          (b) Vail shall have the right, but not the obligation, to purchase the Section 4.1 Shares (the "First Option") on the same terms and conditions as set forth in such notice, which option shall be exercised by delivering to Foods irrevocable written notice of its commitment to purchase the Section 4.1 Shares within ten business days after receipt of the Transfer Notice (the "Vail Option Period"). Failure by Vail to give such notice within such ten-business-day period shall be deemed an election by Vail not to purchase the Section 4.1 Shares.

          (c)  In the event that Vail decides not to purchase the
Section 4.1 Shares pursuant to Section 4.1(b), then Apollo will have the right, but not the obligation, to purchase the Section
4.1 Shares (the "Second Option") on the same terms and conditions as set forth in the Transfer Notice, which option shall be exercised by delivering to Foods irrevocable written notice of its commitment to purchase the Section 4.1 Shares within five business days after the termination of the Vail Option Period (the "Apollo Option Period"). Failure by Apollo to give such notice within such five-business-day period shall be deemed an election by Apollo not to purchase the Section 4.1 Shares.

          (d) Delivery of written notice by Vail or Apollo accepting the First Option or the Second Option, as the case may be, shall constitute a contract between Vail or Apollo, on the one hand, and Foods, on the other hand, for the purchase and sale of the Section 4.1 Shares on the terms and conditions set forth in the Transfer Notice. The purchase of any shares pursuant to the exercise of the First Option or the Second Option, as the case may be, shall be completed not later than 30 days following delivery of the Transfer Notice with respect to the Section 4.1 Shares, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction. In the event that neither the First Option nor the Second Option is exercised, Foods shall have the right for a period of 45 days after the termination of the Apollo Option Period to Transfer the Section 4.1 Shares at a price not less than 90% of the price contained in, and on terms and conditions no less favorable to Foods than those set forth in, the Transfer Notice; provided that the Transferee agrees to be bound by
        --------
the terms and conditions of this Agreement (unless the Transfer is pursuant to Rule 144 under the Securities Act).

                            ARTICLE V

                          REGISTRATION
                          ------------

          Section 5.1  Demand Registration.
                       -------------------

          (a) After the consummation of an IPO or at such time prior to the consummation of an IPO as is permitted by Section
10.3 with respect to a given Shareholder, upon a Shareholder's written request specifying the intended manner of disposition (including the number of shares of Vail Equity to be sold) (a "Demand Notice"), Vail will use its best efforts to prepare and file with the SEC, as expeditiously as possible, a Registration Statement on an available form for which Vail then qualifies (but not including by means of a shelf registration pursuant to Rule 415 under the Securities Act), which legal counsel for Vail deems appropriate and which is available for the sale of Vail Equity to permit an underwritten public offering of some or all of the shares of Vail Equity then held by such Shareholder and use its best efforts to cause such registration statement to become effective (a "Demand Registration").

          (b) A Demand Registration will not be deemed to have occurred until it has become effective under the Securities Act (unless a Shareholder delivers a Demand Notice and subsequently withdraws the Demand Notice, in which case such Demand Registration will be deemed to have occurred unless such Shareholder agrees to pay all reasonable out-of-pocket expenses associated with such registration actually incurred by Vail); provided, however, that if, after a Demand Registration has become effective, the offering of Vail Equity pursuant to such Demand Registration is prohibited by any stop order, injunction or other order or requirement of the SEC or other governmental agency or a court, such Demand Registration will be deemed not to have occurred (unless such prohibition on the sale of the Vail Equity is based on actions or omissions of such Shareholder, in which case such Demand Registration will be deemed to have occurred unless such Shareholder agrees to pay all reasonable out-of-pocket expenses associated with such registration actually incurred by Vail).

          (c) Vail shall only be obligated to effect one Demand Registration per Shareholder in any twelve month period under this Section 5.1; provided, however, that Vail will not be required to register the Vail Equity pursuant to a Demand Notice under this Section 5.1 if at such time (i) the shares of Vail Equity which a Shareholder is requesting to be registered pursuant to this Section 5.1 constitute less than 6.0% (or, if less, all of the shares of Vail Equity owned by such Shareholder) of the outstanding Vail Securities so requested to be registered or (ii) such Demand Notice is given within six (6) months after the effective date of any other registration of any Vail Securities under the Securities Act.

          (d) The managing underwriter will be selected by the Shareholder requesting registration pursuant to this Section 5.1 (the "Requesting Shareholder"); provided, however, that such underwriter shall be subject to the approval of Vail, which approval shall not be unreasonably withheld. In the event there is one or more co-managers, the first such co-manager shall be selected by Vail, provided that such co-manager shall be subject to the approval of the Requesting Shareholder, which approval shall not be unreasonably withheld or delayed, and all other co-managers will be selected by the Requesting Shareholder.

          (e) In connection with a Demand Registration, both the Shareholder not requesting the Demand Registration (the "Non-Requesting Shareholder") and Vail may elect to include additional shares of Vail Securities in such offering on the same terms and conditions as the Vail Equity to be sold by the Requesting Shareholder; provided, however, that if the managing underwriter(s) advises the Requesting Shareholder, the Non-Requesting Shareholder and Vail that, in its judgment, the number of shares proposed to be included in such offering exceeds the largest number of Vail Securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the "Marketable Number"), then the total number of shares to be included in such offering shall be limited as follows: (i) first, all the shares of Vail Equity that the Requesting Shareholder and the Non-Requesting Shareholder propose to sell up to the Marketable Number, allocated pro rata between the Requesting Shareholder and the Non-Requesting Shareholder on the basis of the relative number of Vail Securities that the Requesting Shareholder and the Non-Requesting Shareholder have proposed to be included in such registration, and (ii) second, all the shares of Vail Securities that Vail proposes to sell, which does not exceed the difference, if any, between the Marketable Number and that number of shares which the Requesting Shareholder and the Non-Requesting Shareholder have included pursuant to clauses (i) and (ii) above.

          Section 5.2  Delay of Demand Registration.
                       ----------------------------
Notwithstanding anything to the contrary in Article V hereof, in the event that Vail determines in its reasonable judgment that it may be advisable to delay filing a Registration Statement described in Section 5.1 hereof or to withdraw such Registration Statement if such Registration Statement has already been filed, Vail may delay filing such, or withdraw such previously filed, Registration Statement for a period of not more than ninety (90) days from the date of receipt of the request for the Demand Registration if Vail furnishes to the Requesting Shareholder a certificate signed by an executive officer of Vail stating that Vail has reasonably determined that (i) such a filing would adversely affect any proposed financing or acquisition by Vail or
(ii) such a filing would otherwise represent an undue hardship for Vail; provided, however, that Vail will, at the request of
          --------  -------
the Requesting Shareholder, file or refile, as the case may be, such Registration Statement promptly after Vail, in its reasonable judgment, determines that it is no longer advisable to delay filing or to continue the withdrawal of such Registration Statement but in no event shall the filing or re-filing of such Registration Statement be delayed more than the aforementioned ninety (90) days.

          Section 5.3  Piggyback Registration.
                       ----------------------

          (a)  Right To Include Vail Equity.
               ----------------------------

          (i) If Vail or any other Person (other than a Shareholder) at any time proposes to register any Vail Securities under the Securities Act (other than a registration of securities in connection with a merger, an acquisition, an exchange offer or an employee benefit plan maintained by Vail or its Affiliates or on Form S-4 or S-8 or any successor or similar form or by means of a shelf registration pursuant to Rule 415 under the Securities Act to permit sales of Vail Securities by employees, officers and directors of Vail), whether or not for sale for its own account, in a manner which would permit registration of the Vail Equity for sale to the public under the Securities Act, it will give written notice to each Shareholder of its intention to do so and of such Shareholder's rights under this Section 5.3(a)(i), at least twenty (20) calendar days prior to the anticipated filing date of a Registration Statement relating to such registration (a "Piggyback Notice"). Such Piggyback Notice will offer each Shareholder the opportunity to include in such Registration Statement that number of shares of Vail Equity as such Shareholder may request. Upon the written request (the "Piggyback Registration") (which request will specify the number of shares of Vail Equity intended to be disposed of by each Shareholder pursuant to such Registration Statement) of each Shareholder (the "Piggyback Shareholder") made within ten (10) calendar days after the receipt of the Piggyback Notice, Vail will use its best efforts to effect the registration under the Securities Act of all shares of Vail Equity which Vail has been so requested to register; provided, however, that each
                          --------  -------
Shareholder must sell its Vail Equity requested to be included in such registration to the underwriter(s) selected by Vail on the same terms and conditions as apply to other Persons, including Vail, and if, at any time after receiving a reply from each Shareholder to a Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration, Vail decides for any reason not to register any shares of Vail Securities, Vail will notify each Shareholder and thereupon be relieved of its obligation to register any Vail Equity in connection with such registration.

         (ii) No registration, whether or not effected under this Section 5.3(a), will relieve Vail of its obligations to effect Demand Registrations under Section 5.1 hereof.

          (b)  Priority in Piggyback Registrations.  If the
               -----------------------------------
managing underwriter advises Vail in writing that, in its opinion, the Marketable Number is less than that intended to be included in a Registration Statement, Vail will include in such Registration Statement (i) first, all of the Vail Securities Vail proposes to sell for its own account, and (ii) second, the Vail Securities requested to be included by the Shareholders and other Persons pursuant to Section 5.3(a) hereof shall be allocated pro rata among the Shareholders on the basis of the relative number of Vail Securities each Shareholder and such other Persons has requested to be included in such registration.

          Section 5.4  Delay of Piggyback Registration.
                       -------------------------------
Notwithstanding anything to the contrary in this Article V, in the event that Vail determines in its reasonable judgment that it may be advisable to delay filing a Registration Statement described in Section 5.3 hereof or to withdraw such Registration Statement if such Registration Statement has already been filed, Vail may delay filing such, or withdraw such previously filed, Registration Statement in accordance with the provisions of
Section 5.2 hereof.

          Section 5.5  Holdback Agreements.
                       -------------------

          (a) Whenever Vail effects an underwritten public offering of Vail Equity pursuant to a registration statement (including the IPO), each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Vail Securities (other than as part of such registration) during the 15 days prior to, and during the 180-day period (or such shorter period as may be requested by the lead underwriter for such offering) beginning on, the effective date of such registration statement.

          (b) In connection with underwritten public offering of Vail Equity pursuant to a registration statement under this Agreement, Vail agrees not to effect any public sale or distribution of any Vail Securities (other than as part of such registration or in connection with any employee stock option or other benefit plan or any private issuance of Vail Equity where the recipient also agrees to be bound by the hold back arrangements applicable to Vail under this Section 5.5) during the 15 days prior to, and during the 90-day period (or such shorter period as may be requested by the lead underwriter for such offering) beginning on the effective date of, such registration statement.

          Section 5.6  Right to Purchase in Lieu of Registration.
                       -----------------------------------------

          (a) Any time Vail receives a request for a Demand Registration or a Piggyback Registration from Foods, Vail shall have the option to purchase all but not less than all of the Vail Equity proposed to be disposed of in such request (the "Section
5.6 Shares") at the Vail Market Price by delivering to Foods, a notice of Vail's election to purchase the Section 5.6 Shares within seven (7) days of receipt by Vail of the request for the Demand Registration or Piggyback Registration, as the case may be, pursuant to Section 5.1 or Section 5.3(a), as the case may be.

          (b)  In the event that Vail decides not to purchase the
Section 5.6 Shares pursuant to Section 5.6(a), then Apollo will have the right, but not the obligation, to purchase the Section
5.6 Shares at the Vail Market Price by delivering to Foods a notice of Apollo's election to purchase the Section 5.6 Shares within seven (7) days of Vail deciding not to purchase the
Section 5.6 Shares.

                           ARTICLE VI

                      REGISTRATION EXPENSES
                      ---------------------

          Section 6.1  Registration Expenses.
                       ---------------------

          (a) Subject to Section 5.1(b) of this Agreement, all expenses incident to Vail's performance of or compliance with Articles V and VII of this Agreement to effect Demand
Registrations and Piggyback Registrations will be borne by Vail, including, without limitation:

          (i)  all federal registration and filing fees;

         (ii) subject to Section 7.4, fees and expenses of compliance with securities or blue sky laws; provided,
                                                  --------
     however, that Vail will in no event be obligated to pay
     -------
     the fees and disbursements of counsel for the underwriters or the Shareholders in connection with blue sky qualifications of the Vail Equity under the laws of such jurisdictions as the managing underwriter(s) may designate;

        (iii) printing, messenger, telephone and delivery expenses;

         (iv)  fees and disbursements of legal counsel for Vail;

          (v) fees and disbursements of all independent certified public accountants of Vail;

         (vi) NASD fees and disbursements of the underwriters; provided, however, that in all cases a Shareholder will
     --------  -------
     pay all costs of discounts, commissions, spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Vail Equity being sold by such Shareholder;

        (vii) fees and expenses of other Persons retained by Vail; and

       (viii) listing or quotation fees and expenses required to be made pursuant to Section 7.5 hereof in connection with the Registration Statement.

          (b) Each of Vail and the Shareholders will pay its own respective internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses of any Person, including special experts, retained by Vail or the Shareholders, respectively.

                          ARTICLE VII

                     REGISTRATION PROCEDURE
                     ----------------------

          Section 7.1  Shareholder Information.  Each
                       -----------------------
Shareholder will provide Vail with such information about such Shareholder and the intended manner of distribution of Vail Equity and otherwise cooperate with Vail and the underwriter(s) as may be necessary in the reasonable opinion of Vail to satisfy any obligation of Vail under this Agreement to register the Vail Equity under federal or state securities laws and otherwise take actions related thereto. In the event of the failure of a Shareholder to comply with the requirements of the preceding sentence Vail may delay filing such, and withdraw such previously filed, Registration Statement. Vail will file or refile, as the case may be, such Registration Statement promptly following compliance with such requirements by a Shareholder; provided, however, that a Shareholder will be
             --------  -------
responsible for any reasonable out-of-pocket costs which arise out of such non-compliance. A Shareholder will immediately notify Vail upon discovery that any information provided by such Shareholder which is included in the prospectus that is included in a Registration Statement, as then in effect, is untrue in any material respect, or omits to state any material fact required to be stated therein or to make the information stated therein not misleading in the light of the circumstances under which it is presented.

          Section 7.2  Compliance.  Each Shareholder and Vail
                       ----------
will comply with all rules and regulations of the SEC and applicable state securities or blue sky laws governing the manner of sale of securities in connection with the Transfer of any of the Vail Equity pursuant to any Registration Statement.

          Section 7.3  Provision of Prospectuses.
                       -------------------------

          (a) Vail will furnish to each Shareholder such number of copies of a summary prospectus or other prospectus, including a prospectus subject to completion in conformity with the requirements of the Securities Act, and such other documents as such Shareholder may reasonably request in writing, in order to facilitate the public sale or other disposition of the Vail Equity of each Shareholder included in a Registration Statement.

          (b) At any time when a sale or other disposition of Vail Equity pursuant to a Registration Statement is subject to a prospectus delivery requirement, Vail will notify each Shareholder of the occurrence of any event that causes the prospectus included in such Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and Vail will use its best efforts, as expeditiously as possible, to either amend the prospectus or otherwise take any actions so that use of the previous prospectus may be legally resumed. Upon receipt of such a notice, each Shareholder will immediately discontinue all sales or other dispositions of Vail Equity pursuant to the Registration Statement. Each Shareholder may resume such sales or dispositions only upon receipt of an amended prospectus or after such Shareholder is advised by Vail that the use of the previous prospectus may be legally resumed.

          Section 7.4  Blue Sky Compliance.  Vail will use
                       -------------------
its best efforts to (a) register or qualify the Vail Equity included in a Registration Statement under the securities or blue sky laws of such jurisdictions as each Shareholder reasonably requests and (b) do any and all other acts that may be reasonably necessary or advisable to enable each Shareholder to consummate the public sale or disposition of such securities in such jurisdictions; provided, however, that Vail is not required
               --------  -------
to consent to, or take any action that would subject it to, general service of process or taxation in any jurisdiction where it is not then so subject, nor qualify to do business in any jurisdiction where it is not then so qualified.

          Section 7.5  Listing of Vail Equity.  Vail will use
                       ----------------------
its best efforts to cause the Vail Equity when issued to be listed on all securities exchanges on which any securities issued by Vail are then listed, or quoted on all automated quotation systems on which any such securities of Vail are then quoted, including, without limitation, entering into appropriate customary agreements (including a listing application and indemnification agreement in customary form).

          Section 7.6  Stop Orders.  Vail will promptly
                       -----------
notify each Shareholder of (a) the receipt by Vail of any notification with respect to the issuance by the SEC of any stop order or order suspending the effectiveness of any Registration Statement covering any Vail Equity or the initiation of any proceedings for that purpose or (b) the receipt by Vail of any notification with respect to the limitation, restriction or suspension of the offer or sale of Vail Equity in any jurisdiction in which the Vail Equity was qualified to be sold, or the initiation of any proceedings for such purpose. In the event that Vail notifies each Shareholder of any such event, each Shareholder will immediately discontinue all sales or other dispositions of Vail Equity pursuant to the Registration Statement until such time that Vail notifies each Shareholder of the lifting of such stop order or similar order; provided,
                                                 --------
however, that such a stop order or similar order issued by a
- - - -------
state securities or blue sky administrator will apply only to offers and sales in such state, unless each Shareholder is advised otherwise by Vail. Vail, with the cooperation of each Shareholder, will use its best efforts to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible date.

                          ARTICLE VIII

                INDEMNIFICATION AND CONTRIBUTION
                --------------------------------

          Section 8.1  Indemnification.
                       ---------------

     (a)  Indemnification by Foods.
          ------------------------

          (i) Foods agrees to indemnify and hold harmless Vail and its Affiliates and Associates (each such Person being hereinafter referred to as a "Vail Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) (each a "Loss") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary, final or summary prospectus covering the Vail Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Vail or its representatives by or on behalf of Foods for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or such amendment or supplement thereto, or such document incorporated by reference. This indemnity will be in addition to any liability which Foods may otherwise have. Foods will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons to the same extent as provided above with respect to the indemnification of a Vail Indemnified Party.

         (ii) Foods also agrees to indemnify and hold harmless any Vail Indemnified Party to the same extent as provided in clause (i) above from and against all Losses arising out of any action or proceeding brought against any Vail Indemnified Party in connection with the distribution or proposed distribution of Vail Equity to the holders of Foods Stock; provided,
                                           --------
however, that this Section 8.1(a)(ii) shall not apply to any
- - - -------
Losses for which Vail is responsible as provided in
Section 8.1(c) of this Agreement.

        (iii) If any action or proceeding (including any governmental investigation or inquiry) is brought or asserted against a Vail Indemnified Party in respect of which indemnity may be sought from Foods, such Vail Indemnified Party will promptly notify Foods in writing of the commencement of such action and Foods shall assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that the failure
                         --------  -------
of any Vail Indemnified Party to give notice as provided
herein shall not relieve Foods of its obligations under this
Section 8.1(a) except to the extent that Foods is actually materially prejudiced by such failure to give notice. A Vail Indemnified Party shall have the right to participate in and jointly with Foods, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such Vail Indemnified Party, provided, however, that Foods will not be liable to
       --------  -------
such Vail Indemnified Party for any legal or other expenses incurred by such Vail Indemnified Party in connection therewith, unless such Vail Indemnified Party shall have been advised by counsel that a conflict of interest between such Vail Indemnified Party and Foods is likely to exist in respect of such claim.

          (b)  Indemnification by Apollo.
               -------------------------

          (i) Apollo agrees to indemnify and hold harmless each Vail Indemnified Party from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary, final or summary prospectus covering the Vail Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Vail or its representatives by or on behalf of Apollo for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or such amendment or supplement thereto, or such document incorporated by reference. This indemnity will be in addition to any liability which Apollo may otherwise have. Apollo will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons to the same extent as provided above with respect to the indemnification of a Vail Indemnified Party.

         (ii) Apollo also agrees to indemnify and hold harmless any Vail Indemnified Party to the same extent as provided in clause (i) above from and against all Losses arising out of any action or proceeding brought against any Vail Indemnified Party in connection with the distribution or proposed distribution of Vail Equity to the holders of Apollo Stock; provided,
                                            --------
however, that this Section 8.1(b)(ii) shall not apply to any
- - - -------
Losses for which Vail is responsible as provided in
Section 8.1(c) of this Agreement.

        (iii) If any action or proceeding (including any governmental investigation or inquiry) is brought or asserted against a Vail Indemnified Party in respect of which indemnity may be sought from Apollo, such Vail Indemnified Party will promptly notify Apollo in writing of the commencement of such action and Apollo shall assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that the failure
                         --------  -------
of any Vail Indemnified Party to give notice as provided
herein shall not relieve Apollo of its obligations under this
Section 8.1(b) except to the extent that Apollo is actually materially prejudiced by such failure to give notice. A Vail Indemnified Party shall have the right to participate in and jointly with Apollo, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such Vail Indemnified Party, provided, however, that Apollo will not be liable to
       --------  -------
such Vail Indemnified Party for any legal or other expenses incurred by such Vail Indemnified Party in connection therewith, unless such Vail Indemnified Party shall have been advised by counsel that a conflict of interest between such Vail Indemnified Party and Apollo is likely to exist in respect of such claim.

          (c)  Indemnification by Vail.
               -----------------------

          (i) Vail agrees to indemnify and hold harmless each Shareholder and its Affiliates and Associates (each such person being hereinafter referred to as a "Shareholder Indemnified Party") from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary, final or summary prospectus covering the Vail Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such Losses arise out of or are based solely upon any such untrue statement or omission or allegation thereof based upon written information provided by or on behalf of a Shareholder for inclusion in such Registration Statement, preliminary, final or summary prospectus, or such amendment or supplement thereto, or such document incorporated by reference; provided, however, that Vail will not be liable in any such
- - - --------  -------
case to the extent that any such Loss arises out of or is
based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (A) such Shareholder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of the Vail Equity covered by the Registration Statement to the Person asserting such Loss, and (B) the final prospectus corrected such untrue statement or omission; and provided, further, that Vail will not be liable in any
    --------  -------
such case to the extent that any such Loss arises out of or is based upon an untrue statement or omission in the final prospectus, if such untrue statement or omission is corrected in an amendment or supplement to the final prospectus and if, having previously been furnished by or on behalf of Vail with copies of the final prospectus as so amended or supplemented, such Shareholder thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of the Vail Equity to the Person asserting such Loss who purchased such Vail Equity which is the subject thereof. This indemnity will be in addition to any liability which Vail may otherwise have. Vail will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons to the same extent as provided above with respect to the indemnification of a Shareholder Indemnified Party.

         (ii) If any action or proceeding is brought against a Shareholder Indemnified Party in respect of which indemnity may be sought against such Shareholder Indemnified Party, such Shareholder Indemnified Party will promptly notify Vail in writing of the commencement of such action and Vail will assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that the failure of any Shareholder
- - - --------  -------
Indemnified Party to give notice as provided herein shall not relieve Vail of its obligations under this Section 8.1(c) except to the extent that Vail is actually materially prejudiced by such failure to give notice. A Shareholder Indemnified Party shall have the right to participate in and jointly with Vail, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such Shareholder Indemnified Party, provided,
                                                    --------
however, that Vail will not be liable to such Shareholder
- - - -------
Indemnified Party for any legal or other expenses incurred by such Shareholder Indemnified Party in connection therewith, unless such Shareholder Indemnified Party shall have been advised by counsel that a conflict of interest between such Shareholder Indemnified Party and Vail is likely to exist in respect of such claim.

          Section 8.2  Contribution.
                       ------------

          (a) If the Indemnification provided for in Section 8.1 hereof is unavailable to a Vail Indemnified Party or Shareholder Indemnified Party under Section 8.1(a), 8.1(b) or Section 8.1(c) hereof (other than by reason of the exceptions provided in Sections 8.1(a), 8.1(b) and 8.1(c)) in respect of any Losses referred to therein, then such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnified party and each parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by each party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Sections 8.1(a), 8.1(b) and 8.1(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (b) Notwithstanding the provisions of Section 8.2(a) hereof, no Person found to be guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who is not found to be guilty of such fraudulent misrepresentation.

                           ARTICLE IX

                        TAKE-ALONG RIGHTS
                        -----------------

          Section 9.1  Take-Along Rights.  Apollo may not
                       -----------------
effect a Transfer (or a series of related Transfers) of Vail Equity to one person or a related group of persons if such Transfer would result in a Change of Control of Vail (other than Transfers effected by sales of Vail Equity through underwriters in a public offering or in the securities markets generally) (the "Section 9.1 Shares") without first complying with this Section
9.1. If Apollo desires to Transfer the Section 9.1 Shares, Apollo shall give written notice (the "Take-Along Notice") to Foods stating (i) the name and address of the transferee (the "Non-Qualified Transferee") and (ii) the price and terms upon which the Non-Qualified Transferee proposes to purchase the
Section 9.1 Shares. Foods shall have the irrevocable option, but not the obligation (the "Take-Along Option"), to sell to the Non-Qualified Transferee, up to a number of shares of Vail Equity (the "Included Shares") determined in accordance with Section 9.1(a), at the price and on the terms set forth in the Take-Along Notice. The Take-Along Option shall be exercised by Foods by giving written notice to Apollo, within ten business days of receipt of the Take-Along Notice, indicating its election to exercise the Take-Along Option. Failure by Foods to give such notice within the ten business day period shall be deemed an election by Foods not to sell its shares of Vail Equity pursuant to that Take-Along Notice. The closing with respect to any sale to a Non-Qualified Transferee pursuant to this Section 9.1 shall be held at the time and place specified in the Take-Along Notice but in any event within 30 days of the date the Take-Along Notice is given; provided that if through the exercise of reasonable
          --------
efforts Apollo is unable to cause such transaction to close within 30 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of the Section 9.1 Shares by Apollo to a Non-Qualified Transferee shall be conditioned upon consummation of the sale by Foods to such Non-Qualified Transferee of the Included Shares, if any.

          (a) The number of Included Shares purchased from Foods shall be determined by multiplying the number of Shares proposed to be purchased from Apollo by a Non-Qualified Transferee by a fraction, the numerator of which is the total number of shares of Vail Equity owned by Foods and the denominator of which is the sum of the total number of shares of Vail Equity owned by Apollo and Foods.

          (b) Apollo shall arrange for payment directly by the Non-Qualified Transferee to Foods, upon delivery of the certificate or certificates representing the Included Shares duly endorsed for transfer, together with such other documents as the Non-Qualified Transferee may reasonably request. The reasonable costs and expenses incurred by Apollo and Foods in connection with a sale of shares of Vail Equity subject to this Section 9.1 shall be allocated pro rata based upon the number of shares of Vail Equity sold by each Shareholder to a Non-Qualified Transferee.

          (c) If, at end of 30 days following the date on which a Take-Along Notice was given, the sale of shares of Vail Equity by Apollo and the sale of the Included Shares, if any, have not been completed in accordance with the terms of the Non-Qualified Transferee's offer, all certificates representing the Included Shares shall be returned to Foods, and all the restrictions on Transfer contained in this Agreement with respect to shares of Vail Equity owned by Apollo shall again be in effect.

                            ARTICLE X

                     INITIAL PUBLIC OFFERING
                     -----------------------

          Section 10.1  IPO Commitment.  Vail and Apollo
                        --------------
hereby agree to use reasonable efforts to consummate the IPO as soon as possible following the Closing.

          Section 10.2  Co-Manager.  In connection with the
                        ----------
IPO (unless the IPO is effected by means of a Demand Registration by Foods), Foods shall select one of the co-managers (other than the lead manager); provided, however, that such co-manager shall
                   --------  -------
be subject to the approval of Vail, which approval shall not be unreasonably withheld.

          Section 10.3  Foods Initiated IPO.
                        -------------------

          (a) If the IPO has not been consummated on the later of (i) September 30, 1997 or (ii) nine months after the Closing
(the "Trigger Date"), Apollo, Vail and Foods agree to abide by the procedures of this Section 10.3.

          (b) Following the Trigger Date, Apollo and Foods agree to discuss in good faith for a period of 30 days (the "Discussion Period") the timing of the IPO. At the conclusion of the Discussion Period, Foods may deliver a notice to Vail within 30 days (the "Foods Notice") stating that it will request a Demand Registration unless Vail consummates the IPO within three months from the date of the Foods Notice. If at the conclusion of such three-month period the IPO has not been consummated, during the next six months Foods shall have the right to request a Demand Registration and consummate the IPO by means of such Demand Registration. If at the conclusion of such six-month period the IPO has not been consummated, Foods' right to request a Demand Registration to effect the IPO shall be suspended for a twelve-month period. If at the conclusion of such twelve-month period the IPO has not otherwise been consummated, during the next six months Foods shall again have the right to request a Demand Registration and consummate the IPO by means of such Demand Registration. If the IPO is consummated by means of a Demand Registration by Foods (the "Foods Initiated IPO"), then Foods shall select the lead manager for the Foods Initiated IPO; provided, however, that such lead manager shall be subject
- - - --------  -------
to the approval of Vail, which approval shall not be unreasonably withheld or delayed. Vail may select one co-manager in connection with a Foods Initiated IPO, subject to the approval of the lead manager for the Foods Initiated IPO, which approval shall not be unreasonably withheld or delayed.

                           ARTICLE XI

                      ADDITIONAL COVENANTS
                      --------------------

          Section 11.1  Maintain Listing or Quotation.  Vail
                        -----------------------------
hereby covenants and agrees that it shall use its best efforts to maintain its listing of Vail Securities on any securities exchanges on which Vail Securities are listed in the future pursuant to Section 7.5 hereof and to maintain its quotation of Vail Securities on any automated quotation systems on which Vail Securities are quoted in the future pursuant to Section 7.5 hereto.

          Section 11.2  Board of Directors.  Vail and the
                        ------------------
Shareholders agree to take all actions necessary to cause the Board of Directors to consist of no more than twenty directors. As long as Foods owns at least 10% of the outstanding Vail Securities, Vail and the Shareholders agree to take all actions necessary for Foods to be able to nominate and appoint two directors to the Board of Directors of Vail, including without limitation Apollo nominating and electing such directors as Class 1 directors elected by the holders of the Vail Class A Stock.

          Section 11.3  No Inconsistent Agreements.  Vail
                        --------------------------
hereby covenants and agrees that it shall not enter into any agreements governing the transfer or registration of shares of Vail Securities which would materially adversely affect Foods' rights under this Agreement without Foods' prior written consent.

          Section 11.4  Rules 144 and 144A.  Vail hereby
                        ------------------
covenants and agrees that it will use its reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and it will take such further action as Foods may reasonably request, all to the extent required from time to time to enable Foods to sell its Vail Equity (subject to the terms hereof) without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

          Section 11.5  Limitations on Holdings of Foods
                        --------------------------------
Associates.  Foods shall use its best efforts to cause its
- - - ----------
Associates and Associates of its Affiliates not to own, in the aggregate, 2% or more of the outstanding Vail Securities.

                           ARTICLE XII

                          MISCELLANEOUS
                          -------------

          Section 12.1  Entire Agreement.  This Agreement
                        ----------------
constitutes the entire agreement among the parties hereto relative to the subject matter hereof, and supersedes all prior written or oral understandings, agreements, conditions or representations.

          Section 12.2  Headings and Captions.  All headings
                        ---------------------
and captions used in this Agreement are for convenience only, and will not be construed to either limit or broaden the language of this Agreement or any particular section.

          Section 12.3  Choice of Law.  This Agreement will
                        -------------
be governed by and construed under and in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof, except that all matters relating to the internal affairs of Vail shall be governed by and construed under and in accordance with the General Corporation Law of the State of Delaware.

          Section 12.4  Venue.  Any action or legal
                        -----
proceedings to enforce this Agreement or any of its terms, or for indemnification and the recovery of losses as provided for in this Agreement by a party, may be brought and prosecuted in such court or courts located in the State of New York as provided by law, and the parties to this Agreement consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner provided by New York law.

          Section 12.5  Notices.  Any notice or other
                        -------
communication required or permitted hereunder is deemed delivered when delivered in person, when transmitted by telecopier (which will also be sent concurrently by certified or registered mail), on the next Business Day when sent by Federal Express or a similar overnight delivery service, or on the third Business Day when sent by registered or certified U.S. mail service as follows:

                    If to Foods:

                    Ralston Foods, Inc.
                    800 Market Street
                    Suite 2900
                    St. Louis, Missouri  63101

                    Attn.:  Robert W. Lockwood, Esq.
                    Facsimile No.:  (314) 877-7748

                    If to Vail:

                    Vail Resorts, Inc. (Delivery other than
                    137 Benchmark Road       mail)
                    Avon, Colorado  81620

                    Vail Resorts, Inc. (Mail Delivery)
                    Post Office Box 7
                    Vail, Colorado  81658

                    Attn.:  James S. Mandel, Esq.
                    Facsimile No.:  (970) 845-2912

                    If to Apollo:

                    1301 Avenue of the Americas
                    New York, New York  10019
                    Attn.:  Marc Rowan
                    Facsimile No.:  (212) 261-4071

                    With a copy to:

                    James J. Clark, Esq.
                    Cahill Gordon & Reindel
                    80 Pine Street
                    New York, NY  10005

                    Facsimile No.:  (212) 269-5420

The parties to this Agreement will promptly notify each other in the manner provided in this Section 12.5 of any change in their respective addresses. A notice of change of address will not be deemed to have been given until received by the addressee.

          Section 12.6  Amendments.  No changes,
                        ----------
modifications, amendments or additions will be valid unless such be made in writing and signed by or on behalf of each party.

          Section 12.7  Extended Meanings.  Words importing
                        -----------------
the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

          Section 12.8  Successors and Assigns.  This
                        ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided each of Foods and Vail shall have the right
         --------
to assign its rights and obligations under this Agreement as a whole (i) in a transaction pursuant to Section 3.2(b), (g) or (h) or (ii) to the surviving entity in a merger, consolidation, combination or other corporate transaction involving it if the surviving entity agrees in writing to be bound by the terms hereof, and Apollo shall have the right to assign its rights and obligations under this Agreement to any of its Affiliates or in a bona fide distribution of its assets following dissolution or liquidation, provided each of the distributees agrees in
             --------
writing to be bound by the terms hereof.

          Section 12.9  Severability.  The invalidity or
                        ------------
unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any term, provision, covenant or restriction in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction and the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, in order to achieve the intent of the parties to the extent possible.

          Section 12.10  Counterparts.  This Agreement may be
                         ------------
executed simultaneously in two or more counterparts, each of which is deemed an original, but all of which together constitute a single agreement, and it is not necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          Section 12.11  Remedies Cumulative.  Except as
                         -------------------
otherwise expressly limited herein, the remedies given to any party by this Agreement are in addition to all remedies under any statute or rule of law. Any forbearance or failure or delay in exercising any remedy hereunder is not deemed to be a waiver of any other remedy a party may have under this Agreement.

          Section 12.12  Binding Agreement.  This Agreement
                         -----------------
will be deemed effective and legally binding upon the parties when it has been executed and delivered by all parties hereto. This Agreement will inure to the benefit of the parties hereto and their successors and permitted assignees.

          Section 12.13  Recapitalizations, Exchanges, Etc.,
                         -----------------------------------
Affecting Vail Securities.  The provisions of this Agreement
- - - -------------------------
apply to the full extent set forth herein with respect to the Vail Equity, to any and all shares of capital stock of Vail or any successor or assign of Vail (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of or in exchange or substitution for Vail Equity and will be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          Section 12.14  Other Agreements.  Nothing contained
                         ----------------
in this Agreement will be deemed to be a waiver of, or release from, any obligations any party hereto may have under any other agreement, including, without limitation, the Purchase Agreement.

          Section 12.15  Termination.  This Agreement, and
                         -----------
all rights and obligations of each party hereto, shall terminate
(i) upon agreement of each of the Shareholders, (ii) upon the voluntary or involuntary dissolution of Vail, (iii) upon the sale of all or substantially all of the assets of Vail or upon a Change of Control of Vail, (iv) when Apollo and its Affiliates own less than 10% of the shares of Vail Equity owned by Apollo on the date of this Agreement (adjusted accordingly for any stock splits, stock dividends or similar recapitalizations by Vail after the date hereof) or (v) when Foods and its Affiliates own less than 10% of the outstanding Vail Securities. The provisions of Article VIII hereof shall survive the termination of this Agreement.

          Section 12.16  Enforcement.  Each of Vail, Apollo
                         -----------
and Foods agree that any breach of the provisions contained in this Agreement by Vail, Apollo and/or Foods would cause irreparable harm to the other and its Affiliates and therefore, notwithstanding any right of Vail, Apollo and/or Foods to recover monetary damages with respect to any such breach (a) as set forth in this Agreement or (b) at law, Vail, Apollo and Foods will each be entitled to equitable relief to enjoin any threatened or continuing breach of the other hereof and, in the event of any action for specific performance, each party shall waive the defense that a remedy at law would be adequate. If the scope of any restriction contained in this Agreement is too broad to permit enforcement to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law in the manner provided in Section 12.9 hereof. Nothing herein stated will be construed as prohibiting any party from pursuing any other remedies available to that party for a breach hereunder, including recovery of damages.

          Section 12.17  Confidentiality.  Each of Foods,
                         ---------------
Apollo and Vail acknowledges that the other would be irreparably damaged if confidential knowledge of its business and affairs were disclosed or utilized on behalf of any Person. Each of Vail, Apollo and Foods covenants and agrees not to disclose or use any such confidential information of the other unless such information has been made available to the public generally (other than in violation of this Section 12.17) or Vail, Apollo and/or Foods is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby.

          Section 12.18  Fiduciary Accounts.  Vail, Apollo
                         ------------------
and Foods each acknowledge and agree that this Agreement shall apply only to the Vail Securities owned by Foods and Apollo for its own respective account and does not apply to any Vail Securities which may be deemed to be beneficially owned or controlled by Foods or their respective Affiliates and which shares are held in fiduciary accounts in connection with any pension plans, profit sharing plans or other employee benefit plans or held in any other fiduciary accounts.

          IN WITNESS WHEREOF, the parties have executed this Agreement by an officer thereunto duly authorized, all as of the day and year first above written.


                              VAIL RESORTS, INC.



                              By:
                                   ----------------------------
                                   Name:
                                   Title:


                              RALSTON FOODS, INC.



                              By:
                                   ----------------------------
                                   Name:
                                   Title:


                              APOLLO SKI PARTNERS, L.P.



                              By:
                                   ----------------------------
                                   Name:
                                   Authorized Signatory